Exhibit 4.1


            THIS INDENTURE, dated as of December 1, 1998 (as amended or supplemented from time to time as permitted hereby, this "Indenture"), is between RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2, a Delaware business trust (together with its permitted successors and assigns, the "Issuer") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its permitted successors in the trusts hereunder, the "Indenture Trustee").

                              PRELIMINARY STATEMENT

            The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Asset-Backed Notes, Series 1998-2 (the "Notes"), issuable in two Classes as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes and the Note Insurer. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 GRANTING CLAUSE

            The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Notes and the Note Insurer, without recourse but subject to the terms and provisions of this Agreement, all of the Issuer's right, title and interest in and to (a) the Initial Mortgage Loans, the Additional Mortgage Loans (as from time to time may be Granted by the Issuer) and all Qualified Replacement Mortgage Loans (as from time to time may be Granted by the Issuer) (including property that secures a Mortgage Loan that becomes an REO Property), including the related Mortgage Files delivered or to be delivered to the Indenture Trustee pursuant to the Depositor Sale Agreement, all payments of principal and interest due after the applicable Cut-off Date for each Mortgage Loan and all other proceeds received in respect of such Mortgage Loans, (b) the MBIA Insurance Policy, (c) the Servicing Agreement, (d) Sections 2, 3, 4, 7, 10 and 13 of the Company Sale Agreement, (e) Sections 2, 3, 4, 7, 10 and 13 of the Depositor Sale Agreement, (f) Sections 2, 3, 4, 7, 10 and 13 of the Funding Co. Sale Agreement, (g) Sections 2, 3, 4, 5, 6, 7, 10, 11, 14 and 17 of the Loan Contribution Agreement, (h) the Insurance Policies, (i) all cash, instruments or other property held or required to be deposited in the Collection Account, the Note Accounts, the Pre-Funding Accounts, the Reserve Account and the Interest Coverage Accounts, including all investments made with funds in such accounts (but not including any income on funds deposited in, or earnings on, investments made with funds deposited in, the Collection Account, which income shall belong to and be for the account of the Servicer, and not including any income on funds deposited in, or earnings on investments made with funds deposited in the Note Accounts, which income shall belong to and be for the account of the Issuer, and not including any income on funds deposited in, or earnings on investments made with funds deposited in, the Pre-Funding Accounts, which income shall belong to and be for the account of the Issuer) and (j) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other

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Note by reason of difference in time of issuance or otherwise, and for the benefit of the Note Insurer to secure (x) the payment of all amounts due on the Notes in accordance with their terms, (y) the payment of all other sums payable under this Indenture and (z) compliance with the provisions of this Indenture, all as provided in this Indenture.

            The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required in order that, and for the purpose that, the interests of the Holders of the Notes may be adequately and effectively protected. The Indenture Trustee agrees that it will hold the MBIA Insurance Policy in trust and that it will hold any proceeds of any claim upon the MBIA Insurance Policy, solely for the use and benefit of the Noteholders in accordance with the terms hereof and the MBIA Insurance Policy.

            In connection with the Grant set forth above, the Issuer does hereby deliver to, and deposit with the Custodian as the agent of the Indenture Trustee, the Mortgage Files.

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.01. GENERAL DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, including the Preliminary Statement and the Granting Clause, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Indenture Trustee or of which the Indenture Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Indenture Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d).

            "A Risk Mortgage Loans": Mortgage Loans graded in the "A" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "A- Risk Mortgage Loans": Mortgage Loans graded in the "A-" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "Accountant": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

            "Act": With respect to any Noteholder, as defined in Section 11.03.

            "Addition Notice": With respect to the transfer of Additional Mortgage Loans to the Trust Estate pursuant to Section 2.14 of this Indenture, a notice, which shall be given prior to the related Additional Transfer Date, of the Issuer's designation of Additional Mortgage Loans being Granted to the Indenture Trustee for inclusion in the Trust Estate.

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            "Additional Cut-off Date": With respect to any Additional Mortgage
Loan which is transferred and assigned to the Indenture Trustee pursuant to an Additional Transfer Instrument, the close of business on the related Additional Transfer Date.

            "Additional Mortgage Loans": The Mortgage Loans Granted by the Issuer to the Indenture Trustee pursuant to Section 2.14, such Mortgage Loans being identified on the related Mortgage Loan Schedules attached to the related Additional Transfer Instruments.

            "Additional Transfer Date": Each date on which an Additional Mortgage Loan is Granted to the Indenture Trustee, none of which dates shall be later than March 11, 1999.

            "Additional Transfer Instrument": Each Additional Transfer Instrument dated as of an Additional Transfer Date executed by the Indenture Trustee and the Issuer substantially in the form of Exhibit E to the Custodial Agreement, by which Additional Mortgage Loans are Granted to the Indenture Trustee.

            "Adjustable-Rate Mortgage Loan": A Mortgage Loan, with respect to which the Coupon Rate adjusts from time-to-time as provided in the related Mortgage Note and designated as an adjustable-rate Mortgage Loan on the Mortgage Loan Schedule.

            "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each Adjustment Date, which is the first day of the month in which the Coupon Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

            "Administrative Fee Amount": For each Group and any Payment Date, the sum of the related Servicing Fee, the related Indenture Trustee's Fee and the Note Insurer Premium and allocable to such Group, each relating to such Payment Date.

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": Any Note Registrar, Paying Agent, Authenticating Agent or Custodian.

            "Aggregate Scheduled Principal Balance": On any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans and REO Properties in Group I, Group II or the Trust Estate, as applicable on such date.

            "Aggregate Stated Principal Balance": On any date of determination, the aggregate of the Stated Principal Balances of the Mortgage Loans and REO Properties in Group I, Group II or the Trust Estate, as applicable on such date.

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            "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

            "Authenticating Agent": The Person, if any, appointed as Authenticating Agent by the Issuer pursuant to Section 6.14, until any successor Authenticating Agent for the Notes is named, and thereafter "Authenticating Agent" shall mean such successor. The initial Authenticating Agent shall be the Indenture Trustee. Any Authenticating Agent other than the Indenture Trustee shall sign an instrument under which it agrees to be bound by all of the terms of this Indenture applicable to the Authenticating Agent.

            "Authorized Officer": With respect to the Indenture Trustee, any Responsible Officer in the case of the Owner Trustee, the President, any Vice President, Financial Services Officer or Trust Officer, or any other officer or employee of the Owner Trustee who has been authorized by the Owner Trustee's board of directors or by-laws to act for the Owner Trustee with respect to the Issuer, and with respect to any other Person, the Chairman, Chief Operating Officer, President or any Vice President of such Person.

            "Available Funds": With respect to a Group and any Payment Date, the sum of the amounts described in clauses (a) through (h) below, together with amounts from the Reserve Account for the benefit of such Group on such Payment Date, less (i) the Administrative Fee Amount for such Group in respect of such Payment Date, (ii) P&I Advances and Servicing Advances for such Group previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan in such Group and reimbursed from the related Liquidation Proceeds) with respect to the related Collection Period to the extent permitted by the Servicing Agreement, (iii) the aggregate amounts (A) deposited into the Collection Account or Note Account and allocable to the related Group that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction, (iv) any Stayed Funds and , (v) any amounts reimbursable to the Indenture Trustee to the extent appointed as successor servicer for an advance made pursuant to Section 5.02(b) of the Servicing Agreement, which advance the Indenture Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made (without duplication of any such amount not constituting a portion of Remittable Funds).

            (a) all scheduled payments of interest received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other interest payments on or in respect of the Mortgage Loans in such Group received by or on behalf of the Servicer during the related Collection Period (including Payments Ahead that are allocable to interest for the related Due Period), net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus any Compensating Interest Payments made by the Servicer in respect of the

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      related Mortgage Loans and any net income from related REO Properties for such Collection Period;

            (b) all scheduled payments of principal received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period (including Payments Ahead that are allocable as principal for the related Due Period) in respect of the related Mortgage Loans;

            (c) the aggregate of any related Insurance Proceeds collected by the Servicer during the related Collection Period with respect to Mortgaged Property securing a Mortgage Loan in such Group;

            (d) the aggregate of any related Net Liquidation Proceeds collected by the Servicer during the related Collection Period with respect to Mortgaged Property securing a Mortgage Loan in such Group;

            (e) the aggregate of the Purchase Prices received with respect to Mortgaged Property securing a Mortgage Loan in such Group that are required or permitted to be repurchased, released, removed or substituted by any of RBMG, Funding Co., the Company, the Depositor or the Issuer during or in respect of the related Collection Period, to the extent such amounts are received by the Indenture Trustee on or before the related Servicer Remittance Date;

            (f) the amount of any P&I Advances with respect to such Group made by the Servicer for such Payment Date;

            (g) the aggregate of amounts deposited in the related Note Account during such Collection Period in connection with redemption of the Notes pursuant to Article X; and

            (h) with respect to each Group and the January 1999, February 1999 and March 1999 Payment Dates only, the amount applied by the Indenture Trustee from funds on deposit in the Interest Coverage Account with respect to each Group to cover shortfalls in the amount of Note Interest and Note Insurer Premium due on such Payment Date.

            "Available Funds Cap Rate": For a Class of Notes and any Payment Date is a rate per annum equal to a fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the Aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans and REO Properties in the related Group multiplied by the weighted average of the Expense Adjusted Coupon Rates on the then outstanding Mortgage Loans and REO Properties in the related Group minus (B) the amount of the Note Insurer Premium allocable to the related Group for such Payment Date, and the denominator of which is (ii) an amount equal to (x) the Note Balance of the related Class on such Payment Date multiplied by (y) the actual number of days elapsed in the related Interest Period divided by 360.

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            "Available Funds Cap Rate Carry Forward Amount": For a Class of
Notes and any Payment Date for which the related Note Interest Rate was equal to the related Available Funds Cap Rate, the difference between the amount of Note Interest that would have accrued had the related Note Interest Rate equaled the related Note Formula Rate, minus the amount of Note Interest that did accrue for such Class and Payment Date, plus interest accrued on such difference from such Payment Date at the related Note Interest Rate for each successive Interest Period to but excluding the Payment Date on which such amount, with interest, is paid in full.

            "B Risk Mortgage Loans": Mortgage Loans graded in the "B" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "B- Risk Mortgage Loans": Mortgage Loans graded in the "B-" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

            "Basic Documents": This Agreement, the Trust Agreement, the Servicing Agreement, the Company Sale Agreement, the Funding Co. Sale Agreement, the Depositor Sale Agreement, the Sub-Servicing Agreement, the Management Agreement, the Loan Contribution Agreement, the Custodial Agreement, the Insurance Agreement and the Indemnification Agreement.

            "Beneficial Owner": With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Clearing Agency for the Notes or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Best Efforts": Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, in its reasonable discretion. Such efforts do not require such Person to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require such Person to advance or expend fees or sums of money in addition to those specifically set forth in this Indenture and the Servicing Agreement.

            "Book-Entry Notes": Any Notes registered in the name of the Clearing Agency or its nominee, ownership of which is reflected on the books of the Clearing Agency or on the books of a person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency).

            "Book-Entry Custodian": The custodian appointed pursuant to Section
2.12 (c)

            "Book-Entry Termination": The time at which the book-entry registration of the Book-Entry Notes shall terminate, as specified in Section 2.13.

            "Business Day": Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Nevada, the State of New York, the State of New Jersey, the State of South Carolina, the State of Delaware, or the city in which the Corporate

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Trust Office of the Indenture Trustee or in which the Note Insurer's principal office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

            "C Risk Mortgage Loans": Mortgage Loans graded in the "C" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs, and any consumer debt of the borrower that was paid at closing.

            "Cedel": Cedel, Societe anonyme.

            "Certificate": As defined in the Trust Agreement.

            "Certificate Distribution Account": As defined in the Trust
Agreement.

            "Certificateholders": As defined in the Trust Agreement.

            "Class": The Class A-1 Notes or the Class A-2 Notes as applicable.

            "Class A-1 Aggregate O/C Surplus Amount": As defined in Section 8.18(c)(i) of this Indenture.

            "Class A-1 Available Funds": Available Funds with respect to the Class A-1 Notes.

            "Class A-1 Available Funds Cap Rate Carry-Forward Amount": The Available Funds Cap Rate Carry-Forward Amount with respect to the Class A-1 Notes.

            "Class A-1 Cash O/C Amount": As defined in Section 8.18 (a) of this Indenture.

            "Class A-1 Monthly Principal Available": The Monthly Principal Available with respect to the Class A-1 Notes.

            "Class A-1 Noteholder":  A Holder of a Class A-1 Note.

            "Class A-1 Note Interest": The Note Interest payable with respect to the Class A-1 Notes.

            "Class A-1 Notes": The RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset Backed Notes, Series 1998-2, Class A-1.

            "Class A-1 Overcollateralization Amount": The Overcollateralization Amount with respect to the Class A-1 Notes.

            "Class A-1 Overcollateralization Deficit": The Overcollateralization Deficit with respect to the Class A-1 Notes.

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            "Class A-1 Overcollateralization Surplus": As defined in Section
8.18(d)(i) of this Indenture.

            "Class A-1 Required Overcollateralization Amount": The Required Overcollateralization Amount with respect to the Class A-1 Notes.

            "Class A-2 Aggregate O/C Surplus Amount": As defined in Section 8.18(c)(ii) of this Indenture.

            "Class A-2 Available Funds": Available Funds with respect to the Class A-2 Notes.

            "Class A-2 Available Funds Cap Rate Carry-Forward Amount": The Available Funds Cap Rate Carry-Forward Amount with respect to the Class A-2 Notes.

            "Class A-2 Cash O/C Amount": As defined in Section 8.18 (a) of this Indenture.

            "Class A-2 Monthly Principal Available": The Monthly Principal Available with respect to the Class A-2 Notes.

            "Class A-2 Noteholder": A Holder of a Class A-2 Note.

            "Class A-2 Note Interest": The Note Interest payable with respect to the Class A-2 Notes.

            "Class A-2 Notes": The RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset Backed Notes, Series 1998-2, Class A-2.

            "Class A-2 Overcollateralization Amount": The Overcollateralization Amount with respect to the Class A-2 Notes.

            "Class A-2 Overcollateralization Deficit": The Overcollateralization Deficit with respect to the Class A-2 Notes.

            "Class A-2 Overcollateralization Surplus": As defined in Section 8.18(d)(ii) of this Indenture.

            "Class A-2 Required Overcollateralization Amount": The Required Overcollateralization Amount with respect to the Class A-2 Notes.

            "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company, the nominee of which is Cede & Co.

            "Clearing Agency Participants": The entities for whom the Clearing Agency will maintain book-entry records of ownership and transfer of Book-Entry Notes, which may include

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securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

            "Closing Date": December 11, 1998, the date of initial issuance of the Notes.

            "Code": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, as successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

            "Collection Account":  As defined in the Servicing Agreement.

            "Collection Period": With respect to each Class of Notes and any Payment Date and any Mortgage Loan, the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date after a Mortgage Loan constitutes part of the Trust Estate, the period beginning on the day following the applicable Cut-off Date for such Mortgage Loan through and including the last day of the month prior to the month in which such Payment Date occurs).

            "Commission": The Securities and Exchange Commission, as from time to time constituted, or if at any time such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "Company": RBMG Asset Management Company, Inc., a Nevada corporation, or its successor in interest.

            "Company Sale Agreement": That certain Loan Sale Agreement, dated as of December 1, 1998, between Funding Co. and the Company pursuant to which the Mortgage Loans will be acquired from the Company by Funding Co.

            "Compensating Interest Payments": As defined in the Servicing Agreement.

            "Corporate Trust Office": The principal office of the Indenture Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, 12th Floor, New York, New York 10268 or such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer, the Servicer and the Note Insurer.

            "Coupon Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Mortgage Loan other than an Adjustable-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Coupon Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan, (A) as of any date of determination until the first Adjustment Date following the applicable Cut-off Date, shall be the rate set forth in the Mortgage Loan Schedule as the Coupon Rate in effect immediately following the applicable Cut-

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off Date and (B), as of any date of determination thereafter, shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; PROVIDED that the Coupon Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of
(i) the sum of the Coupon Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Rate, and shall never be less than the greater of (x) the Coupon Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(y) the related Minimum Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

            "Crossover Amount": With respect to a Class of Notes and any Payment Date, the amount withdrawn from the Note Account for the other Class and deposited to the Note Account with respect to the first Class, pursuant to clauses (i), (iii) and (iv) of Section 8.02(c) hereof on such Payment Date.

            "Cumulative Insured Payments": As of any time of determination, the aggregate amount of all Insured Payments previously made by the Note Insurer under the MBIA Insurance Policy plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus the sum of all payments previously made to the
Note Insurer pursuant to Section 8.02 hereof as reimbursement for such amounts.

            "Custodial Agreement": The agreement between the Indenture Trustee and a Custodian appointed pursuant to Section 8.15 and one or more other parties. As of the Closing Date, the Custodial Agreement, is that certain Custodial Agreement, dated as of December 1, 1998, among the Issuer, the Indenture Trustee, LaSalle National Bank, as Custodian, and the Servicer, as may be amended from time to time.

            "Custodian": A Person who is at any time appointed by the Indenture Trustee pursuant to Section 8.15 as a document custodian for the Mortgage Files, which Person shall not be the Issuer or an Affiliate of the Issuer. As of the Closing Date, the Custodian is LaSalle National Bank, having an address at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

            "Cut-off Date": With respect to an Initial Mortgage Loan, the Initial Cut-off Date, with respect to an Additional Mortgage Loan, the related Additional Cut-off Date, and with respect to the Qualified Substitute Mortgage Loans, their respective dates of substitution.

            "Cut-off Date Mortgage Loan": Any Initial Mortgage Loan.

            "D Risk Mortgage Loans": Mortgage Loans graded in the "D" risk category under the RBMG Guidelines, as more fully described in the Prospectus Supplement.

            "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

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            "Defective Mortgage Loan": Any Mortgage Loan that is required to be repurchased or substituted by the Issuer, the Company, Funding Co., the Depositor or RBMG.

            "Deficiency Event": The inability of the Indenture Trustee to remit the Insured Payment on any Payment Date due to a shortage of funds for such purpose then held in the Note Account and the failure of the Note Insurer to pay in full a claim made in accordance with the MBIA Insurance Policy with respect to such Payment Date.

            "Deficient Valuation": As defined in the Servicing Agreement.

            "Definitive Notes": Notes other than Book-Entry Notes.

            "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

            "Delinquency Amount": As of any Payment Date, the product of the Delinquency Percentage and the Aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the related Group as of the Determination Date relating to such Payment Date.

            "Delinquency Loss Factor": With respect to each Group and as of any Payment Date, the sum of (i) the Aggregate Stated Principal Balance of all Mortgage Loans in such Group 30-59 days delinquent multiplied by 10.75%, (ii) the Aggregate Stated Principal Balance of all Mortgage Loans in such Group 60-89 days delinquent multiplied by 21.50% and (iii) the Aggregate Stated Principal Balance of all Mortgage Loans in such Group 90 or more days delinquent multiplied by 43%.

            "Delinquency Percentage": With respect to each Group and any Payment Date, the fraction expressed as a percentage, the numerator of which is (x) the sum of the aggregate Stated Principal Balance of (i) all related Mortgage Loans 90 or more days delinquent on a contractual basis (including those in bankruptcy) plus (ii) related Mortgage Loans in foreclosure, plus all Mortgage Loans purchased pursuant to Section 2.15(c) of the Servicing Agreement for so long as such related Mortgage Loans are 90 days delinquent plus (iv) related Mortgage Loans converted to REO Properties, and the denominator of which is (y) the then Aggregate Stated Principal Balance of the related Mortgage Loans.

            "Depositor": Residential Asset Funding Corporation, a North Carolina corporation, and its successors and permitted assigns.

            "Depositor Sale Agreement": That certain Loan Sale Agreement, dated as of December 1, 1998, between the Depositor and the Issuer, pursuant to which the Mortgage Loans will be acquired from the Depositor by the Issuer for inclusion in the Trust Estate.

            "Determination Date": As to any Payment Date, the fifteenth (15th) day of the month in which such Payment Date occurs, or if such fifteenth day is not a Business Day, the immediately preceding Business Day.

            "Due Date": With respect to each Payment Date, the first day of the calendar month in which such Payment Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            "Due Period": With respect to any Payment Date, the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date after a Mortgage Loan constitutes part of the Trust Estate, commencing the day following the applicable Cut-off Date for such Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

            "Eligible Account": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term unsecured debt obligations of which shall be rated "AA" or better by Standard & Poor's and "Aa2" or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Note Insurer or (B) a segregated account maintained with the trust department of a federal or state chartered depository institution or trust company acceptable to each Rating Agency and the Note Insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity, the long-term unsecured debt obligations of which shall be rated "Baa3" or better by Moody's or (C) a segregated account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that the Noteholders will have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

            "Euroclear": Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

            "Event of Default":  As defined in Section 5.01.

            "Excess Cash": With respect to a Group and any Payment Date, the amount, if any, by which Available Funds for such Group and Payment Date exceed the sum of (i) any amounts payable to the Note Insurer for Insured Payments with respect to either Group paid on prior Payment Dates and not yet reimbursed and for any unpaid Note Insurer Premiums for such Group on prior Payment Dates (in each case with interest thereon at the "Late Payment Rate" (as defined in the Insurance Agreement)) (and to the extent not covered by Available Funds for the other Group, such amounts with respect to the other Group), (ii) the Note Interest for the related Class and Payment Date (and to the extent not covered by Available Funds for the other Group, the available portion of such amounts with respect to the other Group), (iii) an amount equal to the Overcollateralization Deficit for the other Class, and (iv) the Monthly Principal for the related Class and Payment Date.

            "Excess Cash Payment": As defined in clause fourth of Section
8.02(c).

            "Expense Adjusted Coupon Rate": With respect to any Mortgage Loan, the then applicable Coupon Rate thereon minus the sum of (i) the Minimum Spread and (ii) the Servicing Fee Rate.

            "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

            "Final Certification": A certification as to the completeness of each Mortgage File provided by the Indenture Trustee, or a Custodian on its behalf, on or before the 270th day after the Closing Date pursuant to Section 6.15(b) hereof and Section 6(b) of the Custodial Agreement substantially in the form of Exhibit B-2 to the Custodial Agreement.

            "Final Maturity Date": The Payment Date in April 2030.

            "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

            "FNMA": The Federal National Mortgage Association or any successor thereto.

            "Full Prepayment": With respect to any Mortgage Loan, when any one of the following occurs: (i) payment is made by the Mortgagor to the Servicer of 100% of the outstanding principal balance of such Mortgage Loan, together with all accrued and unpaid interest thereon at the Coupon Rate on such Mortgage Loan, (ii) payment is made to the Indenture Trustee of the Purchase Price of such Mortgage Loan in connection with the purchase of such Mortgage Loan by RBMG, the Company, the Depositor, Funding Co. or the Servicer or (iii) payment is made to the Servicer of all Insurance Proceeds and Liquidation Proceeds, and other payments, if any, that have been determined by the Servicer in accordance with the provisions of the Servicing Agreement to be finally recoverable, in the Servicer's reasonable judgment, in respect of such Mortgage Loan.

            "Funding Co. ": RBMG Funding Co., a Nevada corporation.

            "Funding Co. Sale Agreement": That certain Loan Sale Agreement, dated as of December 1, 1998, between the Depositor and Funding Co., pursuant to which the Mortgage Loans will be acquired from Funding Co. by the Depositor.

            "Funding Period": The period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the Pre-Funding Account is zero or (b) the close of business on March 11, 1998.

            "Grant": To assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and related Mortgage Files, a Permitted Investment, the Servicing Agreement, the Company Sale Agreement, the Funding Co. Sale Agreement, the Loan Contribution Agreement, an Insurance Policy or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder (except as otherwise specified in the Granting Clause), including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

            "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Coupon Rate for such Mortgage Loan.

            "Group":  Group I or Group II, as the case may be.

            "Group I": The group of Mortgage Loans pledged to the Indenture Trustee and assigned to Group I, as reflected on the Mortgage Loan Schedule.

            "Group I Initial Mortgage Loan": The Group I Mortgage Loans as of the close of business on the Initial Cut-Off Date.

            "Group I Mortgage Loans":  The Mortgage Loans assigned to Group I.

            "Group II": The group of Mortgage Loans pledged to the Indenture Trustee and assigned to Group II, as reflected on the Mortgage Loan Schedule.

            "Group II Initial Mortgage Loan": The Group II Mortgage Loans as of the close of business on the Initial Cut-Off Date.

            "Group II Mortgage Loans":  The Mortgage Loans assigned to Group II.

            "Group I Original Pre-Funding Amount": The amount deposited by the Issuer in the related Pre-Funding Account on the Closing Date, which amount is $26,756,291.05.

            "Group II Original Pre-Funding Amount": The amount deposited by the Issuer in the related Pre-Funding Account on the Closing Date, which amount is $15,488,838.26.

            "Highest Lawful Rate": As defined in Section 11.19.

            "Indenture": This Indenture, dated as of December 1, 1998, between the Issuer and the Indenture Trustee, as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

            "Indenture Trustee": The Bank of New York, a New York banking corporation, and any Person resulting from or surviving any consolidation or merger to which it may be a party until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Person.

            "Indenture Trustee's Fee": With respect to each Class of Notes, the Indenture Trustee's monthly fee, equal to 1/12th of 0.015% of the Aggregate Stated Principal Balance of the Mortgage Loans in the related Group as of the first day of the related Due Period.

            "Independent": When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company, the Servicer and any other obligor upon the Notes, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company, the Servicer or in any such other obligor or in an Affiliate of the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company, the Servicer or such other obligor, and (iii) is not connected with the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company, the Servicer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, RBMG, Funding Co., the Sub-Servicer, the Company or the Servicer or any Affiliate thereof, as the case may be. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

            "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

            "Individual Note": A Note of an original principal amount of $1,000 (PROVIDED, HOWEVER, one Note may be less than that amount); a Note of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such original principal amount by $1,000.

            "Initial Certification": A certification as to the completeness of each Mortgage File provided by the Indenture Trustee, or a Custodian on its behalf, on the Closing Date or each Additional Transfer Date pursuant to Section 6.15(a) hereof and Section 6(a) of the Custodial Agreement, substantially in the form of Exhibit B-1 to the Custodial Agreement.

            "Initial Cut-off Date": For any Initial Mortgage Loan, December 1, 1998.

            "Initial Mortgage Loans": The Mortgage Loans listed on the Mortgage Loan Schedule annexed hereto as Schedule I and identified therein as "Initial".

            "Indemnification Agreement": As defined in the Insurance Agreement.

            "Insurance Agreement": The Insurance Agreement, dated as of December 1, 1998, among the Note Insurer, the Issuer, the Servicer, the Sub-Servicer, the Company, the Depositor, First Union Corporation, Funding Co., RBMG and the Indenture Trustee, as may be amended from time to time.

            "Insurance Policies": All insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Indenture Trustee has any interest therein.

            "Insurance Proceeds":  As defined in the Servicing Agreement.

            "Insured Payments": As to any Payment Date, and with respect to either Class of Notes, the amount required to be paid by the Note Insurer under the MBIA Insurance Policy pursuant to a Notice of Claim presented by the Indenture Trustee (in the manner described in Section 8.05). The Insured Payment for a Class of Notes is (a) for any Payment Date, the sum of (i) the Note Interest for the related Class for such Payment Date minus the Total Available Funds for the related Class for such Payment Date; (ii) the then existing Overcollateralization Deficit for the related Class, if any (after application of the Total Available Funds for the related Class for such Payment Date to reduce the Note Balance for the related Class on such Payment Date) and (b) any shortfall in the amount required to pay a Preference Amount for the related Class from any source other than the MBIA Insurance Policy.

            "Interest Coverage Account": The account, which shall be an Eligible Account, established and maintained pursuant to Section 8.04 and entitled "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset-Backed Notes, Series 1998-2, Class A-1 Interest Coverage Account" or "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset-Backed Notes, Series 1998-2, Class A-2 Interest Coverage Account" on behalf of the Noteholders of the related Class of Notes and the Note Insurer.

            "Interest Coverage Amount": The amount deposited by the Issuer in the Interest Coverage Account on the Closing Date, which amount is $477,145.57 with respect to the Class A-1 Notes and $ 289,027.31 with respect to the Class A-2 Notes.

            "Interest Determination Date": With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

            "Interest Period": With respect to the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the Payment Date in January 1999 and, as to any subsequent Payment Date, the period beginning on the immediately preceding Payment Date and ending on the day prior to the related Payment Date.

            "Interim Certification": A certification as to the completeness of each Mortgage File provided by the Indenture Trustee, or a Custodian on its behalf, pursuant to Section 6.15(b) hereof and Section 6(b) of the Custodial Agreement substantially in the form of Exhibit B-2 to the Custodial Agreement.

            "Issuer": RBMG Funding Co. Mortgage Loan Trust 1998-2, a Delaware business trust.

            "Issuer Order" and "Issuer Request": A written order or request of the Issuer signed on behalf of the Issuer by an Authorized Officer of the Owner Trustee and delivered to the Indenture Trustee or the Authenticating Agent, as applicable.

            "Letter Agreement": The Letter of Representations to The Depository Trust Company from the Indenture Trustee and the Issuer dated December 11, 1998.

            "Liquidated Mortgage Loan": As defined in the Servicing Agreement.

            "Liquidation Date": With respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds, Insurance Proceeds or other payments with respect to such Mortgage Loan.

            "Liquidation Event":  As defined in the Servicing Agreement.

            "Liquidation Proceeds":  As defined in the Servicing Agreement.

            "Loan Contribution Agreement": That certain Loan Contribution Agreement, dated as of December 1, 1998, between the Company and RBMG, pursuant to which the Mortgage Loans will be acquired from RBMG by the Company.

            "Loan-To-Value Ratio": With respect to any Mortgage Loan as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan as of such date and the denominator of which is the Value of the related Mortgaged Property.

            "London Business Day": A Business Day on which banks are open for dealing in foreign currency and exchange in London and New York City.

            "Majority Certificateholder": The holder of the majority interest in the Certificate, which as of the Closing Date is Funding Co.

            "Management Agreement": That certain Management Agreement, dated as of December 1, 1998, among the Issuer, the Manager and RBMG Asset Management Company, Inc., as may be amended from time to time.

            "Manager": Resource Bancshares Mortgage Group, Inc., a Delaware corporation, its successors and permitted assigns.

            "Maturity": With respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

            "Maximum Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Coupon Rate thereunder.

            "MBIA Insurance Policy": The financial guaranty insurance policy (No. 28167), dated December 11, 1998, issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders, pursuant to which the Note Insurer guarantees payment of Insured Payments.

            "MBIA Payment Default": Failure and continued failure by the Note Insurer to make an Insured Payment required under the MBIA Insurance Policy in accordance with its terms.

            "Minimum Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Coupon Rate thereunder.

            "Minimum Spread": With respect to each Group and Payment Date occurring from the Closing Date through and including the twelfth Payment Date after the Closing Date, 0.00% per annum. With respect to each Payment Date occurring after the twelfth Payment Date, 0.50% per annum.

            "Monthly Payment": With respect to any Mortgage Note, the amount of each scheduled monthly payment of principal and interest payable from time to time under such Mortgage Note by the Mortgagor in accordance with its terms, including one month's accrued interest on the related Scheduled Principal Balance at the then applicable Coupon Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

            "Monthly Principal": For each Class of Notes and any Payment Date, the excess of (i) the Monthly Principal Available for such Class and Payment Date over (ii) the Overcollateralization Surplus for such Class and Payment Date.

            "Monthly Principal Available": For each Class of Notes and any Payment Date, an amount equal to the lesser of: (a) the excess of (i) the Available Funds in the related Note Account, over (ii) the amounts payable pursuant to Section 8.02(c)(i), (ii), (iii) and (iv) and, (b) the aggregate of
(i) all scheduled payments of principal received (or advanced or to be advanced on the related Servicer Remittance Date) with respect to the Mortgage Loans in the related Group and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, and (ii) the aggregate of the amounts allocable to principal deposited in the related Note Account on the related Servicer

Remittance Date by the Issuer, Funding Co., the Company, the Depositor, the Servicer or the Note Insurer or RBMG in connection with a repurchase, release, removal or substitution of any Mortgage Loans in the related Group pursuant to this Indenture or the Servicing Agreement.

            "Moody's": Moody's Investors Service, Inc. and its successors in interest.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

            "Mortgage File": The mortgage documents listed in Section 3(b) of the Depositor Sale Agreement pertaining to a particular Mortgage Loan and any additional documents pertaining to a Mortgage Loan required to be delivered to the Issuer under the Depositor Sale Agreement.

            "Mortgage Loan": Each of the mortgage loans Granted to the Indenture Trustee under this Indenture as security for the Notes and that from time to time comprise part of the Trust Estate, including the Initial Mortgage Loans, the Additional Mortgage Loans, the Qualified Replacement Mortgage Loans, and any property that secures a Mortgage Loan that becomes REO Property.

            "Mortgage Loan Schedule": As of any date, the schedule, provided in computer readable format, of Mortgage Loans included in the Trust Estate.
Schedule I hereto identifies the Initial Mortgage Loans being Granted to the Indenture Trustee on the Closing Date. The Issuer shall deliver the initial Mortgage Loan Schedule to the Indenture Trustee in both physical and computer-readable form.

            The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan (and shall set forth such information according to Group):

                  (i) RBMG's Mortgage Loan identifying number;

                  (ii) the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi) the original months to maturity;

                  (vii) the stated remaining months to maturity from the applicable Cut-off Date based on the original amortization schedule;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Coupon Rate in effect immediately following the applicable Cut-off Date;

                  (x) (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (xi) the stated maturity date;

                  (xii) the amount of the Monthly Payment at origination;

                  (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xiv) the original principal amount of the Mortgage Loan;

                  (xv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the applicable Cut-off Date;

                  (xvi) in the case of each Adjustable-Rate Mortgage Loan, the Adjustment Dates;

                  (xvii) in the case of each Adjustable-Rate Mortgage Loan, the Gross Margin;

                  (xviii) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xix) in the case of each Adjustable-Rate Mortgage Loan, the Maximum Rate;

                  (xx) in the case of each Adjustable-Rate Mortgage Loan, the Minimum Rate;

                  (xxi) the Coupon Rate at origination;

                  (xxii) in the case of each Adjustable-Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Coupon Rate adjustment;

                  (xxiii) a code indicating the documentation style (i.e., Full Documentation, Limited Documentation or Stated Income Documentation);

                  (xxiv) a code indicating the originator;

                  (xxv) in the case of each Adjustable-Rate Mortgage Loan, the first Adjustment Date immediately following the applicable Cut-off Date;

                  (xxvi) the risk grade;

                  (xxvii) the Value of the Mortgaged Property;

                  (xxviii) the sale price of the Mortgaged Property, if applicable;

                  (xxix) the actual unpaid principal balance of the Mortgage Loan as of the applicable Cut-off Date;

                  (xxx) a code indicating whether there is a prepayment penalty;

                  (xxxi) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan;

                  (xxxii) the first payment date of the Mortgage Loan; and

                  (xxxiii) the first payment date of the Mortgage Loan immediately succeeding the Cut-off Date.

            The Mortgage Loan Schedule shall set forth the following information as of the Initial Cut-off Date with respect to the Initial Mortgage Loans in the aggregate in each Group: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Coupon Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Issuer upon each Grant of an Additional Mortgage Loan or Qualified Replacement Mortgage Loan to set forth the aforementioned information with respect to the Mortgage Loans as of the applicable Additional Cut-off Date or Cut-off Date and the deletion of Mortgage Loans.

            "Mortgage Note": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

            "Mortgagor": The obligor under a Mortgage Note.

            "Net Liquidation Proceeds":  As defined in the Servicing Agreement.

            "Nonrecoverable P&I Advance": As defined in the Servicing Agreement.

            "Note Account": With respect to each Class of Notes, the segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.02 and entitled "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset-Backed Notes, Series 1998-2, Class A-1 Note Account" or "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset Backed Notes, Series 1998-2, Class A-2 Note Account" on behalf of the Noteholders and the Note Insurer.

            "Note Balance": With respect to the Class A-1 or Class A-2 Notes will be equal, as of any Payment Date, to the Original Note Balance of such Class less all Monthly Principal and Excess Cash paid to the related Noteholders on previous Payment Dates to reduce the Note Balance of such Class (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit related to such Class of Notes and such Payment Date under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to Section 8.02(c) of this Indenture).

            "Note Factor": With respect to each Class of Notes as of any Payment Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Outstanding Note Balance of the related Notes on such Payment Date (after giving effect to any distributions of principal in reduction of the aggregate Outstanding Note Balance of the related Notes to be made on such Payment Date), and the denominator of which is the related Original Note Balance.

            "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, except that, solely for the purpose of taking any action under Section 5.02 or giving of any consent pursuant to this Indenture, any Note registered in the name of the Issuer, the Company, the Servicer, Funding Co., RBMG or the Depositor, or any Persons actually known by a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer, the Company, the Servicer, Funding Co., RBMG or the Depositor shall be deemed not to be Outstanding and the percentage interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite percentage interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Company, the Servicer, Funding Co., the Depositor, RBMG, or any such Person is an owner of record of all of the Notes.

            "Note Formula Rate": With respect to the Class A-1 Notes and for any Interest Period ending prior to the Redemption Date, a per annum rate equal to One-Month LIBOR plus 0.64% and, for any Interest Period ending thereafter, a per annum rate equal to One-Month LIBOR plus 1.28%. With respect to the Class A-2 Notes and for any Interest Period ending prior to the Redemption Date, a per annum rate equal to One-Month LIBOR plus 0.65% and, for any Interest Period ending thereafter, a per annum rate equal to One-Month LIBOR plus 1.30%.

            "Note Insurer": MBIA Insurance Corporation, a New York stock insurance company, and any successors thereto.

            "Note Insurer Commitment Letter": The commitment letter dated December 10, 1998, from the Note Insurer to RBMG and the Issuer regarding the issuance of a financial guaranty insurance policy.

            "Note Insurer Default": The existence and continuance of any of the following:

            (a)   a MBIA Payment Default;

            (b) the entry by a court having jurisdiction of (i) a final and nonappealable decree or order for relief in respect of the Note Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law of (ii) a final and nonappealable decree or order adjudging the Note Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Note Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Note Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (c) the commencement by the Note Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the
      Note Insurer to the entry of a decree or order for relief in respect of the Note Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Note Insurer, or the filing by the Note Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Note Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Note Insurer or of any substantial part of its property, or the failure by the Note Insurer to pay debts generally as they become due, or the admission by the Note Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Note Insurer in furtherance of any such action.

            Notwithstanding anything to the contrary contained herein, upon the existence and continuance of a Note Insurer Default, the consent by the Note Insurer shall not be required to any action or inaction hereunder and the Note Insurer shall not have any rights with respect thereto.

            "Note Insurer Premium": On the Closing Date, the premium due to the
Note Insurer in paragraph 1(a)(i) of the Note Insurer Commitment Letter and thereafter the premium due to the Note Insurer on each Payment Date, which amount shall be equal to the product of the Note Insurer Premium Rate and the Note Balance immediately prior to such Payment Date.

            "Note Insurer Premium Rate": On the Closing Date, the Premium Percentage specified in paragraph 1(a)(i) of the Note Insurer Commitment Letter and beginning on January 25, 1999 and on each Payment Date thereafter, the Premium Percentage specified in paragraph 1(b) thereof.

            "Note Interest": As to a Class of Notes and any Payment Date, the amount of interest payable to Holders of such Notes on such Payment Date, which amount shall be equal to (a) with respect to the initial Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the related Note Interest Rate on the related Original Note Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the related Note Interest Rate on the related Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Notes on such preceding Payment Date) reduced by (i) the related aggregate Prepayment Interest Shortfall, if any, for such

Payment Date, to the extent not covered by related Compensating Interest Payments, and (ii) the aggregate amount of Relief Act Interest Shortfall with respect to Mortgage Loans in the related Group, if any, for such Payment Date. All calculations of interest on each Class of Notes will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

            "Note Interest Rate": With respect to the Interest Period relating to the January 1999 Payment Date and the Class A-1 Notes, 6.18656% per annum. With respect to each Interest Period thereafter and the Class A-1 Notes, a per annum rate equal to the lesser of (a) the related Note Formula Rate and (b) the related Available Funds Cap Rate. With respect to the Interest Period relating to the January 1999 Payment Date and the Class A-2 Notes, 6.19656% per annum. With respect to each Interest Period thereafter and the Class A-2 Notes, a per annum rate equal to the lesser of (a) the related Note Formula Rate and (b) the related Available Funds Cap Rate.

            "Note Register":  As defined in Section 2.06.

            "Notes": The Class A-1 Notes and the Class A-2 Notes of the RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset-Backed Notes, Series 1998-2, authorized by, and authenticated and delivered under, this Indenture.

            "Notice of Claim": The notice required to be furnished by the Indenture Trustee to the Note Insurer in the event an Insured Payment is required to be paid under the MBIA Insurance Policy with respect to any Payment Date, in the form set forth as Exhibit A to the MBIA Insurance Policy.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of RBMG, the Company, the Depositor, Funding Co., the Servicer or, in the case of the Issuer, an authorized signatory of the Owner Trustee, as the case may be, and delivered to the Indenture Trustee, Note Insurer or each Rating Agency, as the case may be.

            "One-Month Libor": With respect to the first Interest Period, 5.54656% per annum. With respect to any Interest Period after the first Interest Period, the per annum rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits as such rates appear on page 3750 of Telerate, as of 11:00 a.m. (London time) on such Interest Determination Date. For purposes of this Indenture, "page 3750 of Telerate" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). On each Interest Determination Date, One-Month LIBOR will be established by the Indenture Trustee as follows:

                  (i) if on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations; or

                  (ii) if on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

            "Opinion Of Counsel": A written opinion of counsel reasonably acceptable to the Indenture Trustee and, in the case of opinions delivered to the Note Insurer, reasonably acceptable to it. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel, except in such instances where such opinion is at the request of the Indenture Trustee, in which case such expense shall be an expense of the Issuer.

            "Original Note Balance": The aggregate principal balance of the Notes at the issue date thereof, equal to $107,500,000 for the Class A-1 Notes and $62,500,000 for the Class A-2 Notes.

            "Original Pre-Funding Amount": The Group I Original Pre-Funding Amount or the Group II Original Pre-Funding Amount.

            "Outstanding": As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                  (i) Definitive Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes; PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

                  (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

                  (iv) Notes alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07;

      PROVIDED, HOWEVER, that in determining whether the Holders of the requisite percentage of the Note Balance of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, RBMG, the Depositor, the Company, the Servicer, the Sub-Servicer, or Funding Co., the Issuer or any Affiliate of any of them, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, RBMG, the Depositor, the Company, the Servicer, the Sub-Servicer, Funding Co., or any Affiliate of any of them; PROVIDED, FURTHER, HOWEVER, that Notes that have been paid with the proceeds of the MBIA Insurance Policy shall be deemed to be Outstanding for the purposes of this Indenture, such payment to be evidenced by written notice from the Note Insurer to the Indenture Trustee, and the Note Insurer shall be deemed to the Holder thereof to the extent of any payments thereon made by the Note Insurer.

            "Outstanding Note Balance": With respect to any Note as of any date of determination, the original principal amount of such Note, reduced by all prior payments (including Insured Payments), if any, made with respect to principal of such Note.

            "Outstanding Pre-Funding Amount": With respect to each Group and as of any date of determination, the amount on deposit in the related Pre-Funding Account.

            "Overcollateralization Amount": For each Class of Notes and any Payment Date, the amount, if any, by which (x) the sum of (a) the Aggregate Stated Principal Balance of the Mortgage Loans in the related Group as of the end of the related Due Period, and (b) the related Outstanding Pre-Funding Amount (excluding any earnings in respect thereof) as of such date, exceeds (y) the Note Balance of the related Class of Notes for such Payment Date, after taking into account the Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) to be applied in reduction of the related Note Balance on such Payment Date. If the sum of (a) the Aggregate Stated Principal Balance of the Mortgage Loans in such Group as of the end of the related Due Period, and (b) the related Outstanding Pre-Funding Amount (excluding any earnings in respect thereof) as of such date, is less than the related Note Balance for such Payment Date, determined as provided above, the Overcollateralization Amount for such Class and Payment Date shall be zero.

            "Overcollateralization Deficit": With respect to each Class of Notes and any Payment Date, the amount, if any, by which the related Note Balance on such Payment Date (after taking into account any payments to be paid on such Payment Date in reduction of such Note Balance, including any Available Funds related to each Group) exceeds the sum of (a) the Aggregate Stated Principal Balance of the related Mortgage Loans in such Group as of the end of the related Due Period, and (b) the Outstanding Pre-Funding Amount (excluding any earnings in respect thereof) as of such date. If the sum of (a) and (b) of the preceding sentence is greater than the related Note Balance for such Payment Date determined as provided above, the related Overcollateralization Deficit for such Payment Date shall be zero.

            "Overcollaterization Surplus": Either the Class A-1
Overcollaterization Surplus or the Class A-2 Overcollaterization Surplus, as applicable.

            "Owner Trustee": Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

            "P&I Advance":  As defined the Servicing Agreement.

            "Paying Agent": The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to
Section 3.03 to pay the principal of, or interest on, any Notes on behalf of the Issuer, which agent, if not the Indenture Trustee, shall have signed an instrument agreeing to be bound by the terms of this Indenture applicable to the Paying Agent.

            "Payment Ahead":  As defined in the Servicing Agreement.

            "Payment Date": The 25th day of each month or, if any such day is not a Business Day, the Business Day immediately following such 25th day, beginning January 25, 1999.

            "Payment Date Statement": The statement prepared pursuant to Section 2.08(d) with respect to collections on or in respect of the Mortgage Loans in each Group and other assets of the Trust Estate and payments on or in respect of the Notes, based solely upon the information contained in the Servicer Remittance Report prepared pursuant to the Servicing Agreement and setting forth the following information with respect to each Payment Date and each Group (to the extent the Servicer has made such information (other than the information described in clause (ii), (iii), (iv), (v), (xii) and (xix) below) available to the Indenture Trustee):

                  (i) the amount of such payment to Noteholders of each Class allocable to (x) Monthly Principal (separately setting forth Principal Prepayments) and (y) any Excess Cash Payment;

                  (ii) the amount of such payment to Noteholders of each Class allocable to (x) Note Interest and (y) the Available Funds Cap Rate Carry Forward Amount;

                  (iii) the Note Balance for each Class, after giving effect to the payment of Monthly Principal and any Excess Cash Payment applied to reduce the Note Balance on such Payment Date;

                  (iv) the amount of any Insured Payments with respect to the properties securing the Mortgage Loans in each Group for such Payment Date and the respective portions thereof allocable to principal and interest;

                  (v) the related Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the
      Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment Date;

                  (vi) the Aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in each Group as of the end of the related Due Period;

                  (vii) the amount of P&I Advances made with respect to each Group and such Payment Date and the aggregate amount of unreimbursed P&I Advances and Servicing Advances, if any;

                  (viii)the number and aggregate of the Stated Principal Balances of Mortgage Loans (including the Stated Principal Balances of all Mortgage Loans in foreclosure) in each Group contractually delinquent (i) one month, (ii) two months and (iii) three or more months, as of the end of the related Collection Period;

                  (ix) the number and aggregate of the Stated Principal Balances of the Mortgage Loans in each Group in foreclosure or subject to other similar proceedings, and the number and aggregate of the Stated Principal Balances of Mortgage Loans in each Group the Mortgagors of which are known by the Servicer to be in bankruptcy as of the end of the related Collection Period and the book value of any real estate acquired through foreclosure, grant of a deed in lieu of foreclosure or other similar proceedings during the related Collection Period;

                  (x) the aggregate of the Stated Principal Balances of the Mortgage Loans in each Group repurchased by RBMG, the Company, the Depositor or Funding Co. or purchased by the Servicer, the Majority Certificateholders or the Note Insurer, separately setting forth the aggregate of the Stated Principal Balances of Mortgage Loans in each Group delinquent for three consecutive monthly installments purchased by the Majority Certificateholder, the Servicer or the Note Insurer at their option pursuant to the Servicing Agreement;

                  (xi) the aggregate amount of the related Servicing Fee paid to or retained by the Servicer for the related Collection Period;

                  (xii) the amount of any reimbursement payment made to the Note Insurer on the related Payment Date pursuant to Section 8.02(c)(i) and
      (iv) and the amount of Cumulative Insured Payments after giving effect to any Insured Payment made or such Payment Date to the Noteholders or any such reimbursement payment to the Note Insurer;

                  (xiii)the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Coupon Rate of the Mortgage Loans in each Group as of the related Due Date;

                  (xiv) with respect to any Mortgage Loan that in each Group became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (xv) the book value of any REO Property in each Group as of the close of business on the last Business Day of the calendar month preceding the Payment Date;

                  (xvi) the aggregate amount of Principal Prepayments in each Group made during the related Collection Period;

                  (xvii) the aggregate amount of Realized Losses in each Group incurred during the related Collection Period;

                  (xviii) the Class A-1 Cash O/C Amount, the Class A-2 Cash O/C Amount the Class A-1 Aggregate O/C Surplus Amount and the Class A-2 Aggregate O/C Surplus Amount;

                  (xix) the Note Factor for the related Notes applicable to such Payment Date;

                  (xx) the aggregate amount of any Prepayment Interest Shortfalls for such Group and Payment Date, to the extent not covered by Compensating Interest Payments by the Servicer pursuant to Section 2.23 of the Servicing Agreement; and

                  (xxi) the aggregate amount of Relief Act Interest Shortfalls for such Group and Payment Date.

            In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per Individual
Note.

            "Percentage Interest": With respect to a Note, the undivided percentage interest (carried to eight places rounded down) obtained by dividing the original principal balance of such Note by the related Original Note Balance and multiplying the result by 100.

            "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Coupon Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Rate or the Minimum Rate) on such Adjustment Date from the Coupon Rate in effect immediately prior to such Adjustment Date.

            "Permitted Investments": One or more of the following obligations, instruments and securities:

                  (a) direct general obligations of, or obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of Standard & Poor's and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days and (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by Standard & Poor's and rated A2 or higher by Moody's; PROVIDED, HOWEVER, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in one of the two highest available rating categories of Standard & Poor's and the highest available rating category Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

            The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            "Policy Payments Account": As defined in Section 8.05(e).

            "Predecessor Notes": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

            "Preference Amount": Any amount previously distributed to a Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Pre-Funding Account": The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 8.03 and entitled "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2 Asset-Backed Notes, Series 1998-2, Pre-Funding Account (Group I)" or "The Bank of New York, as Indenture Trustee for RBMG Funding Co. Mortgage Loan Trust 1998-2, Pre-Funding Account (Group II)" on behalf of the Noteholders of the related Class of Notes and the Note Insurer.

            "Prepayment Interest Shortfall": As defined in the Servicing Agreement.

            "Principal Prepayment": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead, or (b) is accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the principal balance of such Mortgage Loan currently.

            "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

            "Prospectus Supplement": The Issuer's Prospectus Supplement, dated December 9, 1998, relating to the Notes.

            "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 8.07 or 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Indenture Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 8.07), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance (plus, in the case of a Defective Mortgage Loan, the amount of any Related Loss resulting From a Deficient Valuation) at a rate equal to the applicable Coupon Rate minus the related Servicing Fee Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been paid pursuant to Section 8.02, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance (plus, in the case of a Defective Mortgage Loan, the amount of any Related Loss resulting from a Deficient Valuation) at a rate equal to the applicable Coupon Rate minus the related Servicing Fee Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that had as of the date of purchase been distributed as or to cover REO Imputed Interest pursuant to Section 8.02, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to the Servicing Agreement, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 8.07, expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.

            "Qualified Replacement Mortgage Loan": A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 8.07 that must, at the end of the Due Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not ten percent less than the unpaid principal balance of the Deleted Mortgage Loan(s) at the end of the Due Period preceding the date of substitution, (ii) have the Coupon Rate computed on substantially the same basis as the Coupon Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(iv) have a Loan-to-Value Ratio equal to or lower than the Loan-to- Value Ratio of the Deleted Mortgage Loan, (v) have a first lien priority, (vi) comply as of the date of substitution with each representation and warranty set forth in
Section 3(b) of the Funding Co. Sale Agreement, Section 3(b) of the Company Sale Agreement, Section 3(b) of the Depositor Sale Agreement or Section (6) of the Loan Contribution Agreement (vii) have the same or better property type as the Deleted Mortgage Loan and (viii) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis acceptable to the Note Insurer, except that the requirements of clauses (v), (vi), (vii) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

            "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the amounts outstanding on the existing first mortgage loan, on any subordinate mortgage loan on the related Mortgaged Property, related closing costs, and consumer debt of the borrower that was paid at closing and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan, any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property to pay related closing costs, and consumer debt of the borrower.

            "Rating Agencies": Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Issuer and the Note Insurer, notice of which designation shall be given to the Indenture Trustee.

            "RBMG": Resource Bancshares Mortgage Group, Inc., a Delaware corporation, and its successors.

            "RBMG Guidelines": As defined in the Prospectus Supplement.

            "Realized Loss":  As defined in the Servicing Agreement.

            "Record Date": With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of or interest on any Notes (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date shall be the last Business Day preceding such Payment Date or, with respect to Definitive Notes, the last Business Day of the month preceding the month of such Payment Date. With respect to a vote of Noteholders required or allowed hereunder, the Record Date shall be the later of
(i) 30 days prior to the first solicitation of consents or (ii) the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to
Section 7.01(a) prior to such solicitation.

            "Redemption Date": The Payment Date, if any, on which a Class of Notes is redeemed pursuant to Article X hereof, which date may occur on or after the Payment Date on which the Outstanding Note Balance of the related Class of Notes as of the related Determination Date is less than 10% of the Note Balance of the related Class as of the Closing Date.

            "Redemption Price": With respect to any Note to be redeemed in whole or in part, an amount equal to 100% of the Outstanding Note Balance of the Note to be so redeemed, together with accrued and unpaid interest on such amount at the Note Interest Rate, plus any unpaid Available Funds Cap Rate Carry Forward Amount, through the end of the Interest Period immediately preceding the Redemption Date.

            "Reference Banks": The Bank of New York, Barclay's Bank PLC, the Bank of Tokyo and National Westminster Bank PLC; PROVIDED that, if any of the foregoing banks are deemed by the Indenture Trustee as not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on page 3750 of Telerate on the relevant Interest Determination Date, (iii) that have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with the Issuer, the Company, the Depositor, Funding Co., RBMG, or any Affiliates thereof.

            "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            "Release Date": The date forty (40) calendar days after the later of
(i) the commencement of the offering of the Notes and (ii) the Closing Date.

            "Relief Act Interest Shortfall": With respect to any Payment Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            "Remittable Funds": As defined in the Servicing Agreement.

            "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Estate, one month's interest at a rate equal to the then applicable Coupon Rate minus the related Servicing Fee Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Payment Date in such calendar month.

            "REO Principal Amortization": As defined in the Servicing Agreement.

            "REO Property": As defined in the Servicing Agreement.

            "Required Overcollateralization Amount" means with respect to each Class of Notes:

                  (a) for any Payment Date occurring during the period commencing on the Closing Date and ending on the later of the thirtieth Payment Date following the Closing Date and the date upon which principal payments on the Notes in an amount equal to one-half of the Aggregate Stated Principal Balance of the related Mortgage Loans as of the Initial Cut-off Date plus the related Original Pre-Funding Amount has been received by the Noteholders, the greater of: (i) 5.20% of the Aggregate Stated Principal Balance of the related Mortgage Loans as of the Initial Cut-off Date plus the related Original Pre-Funding Amount and (ii) 87% of the related Delinquency Amount.

                  (b) for any Payment Date occurring after the end of the period described in clause (a) above, the greatest of (i) 10.40% of the Aggregate Stated Principal Balance of the related Mortgage Loans as of the Determination Date relating to such Payment Date, (ii) 87% of the related Delinquency Amount, and (iii) the greater of (A) 0.75% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Initial Cut-off Date plus the related Original Pre-Funding Amount and (B) the aggregate Stated Principal Balance of the three Mortgage Loans in such Group with the largest Stated Principal Balance.

                  (C) PROVIDED, HOWEVER, that for any Payment Date occurring after the end of the period described in clause (a) above, if the Delinquency Percentage for the related Group exceeds 10%, the Required Overcollateralization Amount shall be no less than the related Required Overcollateralization Amount as of the previous Payment Date. The Note Insurer may, in its sole discretion, at the request of the Majority Certificateholder, modify clause (a)(ii) or (b)(ii) above for the purpose of reducing or eliminating, in whole or in part, the application of clause (a)(ii) or (b)(ii) above, if the Indenture Trustee and each Rating Agency shall have been notified in writing of such modification prior to the related Payment Date and each Rating Agency shall have confirmed that such modification shall not result in a downgrading of the then-current implied ratings on the Notes (without regard to the MBIA Insurance Policy).

After the expiration of the Funding Period, the Note Insurer in its reasonable discretion may change the Required Overcollateralization Amount to account for the particular characteristics of the Additional Mortgage Loans in the related Group.

            "Required Payment Amount": With respect to each Class of Notes and any Payment Date, the Note Interest for such Payment Date plus the amount of any related Overcollateralization Deficit for such Payment Date.

            "Reserve Account": That certain account, which shall be an Eligible Account, established pursuant to Section 8.18 of this Indenture.

            "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market, (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Dates to leading European banks or (iii) in the event New York City banks are not offering quotes, One-Month LIBOR for the Interest Period in which such Interest Determination Date occurs.

            "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a detached one-family dwelling in a planned unit development, or (iv) condominium units.

            "Responsible Officer": With respect to the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Indenture also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Sale": As defined in Section 5.17.

            "Scheduled Principal Balance": With respect to any Mortgage Loan:
(a) as of the applicable Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the applicable Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the applicable Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the applicable Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the applicable Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the applicable Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Estate up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

            "Securities Act": The Securities Act of 1933, as amended.

            "Servicer": Resource Bancshares Mortgage Group, Inc., a Delaware corporation, in its capacity as servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicer appointed pursuant to the Servicing Agreement.

            "Servicer Remittance Date": With respect to any Payment Date, 3:00 p.m. New York Time on the 18th day of the calendar month in which such Payment Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day.

            "Servicer Remittance Report": As defined in the Servicing Agreement.

            "Servicing Advance":  As defined in the Servicing Agreement.

            "Servicing Agreement": The Servicing Agreement, dated as of December 1, 1998, among the Issuer, the Servicer and the Indenture Trustee, as indenture trustee and backup servicer, providing, among other things, for the servicing of the Mortgage Loans, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer. A copy of the Servicing Agreement as in effect as of the date hereof is attached hereto as Exhibit D.

            "Servicing Fee": As defined in the Servicing Agreement.

            "Servicing Fee Rate": With respect to each Group, 0.44% per annum; PROVIDED, HOWEVER, that such rate may be increased to a maximum of 0.50% per annum if the Indenture Trustee and the Note Insurer mutually determine in good faith that such increase is required in order to obtain a successor servicer or a successor sub-servicer pursuant to Section 5.02 of the Servicing Agreement.

            "Standard & Poor's": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies Inc., and its successors in interest.

            "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the applicable Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the applicable Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 8.02 on or before such date of determination, (ii) all Principal Prepayments received after the applicable Cut-off applicable Date, to the extent distributed pursuant to Section 8.02 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the Servicing Agreement, to the extent distributed pursuant to Section 8.02 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Collection Period for the most recent Payment Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Estate, minus the sum (i) if such REO Property was acquired before the Payment Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 8.02 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to
Section 8.02 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

            "Stayed Funds": As defined in the Servicing Agreement.

            "Sub-Servicer": Ocwen Federal Bank FSB, a federally-chartered savings bank, as Sub-Servicer under the Sub-Servicing Agreement, and its permitted successors and assigns thereunder, including any successor sub-servicer appointed pursuant to the Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The Sub-Servicing Agreement, dated as of December 1, 1998, between the Servicer and the Sub-Servicer, providing among other things for the sub-servicing of the Mortgage Loans which the Servicer is obliged to service under the Servicing Agreement, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor sub-servicer.

            "TIA": The Trust Indenture Act of 1939, as it may be amended from time to time.

            "Three Month Rolling Average Delinquency Percentage": With respect to each Group and any Payment Date, the average of the Delinquency Percentages of such Group as of the last day of each of the three (or one or two, in case of the first and second Payment Dates) preceding calendar months.

            "Total Available Funds": As to any Payment Date and with respect to either Class of Notes, the sum of (i) the Available Funds for such Payment Date and Class, (ii) any Crossover Amount available from the other Class on such Payment Date and (iii) any amount withdrawn from the Reserve Account and deposited to the Note Account for the related Class.

            "Total Expected Losses": With respect to any Payment Date, cumulative Realized Losses of such Group occurring from the Closing Date through and including such Payment Date plus the Delinquency Loss Factor as of such Payment Date.

            "Transferor": As defined in Section 8.07(a).

            "Trust Agreement": That certain Deposit Trust Agreement, dated as of December 1, 1998, among the Depositor, as depositor, The Bank of New York, as Trust Paying Agent, and Wilmington Trust Company, as Owner Trustee.

            "Trust Estate": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Noteholders and the Note Insurer as of any particular time (including, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof).

            "Trust Paying Agent": The entity appointed to act as paying agent pursuant to the Trust Agreement with respect to amounts on deposit from time to time in the Certificate Distribution Account and distributions thereof to Certificateholders. The initial Trust Paying Agent is The Bank of New York.

            "Twelve Month Loss Amount": With respect to each Group and any Payment Date, an amount equal to the aggregate of all related Realized Losses during the previous twelve Due Periods.

            "Underwriter": Wheat First Securities, Inc., acting through First Union Capital Markets, a division of Wheat First Securities, Inc. as underwriter of the Notes pursuant to the Underwriting Agreement, dated December 9, 1998, between the Underwriter and the Depositor.

            "U.S. Bankruptcy Code": shall mean the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq., as amended or supplemented from time to time.

            "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by RBMG in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; PROVIDED, HOWEVER, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by RBMG in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

            "Vice President": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01.     FORMS GENERALLY.

            The Notes shall be in substantially the form set forth on Exhibit A-1 with respect to the Class A-1 Notes and Exhibit A-2 with respect to the Class A-2 Notes, each attached hereto. Each Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers of the Owner Trustee executing such Notes on behalf of the Issuer, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

            The Definitive Notes may be produced in any manner determined by the Authorized Officers of the Owner Trustee executing such Notes, as evidenced by their execution thereof.

Section 2.02.     Forms of Certificate of Authentication.

            The form of the Authenticating Agent's certificate of authentication is as follows:

            This is one of the Notes referred to in the within mentioned Indenture.

                  THE BANK OF NEW YORK, as Authenticating Agent

                  By:__________________________________________
                              Authorized Signatory

            SECTION 2.03. GENERAL PROVISIONS WITH RESPECT TO PRINCIPAL AND INTEREST PAYMENTS.

            The Notes shall be designated generally as the "Asset-Backed Notes, Series 1998-2" of the Issuer.

            The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to $107,500,000 Class A-1 Notes and $62,500,000 Class A-2 Notes, except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, or 9.06 of this Indenture. The Notes shall consist of two classes, each having an Original Note Balance, Note Interest Rate for the initial Interest Period and Final Maturity Date as follows:

                                         Note Interest
                                         Rate for the
                       Original Note        Initial            Final
    Designation           Balance       Interest Period    Maturity Date
    -----------           -------       ---------------    -------------


Class A-1                $107,500,000    LIBOR + 0.64%    APRIL 25, 2030
Class A-2                 $62,500,000    LIBOR + 0.65%    APRIL 25, 2030

            The Notes shall be issued in the form specified in Section 2.01.

            Subject to the provisions of Section 3.01, Section 5.07, Section
5.09 and Section 8.02, the principal of the Notes shall be payable in installments ending no later than the Final Maturity Date unless the unpaid principal of such Notes become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

            All payments made with respect to any related Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof. All computations of interest accrued on any Note shall be made on the basis of the actual number of days elapsed in the related Interest Period in a year of 360 days.

            Interest on the Notes shall accrue at the related Note Interest Rate during each Interest Period on the Outstanding Note Balance of each Outstanding Note at the end of such Interest Period. Interest accrued during an Interest Period shall be payable on the next following Payment Date.

            All payments of principal of and interest on any Note shall be made in the manner specified in Section 2.08.

            Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Notes shall be made in accordance with Section 5.07.

            SECTION 2.04. DENOMINATIONS.

            The Notes shall be issuable only as registered Notes in the minimum denomination of $1,000 and integral multiples in excess thereof, with the exception of one Note which may be issued in a lesser amount.

            SECTION 2.05. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

            The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of such Authorized Officer of the Owner Trustee on the Notes may be manual or by facsimile.

            Notes bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual has ceased to be an Authorized Officer of the Owner Trustee prior to the authentication and delivery of such Notes or was not an Authorized Officer of the Owner Trustee at the date of issuance of such Notes.

            At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed on behalf of the Issuer to the Authenticating Agent for authentication; and the Authenticating Agent shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

            Each Note authenticated on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            SECTION 2.06. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

            (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and

            (b) the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Indenture Trustee shall remain the Note Registrar throughout the term hereof. Upon any resignation of the Indenture Trustee, the Issuer shall promptly appoint a successor, with the approval of the Note Insurer, or, in the absence of such appointment, shall assume the duties of Note Registrar.

            (c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Owner Trustee on behalf of the Issuer, shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

            (d) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section
      3.02. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

            (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

            (g) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.07.

            (h) The Note Registrar shall not register the transfer of any Note (other than the transfer of a Note to the nominee of a Clearing Agency) unless the transferee has executed and delivered a certification in the form and substance attached hereto as Exhibit D to the effect that either
      (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that the transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption. Each transferee of a Book-Entry Note shall be deemed to make one of the foregoing representations.

            SECTION 2.07. MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

            If (1) any mutilated Note is surrendered to the Note Registrar or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Note Registrar such security or indemnity as may be required by the Note Registrar to hold each of the Issuer, the Note Insurer and the Note Registrar harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, an Authorized Officer of the Owner Trustee shall execute and upon its request the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Note Registrar shall be entitled to recover such new Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer, the Note Insurer or the Note Registrar in connection therewith. If any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

            Upon the issuance of any new Note under this Section, the Issuer or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, the Note Registrar and the Authenticating Agent) connected therewith.

            Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be

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

at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.08. PAYMENTS OF PRINCIPAL AND INTEREST.

                  (a) Payments on Notes issued as Book-Entry Notes will be made by or on behalf of the Indenture Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Notes that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Payment Date by either (i) check mailed to such Person's address as it appears in the Note Register on such Record Date, or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (A) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (B) has provided the Indenture Trustee with wiring instructions in writing by five Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date, except for the final installment of principal payable with respect to such Note (or the Redemption Price for any Note called for redemption, if such redemption will result in payment of the then entire unpaid principal amount of such Note), which shall be payable as provided in subsection (b) below of this Section 2.08. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Indenture Trustee for payment thereof, or if Section 5.07 applies, pursuant to Section 5.07.

                  (b) All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final installment of principal of each Note (including the Redemption Price of any Note called for optional redemption, if such optional redemption will result in payment of the entire unpaid principal amount of such Note) shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the Indenture Trustee's presenting office located within the United States of America pursuant to Section 3.02.

            Whenever the Indenture Trustee expects that the entire remaining unpaid principal amount of any Note will become due and payable on the next Payment Date other than pursuant to a redemption pursuant to Article X, it shall, no later than two days prior to such Payment Date, telecopy or hand deliver to each Person in whose name a Note to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

                  (i) the Indenture Trustee expects that funds sufficient to pay such final installment will be available in the Note Account on such Payment Date; and

                  (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Note at the office or agency of the Note Registrar maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice) and (B) no interest shall accrue on such Note after such Payment Date. A copy of such form of notice shall be sent to the Note Insurer by the Indenture Trustee. Notices in connection with redemptions of Notes shall be mailed to Noteholders in accordance with Section 10.02.

            (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest that were carried by such other Note. Any checks mailed pursuant to subsection (a) of this Section 2.08 and returned undelivered shall be held in accordance with Section 3.03.

            (d) Each Payment Date Statement, prepared by the Indenture Trustee based solely on the Servicer Remittance Report delivered to the Indenture Trustee pursuant to the Servicing Agreement, shall be delivered by the Indenture Trustee to the Issuer or the designee of the Issuer on each Payment Date for the Issuer's or such designees review of the information contained therein and to the Issuer, any designee of the Issuer, the Note Insurer, the Rating Agencies, the Underwriter and each Noteholder on each Payment Date. Such report shall constitute the report required pursuant to Section 8.08. In addition, on each Payment Date the Indenture Trustee shall forward to the Underwriter and Bloomberg the electromagnetic tape or disk containing certain Mortgage Loan information required to be delivered to the Indenture Trustee by the Servicer pursuant to Section 3.01 of the Servicing Agreement; PROVIDED, HOWEVER, that the Indenture Trustee shall not forward any such tape or disk that separately sets forth the Note Insurer Premium or the Note Insurer Premium Rate. None of the Indenture Trustee, the Paying Agent or the Owner Trustee shall have any responsibility to recalculate, verify or recompute information contained in any such tape or disk or any such Servicer Remittance Report, except to the extent necessary to attempt to reconciliate any errors between such tape or disk and the Indenture Trustee's calculations as described in Section 2.08(d).

            (e) If the Issuer or the Issuer's designee, believes the Payment Date Statement contains an inaccuracy, the Issuer or the Issuer's designee shall promptly notify the Indenture Trustee and the Indenture Trustee and the Issuer agree to cooperate to promptly produce a revised Payment Date Statement that they both agree is accurate.

            (f) Within 90 days after the end of each calendar year, the Indenture Trustee will be required to furnish to each person who at any time during the calendar year was a Noteholder, if requested in writing by such person, a statement containing the information set forth in subclauses (i) and
(ii) in the definition of "Payment Date Statement," aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

            (g) The Issuer agrees to designate the Manager to review the Payment Date Statement. The Issuer may change such designation from time to time by written notice to the Indenture Trustee.

            SECTION 2.09. PERSONS DEEMED OWNERS.

            Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Authenticating Agent, any Paying Agent and any other agent of the Issuer, the Note Insurer or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note
(a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Note and (b) on any other date for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, any Paying Agent nor any other agent of the Issuer, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

            SECTION 2.10. CANCELLATION.

            All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly canceled by it. The Issuer may at any time deliver to the Note Registrar for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Note Registrar shall be held by the Note Registrar in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

            SECTION 2.11. AUTHENTICATION AND DELIVERY OF NOTES.

            On the Closing Date, the Notes may be executed by an Authorized Officer of the Owner Trustee and delivered to the Authenticating Agent for authentication, and thereupon the same shall be authenticated and delivered by the Authenticating Agent, upon Issuer Request. On or prior to the Closing Date, the Issuer shall deliver the following:

            (a) An Issuer Order authorizing the execution, authentication and delivery of the Notes and specifying the Final Maturity Date, the principal amount and the Note Interest Rate (or the manner in which such Note Interest Rate is to be determined) of such Notes to be authenticated and delivered.

            (b) An Issuer Order authorizing the execution and delivery of this Indenture.

            (c) One or more Opinions of Counsel addressed to the Indenture Trustee, Authenticating Agent and the Note Insurer or upon which the Authenticating Agent and the Note Insurer is expressly permitted to rely, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Authenticating Agent and the Note Insurer.

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

            In rendering the opinions described above, such counsel may rely upon officer's certificates of the Issuer, the Owner Trustee, the Servicer and the Indenture Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions described above, such counsel need express no opinion as to (A) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (B) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974).

            The acceptability to the Note Insurer of the Opinion of Counsel delivered to the Indenture Trustee, the Authenticating Agent and the Note Insurer at the Closing Date shall be conclusively evidenced by the delivery on the Closing Date of the MBIA Insurance Policy.

            (d) An Officers' Certificate of the Issuer complying with the requirements of Section 11.01 and stating that:

                  (i) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

                  (ii) the Issuer is the owner of each Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Mortgage Loan to the Indenture Trustee;

                  (iii) the information set forth in the Mortgage Loan Schedule attached as Schedule I to this Indenture is correct;

                  (iv) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in each Mortgage Loan;

                  (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

                  (vi) attached thereto is a true and correct copy of letters signed by each Rating Agency confirming that the Notes have been rated in the highest rating category of such Rating Agency.

            (e) An executed counterpart of the Servicing Agreement.

            (f) An executed counterpart of each of the Company Sale Agreement, the Depositor Sale Agreement and the Funding Co. Sale Agreement.

            (g) An executed counterpart of the Loan Contribution Agreement.

            SECTION 2.12. BOOK-ENTRY NOTES.

            (a) The notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the initial Clearing Agency, or its custodian by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Beneficial Owner thereof will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 2.13. Unless and until Definitive Notes have been issued to such Beneficial Owners pursuant to
Section 2.13:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Note Registrar, the Note Insurer and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes (subject to Section 8.16 hereof), and shall have no obligation to the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to
      Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

            (b) Except as provided in Section 2.06, registration of Book-Entry Notes may not be transferred by the Note Registrar except to another Clearing Agency that agrees to hold such Book-Entry Notes for the respective Beneficial Owners. Beneficial Owners shall hold their respective ownership interests in and to such Book-entry Notes through the book-entry facilities of the Clearing Agency. Except as provided below, Beneficial Owners shall not be entitled to Definitive Notes.

            (c) All transfers by Beneficial Owners of their respective ownership interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Clearing Agency Participant or brokerage firm representing such Beneficial Owner. Each Clearing Agency Participant shall only transfer the ownership interests in the Book-Entry Notes of the Beneficial Owners it represents or of brokerage firms for which it acts as agent in accordance with the Clearing Agency's normal procedures.

            (d) The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Clearing Agency authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuer, the Servicer, the Note Insurer and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Clearing Agency or any successor Clearing Agency) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Clearing Agency or any successor Clearing Agency may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Clearing Agency. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Clearing Agency shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Book-Entry Notes held by the Book-Entry Custodian.

            (e) Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to the Beneficial Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Beneficial Owners.

            (f) Registration of the Notes may not be transferred by the Note Registrar except upon Book-Entry Termination. In such case, the Note Registrar shall deal with the Clearing Agency as representatives of the Beneficial Owners of such Notes for purposes of exercising the rights of Noteholders hereunder. Each payment of principal of and interest on a Book-Entry Note shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Notes that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Notes. None of the Indenture Trustee, the Note Registrar, if any, the Issuer, or any Paying Agent or the Note Insurer shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

            SECTION 2.13. TERMINATION OF BOOK ENTRY SYSTEM.

            (a) The book-entry system through the Clearing Agency with respect to the Book-Entry Notes will be terminated upon the occurrence of any of the following:

                  (i) The Clearing Agency or the Issuer advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor clearing agency satisfactory to the Issuer;

                  (ii) The Issuer, in its sole discretion, elects to terminate the book-entry system by notice to the Clearing Agency and the Indenture Trustee; or

                  (iii) After the occurrence of an Event of Default the Beneficial Owners of no less than 51% of the Note Balance of both Classes of the Book-Entry Notes advise the Indenture Trustee and the Clearing Agency in writing, through the related Clearing Agency Participants, that the continuation of a book-entry system through the Clearing Agency to the exclusion of any Definitive Notes being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of such Beneficial Owners.

            (b) Upon the occurrence of any event described in subsection (a) above, the Indenture Trustee shall use its Best Efforts to notify all Beneficial Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners requesting the same, in an aggregate Outstanding Note Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Notes shall be issued only upon surrender to the Indenture Trustee of the global Certificate(s) representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions for the Definitive Notes. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Notes, (i) all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee to the extent applicable to such Definitive Notes, (ii) the provisions herein relating to Definitive Notes shall be applicable and (iii) the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders hereunder.

            SECTION 2.14. CONVEYANCE OF ADDITIONAL MORTGAGE LOANS.

            (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Indenture Trustee's delivery on the related Additional Transfer Dates to or upon the order of the Issuer of all or a portion of the balance of funds in the related Pre-Funding Account, the Issuer shall on any Additional Transfer Date Grant to the Indenture Trustee, for the exclusive benefit of the Holders of the related Class of Notes and the Note Insurer, for inclusion in the Trust Estate without recourse but subject to the terms and provisions of this Agreement, all of the

Issuer's right, title and interest in and to (i) the Additional Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Additional Transfer Instrument, (and allocated to Group I or Group II) delivered by the Issuer on such Additional Transfer Date, (ii) principal and interest due on the Additional Mortgage Loans after the related Additional Cut-off Date and all other proceeds received in respect of such Additional Mortgage Loans after the applicable Cut-off Date for each such Additional Mortgage Loan and (iii) all items with respect to such Additional Mortgage Loans to be delivered pursuant to
Section 3(b) of the Depositor Sale Agreement and the other items in the related Mortgage Files; provided, however, that the Issuer reserves and retains all right, title and interest in and to principal (including Principal Prepayments) and interest due on the Additional Mortgage Loans on or prior to the related Additional Cut-off Date.

     The Indenture Trustee shall release from the related Pre-Funding Account an amount equal to one-hundred percent (100%) of the aggregate principal balances as of the applicable Additional Cut-off Date of the Additional Mortgage Loans so Granted; provided, however, that if the aggregate principal balance as of the applicable additional cut-off date is greater than the amount on deposit in the applicable pre-funding account, the indenture trustee shall release an amount not greater than the amount on deposit in such pre-funding account.

            (b) The Issuer shall Grant to the Indenture Trustee the Additional Mortgage Loans and the other property and rights related thereto described in
Section 3(b) of the Depositor Sale Agreement and the Indenture Trustee shall release funds from the related Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Additional Transfer Date:

                  (A) the Issuer shall have provided the Indenture Trustee and the Note Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee or the Note Insurer with respect to the Additional Mortgage Loans;

                  (B) the Issuer shall have delivered to the Indenture Trustee a duly executed Additional Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Additional Mortgage Loans and allocated to Group I or Group II;

                  (C) as of each Additional Transfer Date, the Issuer shall not be insolvent nor shall it have been made insolvent by such Grant nor shall it be aware of any pending insolvency;

                  (D) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel confirming that such Grant shall not result in a material adverse tax consequence to the Trust Estate or the Noteholders;

                  (E) the Funding Period shall not have terminated;

                  (F) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.14(b) and
      Section 2.14(c) and in the related Additional Transfer Instrument;

                  (G) the Servicer has deposited into the Collection Account all collections on the Additional Mortgage Loans since the Additional Cut-off Date;

                  (H) each of RBMG, the Company, the Depositor and Funding Co. has delivered to the Indenture Trustee, the Rating Agencies and the Note Insurer legal opinions (bankruptcy and corporate) with respect to the Additional Mortgage Loans in substantially the form delivered on the Closing Date; and

                  (I) the Insurer has delivered to the Servicer and the Indenture Trustee an officer's certificate approving the subsequent transfer and indicating whether any adjustments to the Required Overcollateralization Amount is to be made following the transfer, and

                  (J) five Business Days prior to the Additional Transfer Date, the Issuer shall have delivered the Mortgage Files to the Custodian on behalf of the Indenture Trustee, for review in order that the Custodian on behalf of the Indenture Trustee, is able to deliver the Initial Certification, as provided in Section 6.15(a) with respect to such Additional Mortgage Loans.

            (c) Any Grant of an Additional Mortgage Loan on an Additional Transfer Date is subject to the following representations and warranties of the Issuer with respect to the Additional Mortgage Loans and must satisfy the representations and warranties specified in the related Additional Transfer Instrument and this Indenture: (i) the Issuer will not select such Additional Mortgage Loan in a manner that it believes is adverse to the interests of the Noteholders and the Note Insurer; (ii) after giving effect to such Additional Mortgage Loan, the Additional Mortgage Loans Granted hereunder and allocated to Group I shall have the following characteristics, in the aggregate:

                  (A) the Additional Mortgage Loans shall have a weighted average Loan-to-Value Ratio of not more than 78.5%;

                  (B) the weighted average Coupon Rate on the Additional Mortgage Loans should be no less than 9.63%;

                  (C) the weighted average Gross Margin on the Additional Mortgage Loans should be no less than 6.40%;

                  (D) the Additional Mortgage Loans will have a weighted average Stated Principal Balance of not greater than $114,000, and no Additional Mortgage Loan will have a Stated Principal Balance greater than $227,150. Each Additional Mortgage Loan conforms to the underwriting guidelines of FNMA;

                  (E) the first payment on each such Additional Mortgage Loan shall be due no later than March 1, 1999;

                  (F) each Additional Mortgage Loan will have a stated maturity of not more than 30 years;

                  (G) each Additional Mortgage Loan will be a fully amortizing loan with level-payments not to exceed 30 years;

                  (H) the aggregate of the Stated Principal Balances of Additional Mortgage Loans relating to Mortgaged Properties having the same zip code will not exceed 1.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans and the aggregate of the Stated Principal Balances of Additional Mortgage Loans relating to Mortgaged Properties located in California will not exceed 28% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (I) no Additional Mortgage Loan will be more than 30 days delinquent.

                  (J) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are A Risk Mortgage Loans will be no less than 57.5% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (K) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are A- Risk Mortgage Loans will be no less than 20.5% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (L) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are B Risk Mortgage Loans will be no less than 17% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (M) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are C Risk Mortgage Loans will be no less than 6% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (N) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are D Risk Mortgage Loans will be no greater than 2% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (O) the weighted average FICO of the Additional Mortgage Loans shall be no less than 614;

                  (P) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are fixed rate loans shall not exceed 15.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (Q) The aggregate Stated Principal Balance of the Additional Mortgage Loans that are six-month LIBOR Adjustable Rate Mortgage Loans shall not exceed 4.0% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (R) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are 2/28 Adjustable Rate Mortgage Loans shall not exceed 86% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (S) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are full documentation loans under the RBMG Guidelines shall not be less than 65% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (T) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are investor loans shall not exceed 4.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (U) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are Cash-Out Refinancing loans shall not exceed 29% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (V) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are 15 year Balloon Loans shall not exceed 3% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (W) immediately following the final Additional Transfer Date, the aggregate of the Stated Principal Balance Mortgage Loans that are either A Risk Mortgage Loans or A- Risk Mortgage Loans will be no less than 78% of the aggregate Stated Principal Balance of the Mortgage Loans; and

                  (X) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans which have existing "silent second loans" secured by the related Mortgaged Properties will be no more than 29% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

      (iii) after giving effect to such Additional Mortgage Loan the Additional Mortgage Loans Granted hereunder and allocated to Group II shall have the following characteristics in the aggregate:

                  (A) the Additional Mortgage Loans shall have a weighted average Loan-to-Value Ratio of not more than 78.5%;

                  (B) the weighted average Coupon Rate on the Additional Mortgage Loans should be no less than 9.63%;

                  (C) the weighted average Gross Margin on the Additional Mortgage Loans should be no less than 6.40%;

                  (D) the Additional Mortgage Loans will have a weighted average Stated Principal Balance of not greater than $114,000, and none of the Additional Mortgage Loans will have a Stated Principal Balance greater than $400,000.

                  (E) the first payment on each such Additional Mortgage Loan shall be due no later than March 1, 1999;

                  (F) each Additional Mortgage Loan will have a stated maturity of not more than 30 years;

                  (G) each Additional Mortgage Loan will be a fully amortizing loan with level-payments not to exceed 30 years;

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                  (H) the aggregate of the Stated Principal Balances of
      Additional Mortgage Loans relating to Mortgaged Properties having the same zip code will not exceed 1.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans and the aggregate of the Stated Principal Balances of Additional Mortgage Loans relating to Mortgaged Properties located in California will not exceed 28% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (I) no Additional Mortgage Loan will be more than 30 days delinquent.

                  (J) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are A Risk Mortgage Loans will be no less than 57.5% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (K) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are A- Risk Mortgage Loans will be no less than 20.5% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (L) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are B Risk Mortgage Loans will be no less than 17% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (M) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are C Risk Mortgage Loans will be no less than 6% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (N) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans that are D Risk Mortgage Loans will be no greater than 2% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (O) the weighted average FICO of the Additional Mortgage Loans shall be no less than 614;

                  (P) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are fixed rate loans shall not exceed 15.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (Q) The aggregate Stated Principal Balance of the Additional Mortgage Loans that are six-month LIBOR Adjustable Rate Mortgage Loans shall not exceed 4.0% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (R) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are 2/28 Adjustable Rate Mortgage Loans shall not exceed 86% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (S) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are full documentation loans under the RBMG Guidelines shall not be less than 65% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

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                  (T) the aggregate Stated Principal Balance of the Additional
      Mortgage Loans that are investor loans shall not exceed 4.25% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (U) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are Cash-Out Refinancing loans shall not exceed 29% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (V) the aggregate Stated Principal Balance of the Additional Mortgage Loans that are 15 year Balloon Loans shall not exceed 3% of the aggregate Stated Principal Balance of the Additional Mortgage Loans;

                  (W) immediately following the final Additional Transfer Date, the aggregate of the Stated Principal Balance Mortgage Loans that are either A Risk Mortgage Loans or A- Risk Mortgage Loans will be no less than 78% of the aggregate Stated Principal Balance of the Mortgage Loans; and

                  (X) the aggregate of the Stated Principal Balances of the Additional Mortgage Loans which have existing "silent second loans" secured by the related Mortgaged Properties will be no more than 29% of the aggregate Stated Principal Balance of the Additional Mortgage Loans.

            In the sole discretion of the Note Insurer, Additional Mortgage Loans allocable to Group I or Group II with characteristics varying from those set forth above may be Granted by the Issuer to the Indenture Trustee for inclusion in the Trust Estate; PROVIDED, HOWEVER, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Trust Estate.

            SECTION 2.15. CERTAIN AVAILABLE INFORMATION.

            The Indenture Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours upon reasonable prior written notice for review by any Holder of a Note or any Person identified to the Indenture Trustee as a prospective transferee of a Note, originals or copies of the following items: (A) this Indenture and any amendments hereof entered into pursuant to Article IX hereof, (B) all monthly reports required to be delivered to Noteholders pursuant to Section 8.08 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Noteholders pursuant to this Indenture since the Closing Date, (C) any and all Officers' Certificates delivered to the Indenture Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (D) any and all other Officers' Certificates delivered to the Indenture Trustee since the Closing Date pursuant to this Indenture. Copies and mailing of any and all of the foregoing items will be available from the Indenture Trustee upon request at the expense of the person requesting the same.

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                                  ARTICLE III
                                    COVENANTS

            SECTION 3.01. PAYMENT OF NOTES.

            The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture. The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. No person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

            SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Issuer will cause the Note Registrar to, and the Indenture Trustee, as initial Note Registrar agrees, to maintain its corporate trust office at a location where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

            The Issuer may also from time to time at its own expense designate one or more other offices or agencies within the United States of America where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, any designation of an office or agency for payment of Notes shall be subject to Section 3.03. The Issuer will give prompt written notice to the Indenture Trustee and the Note Insurer of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 3.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

            All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the related Note Account pursuant to Section 8.02(c) or Section 5.07 shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the related Note Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section 5.07 or
Section 8.02.

            With respect to Definitive Notes, if the Issuer shall have a Paying Agent that is not also the Note Registrar, such Note Registrar shall furnish to the Paying Agent, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Notes and of the number of Individual Notes held by each such Holder.

            Whenever the Issuer shall have a Paying Agent other than the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the related Note

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Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII.

            Subject to the prior consent of the Note Insurer, any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order and at the expense of the Issuer. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (c) of the definition of the term Permitted Investments. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) allocate all sums received for payment to the Holders of Notes on each Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, in each case to the extent permitted by applicable law;

                  (ii) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (iii) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time the Paying Agent ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                  (iv) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Notes for which it is acting as Paying Agent;

                  (v) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any Default by the Issuer, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                  (vi) comply with all requirements of the Code, and all regulations thereunder, with respect to withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; PROVIDED, HOWEVER, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on


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      any of the Notes, the Issuer has provided the calculations pertaining thereto to the Indenture Trustee and the Paying Agent.

            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Note (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Agent, at the last address of record for each such Holder).

            SECTION 3.04. EXISTENCE OF ISSUER.

            (a) Subject to Sections 3.04(b) and (c), the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware or under the laws of any other state or the United States of America, and will obtain and preserve its qualification to do business in each jurisdiction in which it is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Servicing Agreement, the Sub-Servicing Agreement, the Insurance Agreement, the Additional Transfer Instruments, the Management Agreement, the Depositor Sale Agreement and the Funding Co. Sale Agreement.

            (b) Subject to Section 3.09(vii), the prior consent of the Note Insurer, and receipt from the Rating Agencies of a written statement that their ratings and shadow ratings of the Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof, any entity into which the Issuer may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(vii)).

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            (c) Upon any consolidation or merger of or other succession to the
Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of, and shall have all of the obligations of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

            SECTION 3.05. PROTECTION OF TRUST ESTATE.

            (a) The Issuer or a designee on its behalf, which the Issuer agrees that as of the Closing Date shall be the Manager, will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as it shall have been notified by the Indenture Trustee in writing that may be necessary or advisable to:

                  (i) Grant more effectively all or any portion of the Trust Estate;

                  (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iv) enforce any of the Mortgage Loans, the Servicing Agreement, the Sub-Servicing Agreement, the Company Sale Agreement, the Management Agreement, the Funding Co. Sale Agreement, the Depositor Sale Agreement or the Loan Contribution Agreement; or

                  (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, and of the Noteholders, in the Mortgage Loans and the other property held as part of the Trust Estate against the claims of all Persons and parties.

                  (b) The Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to
      Section 3.06 (or from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(c), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

            SECTION 3.06. OPINIONS AS TO TRUST ESTATE.

            On or before April 30, 1999 and each April 30 thereof, the Issuer or its designee, which as of the Closing Date the Issuer agrees shall be the Manager, shall furnish to the

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Indenture Trustee and the Note Insurer an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee and the Note Insurer either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 1st in the following calendar year.

            SECTION 3.07. PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT.

            (a) The Issuer shall punctually perform and observe all of its obligations under this Indenture and the Servicing Agreement.

            (b) The Issuer shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the documents or instruments contained in any Mortgage File or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents or instruments contained in any Mortgage File, except as expressly permitted in this Indenture, the Servicing Agreement or such document included in the Mortgage File or other instrument.

            (c) If the Issuer shall have knowledge of the occurrence of a default under the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Note Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

            (d) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Rating Agencies. As soon as any successor Servicer is appointed, the Indenture Trustee shall notify the Rating Agencies, specifying in such notice the name and address of such successor Servicer.

            SECTION 3.08. INVESTMENT COMPANY ACT.

            The Issuer shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

            SECTION 3.09. NEGATIVE COVENANTS.

            The Issuer shall not:

                  (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture or the Servicing Agreement;

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                  (ii) claim any credit on, or make any deduction from, the
      principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                  (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of the Notes pursuant to this Indenture or amend the Trust Agreement, as in effect on the Closing Date, other than in accordance with the terms hereof or thereof;

                  (iv) incur, issue, assume or otherwise become liable for any indebtedness other than the Notes;

                  (v) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

                  (vi) dissolve or liquidate in whole or in part (until the Notes are paid in full);

                  (vii) (1) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any encumbrance permitted under the Depositor Sale Agreement) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Estate; or

                  (viii)take any other action that should reasonably be expected to, or fail to take any action if such failure should reasonably be expected to, cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code or (b) a taxable mortgage pool pursuant to
      Section 7701(i) of the Code.

            SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE.

            Not later than 90 days following the end of the fiscal year of the Issuer beginning in 1999, the Issuer shall deliver to the Indenture Trustee, the
Note Insurer and the Underwriter a written statement, signed by an Authorized Officer of the Owner Trustee, stating as to the signer thereof, that:

                  (i) a certificate, opinion or letter of a Certificateholder, the Depositor and the Servicer as contemplated by Section 11.01(c) regarding the fulfillment by the Issuer during such year of its obligations under this Indenture has been received by the Issuer; and

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                  (ii) to the best of such Authorized Officer's knowledge, based solely on such certificate, opinion or letter, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such Authorized Officer and the nature and status thereof.

            SECTION 3.11. RESTRICTED PAYMENTS.

            The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer,
(ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Note Insurer and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Servicing Agreement, the Insurance Agreement or the Trust Agreement and the Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Note Account except in accordance with this Indenture.

            SECTION 3.12. TREATMENT OF NOTES AS DEBT FOR TAX PURPOSES.

            The Issuer shall treat the Notes as indebtedness for all federal and state tax purposes.

            SECTION 3.13. NOTICE OF EVENTS OF DEFAULT.

            The Issuer shall give the Indenture Trustee, the Note Insurer, the Rating Agencies and the Underwriter prompt written notice of each Event of Default hereunder, each default on the part of the Servicer of its obligations under the Servicing Agreement, each default on the part of Funding Co. of its obligations under the Funding Co. Sale Agreement, and each default on the part of the Depositor of its obligations under the Depositor Sale Agreement.

            SECTION 3.14. FURTHER INSTRUMENTS AND ACTS.

            Upon request of the Indenture Trustee or the Note Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

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                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

            SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE.

      Whenever the following conditions shall have been satisfied:

            (1) either

                  (a) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07, and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Note Registrar for cancellation; or

                  (b) all Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable at the Final Maturity Date within one year, or (iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Servicer, the Majority Certificateholder, or the Note Insurer and the Servicer, the Majority Certificateholder, or the Note Insurer in the case of clauses (b)(i), (b)(ii) or (b)(iii) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Final Maturity Date or to the applicable Redemption Date, as the case may be, and in the case of Notes that were not paid at the Final Maturity Date of their entire unpaid principal amount, for all overdue principal and all interest payable on such Notes to the next succeeding Payment Date therefor;

      (2) the later of (a) eighteen months after payment in full of all outstanding obligations under the Notes, and (b) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including, without limitation, any amounts due the Note Insurer hereunder); and

      (3) the Issuer has delivered to the Indenture Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Indenture Trustee and the Note Insurer each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with; then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the party redeeming the Notes, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and

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      deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Indenture Trustee and the Paying Agent to the Issuer and the Holders of Notes under Section 3.03, the obligations of the Indenture Trustee to the Holders of Notes under Section 4.02 and the provisions of Section
2.07 with respect to lost, stolen, destroyed or mutilated Notes, registration of transfers of Notes and rights to receive payments of principal of and interest on the Notes shall survive.

            SECTION 4.02. APPLICATION OF TRUST MONEY.

            All money deposited with the Indenture Trustee pursuant to Sections
3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

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                                   ARTICLE V
                              DEFAULTS AND REMEDIES

            SECTION 5.01. EVENT OF DEFAULT.

            "Event of Default", wherever used herein, means, with respect to each Class of Notes issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) if the Issuer shall default in the payment on any Payment Date of any payment of Note Interest or Monthly Principal on any Note in such Class or fail to pay the Notes in such Class in full on or before the Final Maturity Date (and in the case of any such default, such default or failure shall continue for a period of 5 days unremedied);

                  (b) if, with respect to the related Class of Notes, the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses (i) through (viii) of Section 3.09;

                  (c) if, with respect to the related Class of Notes, the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, the Servicing Agreement, the Depositor. Sale Agreement or the Insurance Agreement, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Note Insurer by the Indenture Trustee at the direction of the Note Insurer, or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Note Balance of the Outstanding Notes of the related Class, with the prior written consent of the Note Insurer, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (d) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered by the Issuer pursuant hereto or in connection herewith, the Servicing Agreement, the Depositor Sale Agreement or the Insurance Agreement, shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Indenture Trustee at the direction of the Note Insurer, or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Note Balance of the related Class of the Outstanding Notes, with the prior written consent of the Note Insurer, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; PROVIDED, HOWEVER, that in the event that there exists a remedy with respect to any such breach that consists of a purchase obligation, repurchase obligation or right to substitute under the Basic Documents, then such purchase obligation, repurchase obligation or right to substitute shall be the sole remedy with respect to such breach and shall not constitute an Event of Default hereunder;

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                  (e) the entry of a decree or order for relief by a court
      having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (f) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

                  (g) the occurrence of any event described in (a) - (f) above with respect to the other Class.

            SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then and in every such case, but with the consent of the Note Insurer in the absence of a Note Insurer Default, the Indenture Trustee may, and on request of the Holders of Notes representing not less than 50% of the Note Balance of the Outstanding Notes of the related Class, shall, declare such Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders of the related Class of Notes), and upon any such declaration such Notes, in an amount equal to the Note Balance of such Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable, all subject to the prior written consent of the Note Insurer in the absence of a Note Insurer Default.

            At any time after such a declaration of acceleration of maturity of the related Class of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Note Insurer or the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of the related Class, with the prior written consent of the Note Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (i) all payments of principal of, and interest on, all the related Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

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                  (ii) all sums paid or advanced by the Indenture Trustee
      hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

            (b) all Events of Default, other than the nonpayment of the principal of the related Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Indenture Trustee may, with the prior written consent of the Note Insurer in the absence of a Note Insurer Default, proceed to protect and enforce its rights and the rights of the Noteholders of the related Class of Notes and the Note Insurer by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Noteholders of the related Class of Notes and the Note Insurer or any Noteholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Mortgage Loans in the Group related to the Class of Notes in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by such Class of Notes may be sought or obtained by the Indenture Trustee or any Noteholder of the related Class of Notes against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V, including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

            SECTION 5.04. REMEDIES. If an Event of Default shall have occurred and be continuing and the Notes of the related Class have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the direction of the Note Insurer in the absence of a Note Insurer Default or the Holders of the related Class of Notes representing not less than 50% of the Note Balance of the Outstanding Notes of the related Class with the prior written consent of the Note Insurer (subject to Section 5.17, to the extent applicable) may, for the benefit of the Noteholders of the related Class of Notes and the Note Insurer, do one or more of the following:

            (a) institute Proceedings for the collection of all amounts then payable on such Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections
      3.01 and 5.03;

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            (b) in accordance with Section 5.17, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

            (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

            (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes of the related Class of Notes and the Note Insurer hereunder; and

            (e) refrain from selling the Mortgage Loans in the Group related to such Class of Notes and apply all Remittable Funds pursuant to Section 5.07.

            SECTION 5.05. INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether such Class of Notes shall then be due and payable as provided in this Indenture or in the related Class of Notes or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall, with the prior written consent of, or at the direction of, the Note Insurer in the absence of a Note Insurer Default, be entitled and empowered, by intervention in such Proceeding or otherwise to:

            (a) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of such Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders of the related Class of Notes and the Note Insurer allowed in such Proceeding, and

            (b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder of the related Class of Notes and the Note Insurer to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders of the related Class of Notes and the Note Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or the Note Insurer any plan of reorganization, arrangement, adjustment or composition affecting any of the related Class of Notes or the rights of any Holder thereof, or the Note Insurer, or to authorize the Indenture

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Trustee to vote in respect of the claim of any Noteholder of the related Class of Notes or the Note Insurer in any such Proceeding.

            SECTION 5.06. INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee at the direction of the Note Insurer shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the related Class of Notes and the Note Insurer in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to clause (a) of Section 5.07.

            SECTION 5.07. APPLICATION OF MONEY COLLECTED. If the Class of Notes has been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to each Class of Notes pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for such Class of Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Class of Notes, upon presentation and surrender thereof:

            (a) first, to the Indenture Trustee, any unpaid Indenture Trustee's Fees then due with respect to the related Group and any other amounts payable and due to the Indenture Trustee with respect to such Class under this Indenture, including any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this
      Article V;

            (b) second, to the Servicer, any amounts required to pay the Servicer for any unpaid Servicing Fees with respect to the related Group then due and to reimburse the Servicer for P&I Advances previously made by, and not previously reimbursed or retained by, the Servicer and, upon the final liquidation of the related Mortgage Loans or the final liquidation of the Trust Estate, Servicing Advances with respect to the related Group previously made by, and not previously reimbursed or retained by, the Servicer;

            (c) third, to the payment of Note Interest then due and unpaid upon the Outstanding Notes of such Class through the day preceding the date on which such payment is made;

            (d) fourth, to the payment of the Note Balance of the Outstanding Notes of such Class, up to the amount of their respective Outstanding Note Balances, ratably, without preference or priority of any kind;

            (e) fifth, such amounts set forth in (c) and (d) above with respect to the other Class.

            (f) sixth, to the payment to the Note Insurer, as subrogee to the rights of the Noteholders, (A) the aggregate amount necessary to reimburse the Note Insurer for any

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      unreimbursed Insured Payments for such Class paid by the Note Insurer on prior Payment Dates, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such Insured Payments were paid by the Note Insurer to such Payment Date, (B) the amount of any unpaid Note Insurer Premium for such Class then due, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such amounts were due, (C) any other amounts due and owing to the Note Insurer under the Insurance Agreement and (D) such amounts set forth in (A), (B) and (C) above with respect to the other Class;

                  (g) seventh, to the Class A-1 or Class A-2 Noteholders, any amounts due them as a result of Prepayment Interest Shortfalls and shortfalls in interest resulting from application of the Relief Act with respect to Mortgage Loans in the related Group;

                  (h) eighth, to the payment of the entire outstanding Available Funds Cap Rate Carry Forward Amount then due and unpaid upon the Outstanding Notes of the related Class through the day preceding the date on which such payment is made; and

                  (i) ninth, to the Owner Trustee and the Issuer, certain amounts reimbursable to them with respect to the related Class pursuant to the Indenture or the Trust Agreement;

                  (j) tenth, to the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto.

            SECTION 5.08. LIMITATION ON SUITS.

            No Holder of a Class of Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Indenture Trustee and the Note Insurer of a continuing Event of Default;

                  (b) the Holders of Notes representing not less than 25% of the Note Balance of the Outstanding Notes of the related Class shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (c) such Holder or Holders have offered to the Indenture Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

                  (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of the related Class; and

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                  (f) the consent of the Note Insurer shall have been obtained;

      it being understood and intended that no one or more Holders of a Class of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such Class of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the related Class of Notes.

            In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of a Class of Notes, each representing less than 50% of the Note Balances of the Outstanding Notes of the related Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken notwithstanding any other provision herein to the contrary.

            SECTION 5.09. UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

            Subject to the provisions in this Indenture (including Sections 3.01 and 5.03) limiting the right to recover amounts due on a Note to recovery from amounts in the Trust Estate, the Holder of any Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Note on the respective Payment Date for such installment of interest, to receive payment of each installment of principal of such Note when due (or, in the case of any Note called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

            SECTION 5.10. RESTORATION OF RIGHTS AND REMEDIES.

            If the Indenture Trustee, the Note Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the
Note Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the
Note Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

            SECTION 5.11. RIGHTS AND REMEDIES CUMULATIVE.

            No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.12. DELAY OR OMISSION NOT WAIVER.

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            No delay or omission of the Indenture Trustee, the Note Insurer or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or by the Noteholders (with the prior consent of the Note Insurer in the absence of a Note Insurer Default), as the case may be.

            SECTION 5.13. CONTROL BY NOTEHOLDERS.

            Subject to Section 8.16 hereof, the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of a Class of Notes on the applicable Record Date shall, with the consent of the Note Insurer in the absence of a Note Insurer Default, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture;

            (b) any direction to the Indenture Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Notes representing the percentage of the Note Balance of the Outstanding Notes specified in
      Section 5.17(b) (i), unless Section 5.17(b) (ii) is applicable; and

            (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; PROVIDED, HOWEVER, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Noteholders not consenting.

            SECTION 5.14. WAIVER OF PAST DEFAULTS.

            Subject to Section 8.16 hereof, the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of a Class of Notes on the applicable Record Date may on behalf of the Holders of all the Notes, and with the consent of the Note Insurer in the absence of a Note Insurer Default, waive any past Default hereunder and its consequences, except a Default:

                  (a) in the payment of principal or any installment of interest on any Note; or

                  (b) in respect of a covenant or provision hereof that under
      Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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            Section 5.15. UNDERTAKING FOR COSTS.

            All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate Notes representing more than 10% of the Note Balance of the Outstanding Notes of the related Class of Notes, or to any suit instituted by any Noteholder of such Class of for the enforcement of the payment of any Required Payment Amount on any Note on or after the related Payment Date or for the enforcement of the payment of principal of any Note on or after the Final Maturity Date (or, in the case of any Note called for redemption, on or after the applicable Redemption Date).

            SECTION 5.16. WAIVER OF STAY OR EXTENSION LAWS.

            The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 5.17. SALE OF TRUST ESTATE.

            (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

            (b) To the extent permitted by law, the Indenture Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless: (i) the Holders of Notes representing not less than 50% of the Note Balance of the Notes then Outstanding of the related Class of Notes consent to or direct the Indenture Trustee to make such Sale; or (ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the Holders of the Notes, in full payment thereof in accordance with
Section 5.07, on the Payment Date next succeeding the date of such Sale.

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            In the absence of a Note Insurer Default, no sale hereunder shall be effective without the consent of the Note Insurer.

            (c) Unless the Holders of all Outstanding Notes of the related Class of Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in clause (ii) of subsection (b) of this Section 5.17 has not been established and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee on behalf of the Noteholders, shall prevent such sale and reject all bids.

            (d) In connection with a Sale of all or any portion of the Trust
Estate:

                  (i) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be payable to the Holders of the Notes as a result of such Sale in accordance with Section 5.07 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate related to the Class of Notes in connection with a Sale thereof;

                  (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate related to the Class of Notes in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

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            Section 5.18. ACTION ON NOTES.

            The Indenture Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Note Insurer or the Holders of Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

            SECTION 5.19. NO RECOURSE TO OTHER TRUST ESTATES OR OTHER ASSETS OF THE ISSUER.

            The Trust Estate Granted to the Indenture Trustee as security for the Notes serves as security only for the Notes. Holders of the Notes shall have no recourse against the trust estate granted as security for any other securities issued by the Issuer, and no judgment against the Issuer for any amount due with respect to the Notes may be enforced against either the trust estate securing any other securities or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other trust estate or any other assets of the Issuer.

            SECTION 5.20. APPLICATION OF THE TRUST INDENTURE ACT.

            Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.


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                                   ARTICLE VI
                              THE INDENTURE TRUSTEE

            SECTION 6.01. DUTIES OF INDENTURE TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) In the absence of bad faith on its part, the Indenture Trustee may request and conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

            (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of subsection (b) of this Section 6.01;

                  (ii) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13 or 5.17 or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

            (d) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(b), 5.01(e) or 5.01(f) or any Default described in
Section 5.01(c) or 5.01(d) or of any event described in Section 3.05 unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Trust Estate or this Indenture.

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            (e) No provision of this Indenture shall require the Indenture
Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, or to make any investigation into the facts or matters stated in any resolution, note, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under the Servicing Agreement or otherwise.

            (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

            (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Notes, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof) and the Noteholders and the Note Insurer and the rights of Noteholders and the Note Insurer shall continue to be governed by the terms of this Indenture.

            (h) The Indenture Trustee or any Custodian appointed pursuant to
Section 8.15 shall at all times retain possession of the Mortgage Files in the State of New York or the State of Illinois, except for those Mortgage Files or portions thereof released to the Servicer pursuant to this Indenture or the Servicing Agreement.

            (i) The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Note Accounts, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

            SECTION 6.02. NOTICE OF DEFAULT.

            Immediately after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to the Note Insurer and the Underwriter notice of each such Default and, within 90 days after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such Default, unless such Default shall have been cured or waived. Concurrently with the mailing of any such notice to the Holders of the Notes, the Indenture Trustee shall transmit by mail a copy of such notice to the Rating Agencies.

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            SECTION 6.03. RIGHTS OF INDENTURE TRUSTEE.

            (a) Except as otherwise provided in Section 6.01, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

            (c) With the consent of the Note Insurer, which consent shall not be unreasonably withheld, the Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

            (e) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

            (f) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

            (g) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Indenture Trustee with due care.

            SECTION 6.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

            The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Indenture Trustee and the Authenticating Agent assume no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

            SECTION 6.05. MAY HOLD NOTES.

            The Indenture Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.07 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee, Agent or such other agent.

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            SECTION 6.06. MONEY HELD IN TRUST.

            Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments, which are obligations of others.

            SECTION 6.07. ELIGIBILITY; DISQUALIFICATION.

            Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have an Indenture Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.08. The Indenture Trustee shall be subject to TIA Section 310(b).

            SECTION 6.08. INDENTURE TRUSTEE'S CAPITAL AND SURPLUS.

            The Indenture Trustee shall at all times be a corporation or banking association organized and doing business under the laws of the United States or any state thereof, be authorized under such laws to exercise corporate trust powers, be subject to supervision or examination by federal or state authorities, and have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $50,000,000. If the Indenture Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.08 shall be as set forth in the latest such report. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. SECTION 6.09. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.10.

            (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, the Note Insurer, each Rating Agency, and the Servicer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee must be approved by the Note Insurer and the Rating Agencies.

            (c) The Indenture Trustee may be removed at any time by the Note Insurer or, with the consent of the Note Insurer, by Act of the Holders representing more than 50% of the Note Balance of the Outstanding Notes of both Classes, delivered to the Indenture Trustee and to the Issuer.

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            (d) If at any time:

                  (i) the Indenture Trustee shall have a conflicting interest prohibited by Section 6.07 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.07 after written request therefor by the Issuer or by any Noteholder; or

                  (ii) the Indenture Trustee shall cease to be eligible under
      Section 6.08 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (i) the Issuer by an Issuer Order, with the consent of the Note Insurer, may remove the Indenture Trustee, and the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Indenture Trustee acceptable to the Note Insurer and to vest in such successor Indenture Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; PROVIDED, HOWEVER, if the Issuer and the Note Insurer do not join in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee may petition a court of competent jurisdiction to make such appointment, or (ii) subject to Section 5.15, and, in the case of a conflicting interest as described in clause (1) above, unless the Indenture Trustee's duty to resign has been stayed as provided in TIA
      Section 310(b), the Note Insurer or any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Note Insurer, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

            (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, by an Issuer Order, shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer and the Rating Agencies. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by the Note Insurer or, with the consent of the Note Insurer, by Act of the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of both Classes delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee (subject to approval by the Rating Agencies) and supersede the successor Indenture Trustee appointed by the Issuer. If no successor Indenture Trustee shall have been so appointed by the Issuer, the Note Insurer or Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Note Insurer and the Rating Agencies, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

            (f) The Issuer shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Notes

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and the Note Insurer. Each notice shall include the name of the successor
Indenture Trustee and the address of its Corporate Trust Office.

            SECTION 6.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

            Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Note Insurer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

            No successor Indenture Trustee shall accept its appointment unless
(i) at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article and (ii) the Note Insurer and the Rating Agencies have approved such appointment.

            SECTION 6.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF INDENTURE TRUSTEE.

            Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

            SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

            The Indenture Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and an Indenture Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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            Section 6.13. CO-INDENTURE TRUSTEES AND SEPARATE INDENTURE TRUSTEES.

            At any time or times, for the purpose of meeting the requirements of this Indenture or of any jurisdiction in which any of the Trust Estate may at the time be located, the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee, of the Note Insurer or of the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of both Classes with respect to which a co-trustee or separate trustee is being appointed with the consent of the Note Insurer, the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuer.

            Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

            Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

            (a) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

            (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

            (c) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture

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Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

            (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

            (e) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

            (f) Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 6.14. AUTHENTICATING AGENTS.

            Issuer shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Notes designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Notes of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Notes) in connection with transfers and exchanges under Section 2.06, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Notes. For all purposes of this Indenture (other than in connection with the authentication and delivery of Notes pursuant to Sections 2.05 and 2.11 in connection with their initial issuance), the authentication and delivery of Notes by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Notes "by the Indenture Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.07 for the Indenture Trustee hereunder and has an office for presentation of Notes in the United States of America. The Indenture Trustee shall initially be the Authenticating Agent and shall be the Note Registrar as provided in Section 2.06. The office from which the Indenture Trustee shall perform its duties as Note Registrar and Authenticating Agent shall be the Corporate Trust Office. Any Authenticating Agent appointed pursuant to the terms of this Section 6.14 or pursuant to the terms of any supplemental indenture shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Note Registrar or co-Note Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Note Registrar or co-Note Registrar.

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            Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Issuer. The Issuer may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Issuer shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Indenture Trustee, and shall mail notice of such appointment to all Holders of Notes.

            The Indenture Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Indenture Trustee shall be entitled to be reimbursed for such payments pursuant to Section 8.02. The provisions of Sections 2.09, 6.04 and
6.05 shall be applicable to any Authenticating Agent.

            SECTION 6.15. REVIEW OF MORTGAGE FILES.

            (a) The Indenture Trustee shall cause a Custodian on its behalf to review, for the benefit of the Noteholders and the Note Insurer, each Mortgage File prior to the Closing Date and prior to each Additional Transfer Date to ascertain that all documents required to be included in the Mortgage File are included therein, and shall deliver, or cause to be delivered, to the Issuer, RBMG, the Company, Funding Co., the Depositor, the Note Insurer and the Servicer on the Closing Date or each Additional Transfer Date, as the case may be, an Initial Certification with respect to each Mortgage Loan covered thereby to the effect that, except as specifically noted on a schedule of exceptions thereto,
(A) all documents required to be contained in the related Mortgage File are in its possession, (B) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the related Mortgage File.

            (b) On each of (i) the 45th day after the Closing Date and (ii) the 270th day after the Closing Date, the Indenture Trustee shall deliver, or cause a Custodian on its behalf to deliver, to the Issuer, RBMG, the Depositor, the Company, Funding Co., the Note Insurer and the Servicer, on the date referred to in clause (i) of this subsection an Interim Certification, and on the date referred to in clause (ii) of this subsection (b), a Final Certification, with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto, (A) all documents required to be contained in the related Mortgage File are in its possession, (B) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the related Mortgage File.


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            (c) It is understood that before making the Initial Certification, the Interim Certifications and the Final Certification, the Indenture Trustee, or a Custodian on its behalf, shall examine the related Mortgage File to confirm that:

                  (i) each Mortgage Note and Mortgage bears an original signature or signatures purporting to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (ii) except for the endorsement to the Indenture Trustee, neither the Mortgage nor any Assignment, on the face or the reverse side(s) thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

                  (iii) the principal amount of the indebtedness secured by the related Mortgage is identical to the original principal amount of the related Mortgage Note;

                  (iv) the Assignment of the related Mortgage from RBMG to the Indenture Trustee is in the form required pursuant to Section 4(b)(iv) of the Loan Contribution Agreement, and bears an original signature of RBMG and any other necessary party (or signatures purporting to be that of RBMG and any such other party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                  (v) if intervening Assignments are included in the Mortgage File, each such intervening Assignment bears an original signature of the related mortgagee and/or the assignee (and any other necessary party) (or signatures purporting to be that of each such party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures; (vi) if either a title insurance policy, a preliminary title report or a written commitment to issue a title insurance policy is delivered, the address of the real property set forth in such policy, report or written commitment is identical to the real property address contained in the related Mortgage; and

                  (vii) if any of a title insurance policy, certificate of title insurance or a written commitment to issue a title insurance policy is delivered, such policy, certificate or written commitment is for an amount not less than the original principal amount of the related Mortgage Note and such title insurance policy insures that the related Mortgage creates a first lien, senior in priority to all other deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any mechanics' liens, judgment liens or writs of attachment (or if the title insurance policy or certificate of title insurance has not been issued, the written commitment for such insurance obligates the insurer to issue such policy for an amount not less than the original principal amount of the related Mortgage Note);

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PROVIDED THAT, with respect to the Initial Certification, the scope of such review shall only include those items described in clauses (i) (solely with respect to each Mortgage Note), (iv) and (v) above.

            (d) In giving the Initial Certification, the Interim Certifications and the Final Certification, the Indenture Trustee shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereto are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include a flood insurance policy, any rider, addenda, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

            (e) No later than the fifth Business Day of each third month, commencing in March, 1999, the Indenture Trustee shall deliver, or cause a Custodian on its behalf to deliver, to the Company, Funding Co., RBMG, the Servicer and the Note Insurer a recordation report dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received
(i) an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (ii) an original recorded Assignment of the Mortgage to the Indenture Trustee and any required intervening Assignments or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment.

            SECTION 6.16. INDENTURE TRUSTEE FEES AND EXPENSES.

            (a) On each Payment Date, the Indenture Trustee shall be entitled to receive its Indenture Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) from amounts deposited into the Note Accounts on the related Servicer Remittance Date. The Indenture Trustee Fee constitutes compensation for all services rendered by the Indenture Trustee in the exercise and performance of any of the powers and duties hereunder. The Indenture Trustee does not and will not have any lien on the Trust Estate for payment of any such fees or expenses.

            (b) This Section 6.16 shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee as regards rights accrued prior to such resignation or removal.


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                                  ARTICLE VII
                               NOTEHOLDERS' LISTS

            SECTION 7.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

            (a) The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) semi-annually, not less than 45 days nor more than 60 days after the Payment Date occurring closest to six months after the Closing Date and each Payment Date occurring at six-month intervals thereafter, all information in the possession or control of the Issuer, in such form as the Indenture Trustee may reasonably require, as to names and addresses of the Holders of Notes, and (ii) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

            (b) In addition to furnishing to the Indenture Trustee the Noteholder lists, if any, required under subsection (a), the Issuer shall also furnish all Noteholder lists, if any, required under Section 3.03 at the times required by Section 3.03.

            SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

            (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section
7.01 upon receipt of a new list so furnished.

            (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

            (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

            SECTION 7.03. REPORTS BY INDENTURE TRUSTEE.

            (a) Within 60 days after December 31 of each year (the "reporting date"), commencing with the year after the issuance of the Notes, (i) the Indenture Trustee shall, if required by TIA Section 313(a), mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a); (ii) the Indenture Trustee shall, to the extent not set forth in the Payment Date Statement pursuant to Section 2.08(d), also mail to Holders of Notes and the Note Insurer with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Indenture Trustee shall also mail to Holders of Notes and the Note Insurer any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities


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outstanding on the date as of which such information is provided shall be the
Note Balance of the then Outstanding Notes covered by the report.

            (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Notes and the Note Insurer be filed by the Indenture Trustee with the Commission and with each securities exchange upon which the Notes are listed. The Issuer will notify the Indenture Trustee when the Notes are listed on any securities exchange.

            SECTION 7.04. REPORTS BY ISSUER.

            The Issuer (a) shall deliver to the Indenture Trustee within 15 days after the Issuer is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) shall also comply with the other provisions of TIA Section 314(a).



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                                  ARTICLE VIII
           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

            SECTION 8.01. COLLECTION OF MONEYS.

            Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture.

            If the Indenture Trustee shall not have received the Remittable Funds by close of business on any related Servicer Remittance Date, the Indenture Trustee shall, unless the Issuer or the Servicer shall have made provisions satisfactory to the Indenture Trustee for delivery to the Indenture Trustee of an amount equal to such Remittable Funds, deliver a notice, with a copy to the Note Insurer, to the Issuer and to the Servicer of the Servicer's failure to remit such Remittable Funds and that such failure, if not remedied by the close of business on the Business Day after the date upon which such notice is delivered to the Servicer, shall constitute an event of default under the Servicing Agreement. If the Indenture Trustee shall subsequently receive any such Remittable Funds by 2:00 p.m. Eastern Time on such Business Day, such event of default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Issuer or the Servicer, or their respective designee or assignee, any Remittable Funds received with respect to a Mortgage Loan after the related Servicer Remittance Date to the extent that the Issuer or the Servicer, respectively, previously made payment or provision for payment with respect to such Remittable Funds in accordance with this Section 8.01, and any such Remittable Funds shall not be deemed part of the Trust Estate. Except as otherwise expressly provided in this Indenture and the Servicing Agreement, if, following delivery by the Indenture Trustee of the notice described above, the Servicer shall fail to remit the Remittable Funds on any Servicer Remittance Date, the Indenture Trustee shall deliver a second notice to the Servicer, the Issuer and the Note Insurer by 2:00 p.m. Eastern Time on the third Business Day prior to the related Payment Date indicating that an event of default occurred and is continuing under the Servicing Agreement. Thereupon, the Indenture Trustee shall take such actions as are required of the Indenture Trustee under Article V of the Servicing Agreement. In addition, if a default occurs in any other performance required under the Servicing Agreement, the Indenture Trustee may, with the consent of the Note Insurer, and upon the request of the Note Insurer or, with the consent of the Note Insurer, the Holders of Notes representing more than 50% of the Note Balance of the Outstanding Notes of both Classes shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

            SECTION 8.02. ESTABLISHMENT OF ACCOUNTS;

            (a) The Issuer hereby directs the Indenture Trustee to establish for each Class of Notes, one or more separate trust accounts that shall collectively be the "NOTE ACCOUNT" for such


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

Class on or before the Closing Date. The Indenture Trustee shall promptly deposit in the related Note Account (i) all Remittable Funds for the related Group received by it from the Servicer pursuant to the Servicing Agreement, (ii) any other funds from any deposits for such Group to be made by the Servicer pursuant to the Servicing Agreement, (iii) any amount for such Group required to be deposited in the related Note Account pursuant to Section 8.04, (iv) all amounts received pursuant to Section 8.05, (v) amounts withdrawn from the Reserve Account and deposited into such Note Account in accordance with Section
8.18 hereof and (vi) all other amounts received for deposit in the related Note Account, including the payment of any Purchase Price received by the Indenture Trustee. All amounts that are deposited from time to time in the related Note Account are subject to withdrawal by the Indenture Trustee for the purposes set forth in subsections (c) and (e) of this Section 8.02. All funds withdrawn from the related Note Account pursuant to subsection (c) of this Section 8.02 for the purpose of making payments to the Holders of Notes shall be applied in accordance with Section 3.03.

            (b) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in the Note Account (other than amounts received pursuant to Section 8.05) shall be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Payment Date.

            All income or other gains, if any, from investment of moneys deposited in the Note Account shall be for the benefit of the Issuer and on each Payment Date, any such amounts may be released from the Note Account and paid to the Issuer for deposit in the Certificate Distribution Account established and maintained pursuant to the Trust Agreement. Any loss resulting from such investment of moneys deposited in a Note Account shall be reimbursed immediately as incurred to such Note Account by the Issuer. Subject to Section 6.01 and the preceding sentence, the Issuer shall not in any way be held liable by reason of any insufficiency in such Note Account.

            (c) On each Payment Date, the Indenture Trustee shall withdraw amounts on deposit in each Note Account and pay on a PARI PASSU basis the Note Insurer Premium, the Indenture Trustee Fee for the related Group, and, provided notice is given to the Indenture Trustee no later than the 4th Business Day prior to the Payment Date, amounts required to pay the Servicer any unpaid related Servicing Fees then due and to reimburse the Servicer for related P&I Advances and Servicing Advances previously made by and not previously reimbursed to or retained by, the Servicer, which are so reimbursable to the Servicer pursuant to the Servicing Agreement (as reported in writing by the Servicer to the Indenture Trustee). After payment of such amounts, unless the Notes have been declared due and payable pursuant to Section 5.02 and moneys collected by the Indenture Trustee are being applied in accordance with Section 5.07, Available Funds on deposit in the related Note Account on any Payment Date or Redemption Date shall be withdrawn from the related Note Account (unless otherwise specified herein), in the amounts required, for application on such Payment Date as follows:

                  (i) first, to the payment to the Note Insurer, as subrogee to the rights of the Noteholders, out of Total Available Funds for such Class, the aggregate amount necessary to reimburse the Note Insurer for any unreimbursed payments of Insured Payments and unpaid Note Insurer Premiums (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement); PROVIDED, HOWEVER, that the Note


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

      Insurer shall be paid unreimbursed Insured Payments and unpaid related
      Note Insurer Premiums (and any interest thereon) only after each Class of Noteholders has received Note Interest and any Overcollateralization Deficit with respect to such Payment Date;

                  (ii) second, to the Class A-1 or Class A-2 Noteholders, the
      Note Interest for such Class out of amounts then on deposit in the related Note Account, with respect to such Payment Date;

                  (iii) third, to the Noteholders of the other Class, out of amounts then on deposit in the Note Account not related to the Class to be paid, any Note Interest for such other Class remaining unpaid after application of clause (ii) above;

                  (iv) fourth, to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the other Note Account, an amount equal to any Overcollateralization Deficit for such Class (computed as if the Monthly Principal for such Class and Excess Cash for such Group on such Payment Date had been paid) to reduce the related Note Balance of such Class until such Note Balance is reduced to zero;

                  (v) fifth, to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the Note Account for such Class, the amount of applicable Monthly Principal for the Notes of such Class with respect to such Payment Date, to reduce the related Note Balance until such Note Balance is reduced to zero;

                  (vi) sixth, to the Note Insurer, any amounts due and owing under the Insurance Agreement that are not described in clause (i) above;

                  (vii) seventh, to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit in the Note Account for such Class, to reduce the Note Balance for such Class, the amount, if any, equal to the lesser of (A) Excess Cash with respect to the related Group for such Payment Date, and (B) the lesser of (1) the amount necessary for the Overcollateralization Amount for such Class to equal the Required Overcollateralization Amount for such Class on such Payment Date (after paying the Monthly Principal to the related Class for such Payment Date) and (2) the amount necessary to reduce the related Note Balance to zero:

                  (viii) eighth, to the Reserve Account, in the event that the Overcollateralization Amount with respect to Class A-1 or Class A-2 is less than the Required Overcollateralization Amount for such Class, out of amounts on deposit in the Note Account related to the other Class, to the extent of any such shortfall;

                  (ix) ninth, to the Class A-1 or Class A-2 Noteholders, the Available Funds Cap Carry Forward Amount related to such Class for such Payment Date; and

                  (x) tenth, to the Class A-1 or Class A-2 Noteholders, any amounts due them as a result of Prepayment Interest Shortfalls and shortfalls in interest resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") with respect to Mortgage Loans in the related Group;

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

                  (xi) eleventh, to the Class A-1 or Class A-2 Noteholders, out of amounts then on deposit on the other Note Account, an amount equal to any remaining shortfall in the amounts described in clauses (ix) and (x) preceding, in that order, with respect to such Class;

                  (xii) twelfth, to the Owner Trustee, the Servicer and the Issuer, certain amounts reimbursable to them with respect to the related Group pursuant to the Indenture, the Owner Trust Agreement, or the Servicing Agreement.

            (d) Upon the earlier to occur of (i) the March 25, 1999 Payment Date and (ii) the satisfaction and discharge of this Indenture, the Indenture Trustee shall withdraw any amount remaining in the Pre-Funding Accounts and pay such amounts to the Noteholders of the related Class of Notes as a prepayment in reduction of the Outstanding Note Balance of such Class.

            (e) On or after each Payment Date, so long as the Indenture Trustee shall have prepared a Payment Date Statement in respect of such Payment Date and shall have made, or, in accordance with Section 3.03, set aside from amounts in the Note Account an amount sufficient to make, the payments required to be made as set forth in Section 8.02(c) as indicated in such Payment Date Statement, the Available Funds with respect to the current Payment Date, if any, remaining in the related Note Account, after application thereof in accordance Section 8.02(c)(i) - (xii), shall be withdrawn from the related Note Account by the Indenture Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the lien of this Indenture and paid by the Indenture Trustee to the related Certificate holders.

            (f) Any payments made by the Indenture Trustee to the Issuer pursuant to this Section 8.02 shall be remitted to the Certificate Distribution Account established and maintained pursuant to the Trust Agreement.

            (g) In the event the Indenture Trustee is required to establish a Collection Account pursuant to the Servicing Agreement, the Indenture Trustee shall establish and maintain such account in the manner required under the Servicing Agreement. The Indenture Trustee shall reinvest amounts in the Collection Account at the direction of the Servicer in Permitted Investments. All income or other gains, if any, from investment of moneys deposited in the Collection Account shall be for the benefit of the Servicer and on each Servicer Remittance Date the Indenture Trustee shall release any such amounts from the Collection Account to the Servicer.

SECTION 8.03.     PRE-FUNDING ACCOUNTS.

            (a) The Issuer hereby directs the Indenture Trustee to establish, at the Corporate Trust Office, one or more accounts that shall collectively be the "Pre-Funding Account" with respect to each Group, on or before the Closing Date. The Indenture Trustee shall, promptly upon receipt, deposit in each Pre-Funding Account and retain therein the related Original Pre-Funding Amount remitted on the Closing Date to the Indenture Trustee by the Issuer.

            (b) Amounts on deposit in the Pre-Funding Account with respect to each Group shall be withdrawn by the Indenture Trustee as follows:

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                  (i) On any Additional Transfer Date, the Indenture Trustee,
      upon written direction from the Issuer, shall withdraw from the related Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Additional Mortgage Loans allocated to such Group and Granted to the Indenture Trustee on such Additional Transfer Date and pay such amount to or upon the order of the Issuer upon satisfaction of the conditions with respect to such Grant set forth in
      Section 2.14(b) above with respect to all Additional Mortgage Loans;

                  (ii) If the related Outstanding Pre-Funding Amount has not been reduced to zero during the Funding Period, on the March 25, 1999 Payment Date, the Indenture Trustee shall effect the payment described in
      Section 8.02(d) above;

and also, in no particular order of priority:

                  (iii) To withdraw any amount not required to be deposited in the related Pre-Funding Account or deposited therein in error; and

                  (iv) To clear and terminate the related Pre-Funding Account upon the earliest to occur of (A) the March 25, 1999 Payment Date and (B) the satisfaction and discharge of this Indenture.

            (c) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in each Pre-Funding Account shall be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Additional Transfer Date. All income or other gains, if any, from investment of moneys deposited in each Pre-Funding Account shall be for the benefit of the Issuer and on each Payment Date, any such amounts may be released from a Pre-Funding Account and paid to the Issuer for deposit in the Certificate Distribution Account established and maintained pursuant to the Trust Agreement. Any loss resulting from such investment of moneys deposited in a Pre-Funding Account shall be reimbursed immediately as incurred to the Pre-Funding Account by the Issuer. Subject to
Section 6.01 and the preceding sentence, the Issuer shall not in any way be held liable by reason of any insufficiency in a Pre-Funding Account.

SECTION 8.04.     INTEREST COVERAGE ACCOUNTS.

            (a) The Issuer hereby directs the Indenture Trustee to establish, at the Corporate Trust Office, one or more accounts that shall collectively be the "Interest Coverage Account" with respect to each Class of Notes, on or before the Closing Date. The Indenture Trustee shall, promptly upon receipt, deposit in each Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Indenture Trustee by the Issuer for such Class. Funds deposited in each Interest Coverage Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders of the related Class of Notes and the Note Insurer for the uses and purposes set forth herein. All income and gain realized from investment of funds deposited in each Interest Coverage Account shall be for the sole and exclusive benefit of the Issuer and shall be remitted by the Indenture Trustee to the Issuer on the first Business Day following each Payment Date. The Issuer shall deposit in the related Interest Coverage Account


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the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

            (b) On the January 25, 1999 Payment Date, the Trustee shall withdraw from each Interest Coverage Account and deposit in the related Note Account an amount equal to (i) 44 days' interest on the related Original Pre-Funding Amount calculated at a rate equal to the related Note Interest Rate for such Payment date plus the Note Insurer Premium for such Payment date minus (ii) an amount equal to the sum of (A) interest payments received on Additional Mortgage Loans Granted to the Indenture Trustee for inclusion in the Trust Estate and allocated to the related Group during the related Due Period (net of the related Servicing Fee and Indenture Trustee Fee pro rated for the number of days such Mortgage Loans were included in such Group) and (B) P&I Advances in respect of interest portions of delinquent Monthly Payments on Additional Mortgage Loans in such Group conveyed to the Indenture Trustee during the related Due Period.

            (c) On the February 25, 1999 Payment Date, the Indenture Trustee shall withdraw from each Interest Coverage Account and deposit in the related Note Account an amount equal to (i) 31 days' interest on the related Original Pre-Funding Amount minus the aggregate Stated Principal Balance of Additional Mortgage Loans Granted to the Indenture Trustee for inclusion in the Trust Estate and allocated to the related Group having a Due Date prior to January 1, 1999 at a rate equal to the related Note Interest Rate for such Payment date plus the Note Insurer Premium for such Payment date minus (ii) an amount equal to the sum of (A) interest payments received on Additional Mortgage Loans Granted to the Indenture Trustee for inclusion in the Trust Estate and allocated to such Group during the related Due Period (net of the related Servicing Fee and Indenture Trustee Fee pro rated for the number of days such Mortgage Loans were included in such Group) and (B) P&I Advances in respect of interest portions of delinquent Monthly Payments on Additional Mortgage Loans in such Group conveyed to the Indenture Trustee during the related Due Period.

            (d) On the March 25, 1999 Payment Date, the Indenture Trustee shall withdraw from each Interest Coverage Account and deposit in the related Note Account an amount equal to (i) 28 days' interest on the related Original Pre-Funding Amount minus the Aggregate Stated Principal Balance of Additional Mortgage Loans Granted to the Indenture Trustee for inclusion in the Trust Estate and allocated to the related Group having a Due Date prior to February 1, 1999 at a rate equal to the related Note Interest Rate for such Payment date plus the Note Insurer Premium for such Payment date minus (ii) an amount equal to the sum of (A) interest payments received on Additional Mortgage Loans Granted to the Indenture Trustee for inclusion in the Trust Estate and allocated to such Group during the related Due Period (net of the related Servicing Fee and Indenture Trustee pro rated for the number of days such Mortgage Loans were included in such Group) and (B) P&I Advances in respect of interest portions of delinquent Monthly Payments on related Additional Mortgage Loans conveyed to the Indenture Trustee during the related Due Period.

            (e) On the date of Grant of an Additional Mortgage Loan to the Indenture Trustee (for allocation to a Group), funds on deposit in the related Interest Coverage Account in an amount equal to one-three hundred sixty-fifth (1/365th) of the product of (i) the Stated Principal Balance of such Additional Mortgage Loan and (ii) the weighted average Coupon Rate


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of the Cut-off Date Mortgage Loans in the related Group and (iii) the number of days from the related Additional Cut-off Date to March 11, 1999, shall be remitted immediately to RBMG.

            (f) Upon the earlier of (i) the March 25, 1999 Payment Date, (ii) the reduction of the related Note Balance to zero, (iii) the satisfaction and discharge of this Indenture in accordance with Section 4.01, and (iv) the date of the Grant of the last Additional Mortgage Loan to the Indenture Trustee (for allocation to a Group), as set forth in a written letter of instruction by the Issuer to the Indenture Trustee, any amount remaining on deposit in the related Interest Coverage Account after payments pursuant to Sections 8.04(b), 8.04(c) and 8.04(d) above shall be withdrawn by the Indenture Trustee and paid to the Issuer.

            (g) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in each Interest Coverage Account shall be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Payment Date. All income or other gains, if any, from investment of moneys deposited in each Note Account shall be for the benefit of the Issuer and on each Payment Date, any such amounts may be released from the Interest Coverage Account and paid to the Issuer. Any loss resulting from such investment of moneys deposited in the Interest Coverage Account shall be reimbursed immediately as incurred to the Interest Coverage Account by the Issuer. Subject to Section 6.01 and the preceding sentence, the Issuer shall not in any way be held liable by reason of any insufficiency in each Interest Coverage Account.

SECTION 8.05.     CLAIMS AGAINST THE MBIA INSURANCE POLICY.

            (a) The Indenture Trustee shall (A) receive as attorney-in-fact of each Noteholder any Insured Payment from the Note Insurer or on behalf of the
Note Insurer and (B) disburse such Insured Payment to such Noteholders in accordance with Section 8.02(c) hereof for the benefit of the related Noteholders. Any Insured Payment received by the Indenture Trustee shall be held by the Indenture Trustee uninvested. Insured Payments disbursed by the Indenture Trustee from proceeds of the MBIA Insurance Policy shall not be considered payment by the Issuer with respect to the Notes, nor shall such payments discharge the obligation of the Issuer with respect to such Notes, and the Note Insurer shall become the owner of such unpaid amounts due from the Issuer in respect of such Insured Payments as the deemed assignee and subrogee of such Noteholders and shall be entitled to receive the reimbursement in respect thereof. The Indenture Trustee hereby agrees on behalf of each Noteholder (and each Noteholder and Beneficial Owner, by acceptance of a Note or a beneficial interest in a Note agrees) for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes Insured Payments for the benefit of the Noteholders, the Note Insurer will be entitled to receive the related reimbursement in accordance with the priority of distributions referenced in Section 8.02(c) hereof.

                  (i) The Indenture Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, relating to a Preference Amount in respect of any payment made on the Notes. Each Noteholder that pays any amount in respect of a Preference Amount theretofore received by such Noteholder on account of a Note will be entitled to receive reimbursement for such amounts from the Note Insurer in accordance with the terms of the


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MBIA Insurance Policy. Each Noteholder, by its purchase of Notes, and the
Indenture Trustee hereby agree that, the Note Insurer (so long as no Note Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Amount and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Note Insurer shall be subrogated to the rights of the Indenture Trustee and each Noteholder with respect to any such Preference Amount, including, without limitation, all rights of any party to any adversary proceeding action with respect to any court order issued in connection with any such Preference Amount.

                  (ii) Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that, unless an Note Insurer Default exists and is continuing, the Note Insurer shall have the right to direct all matters relating to the Notes in any proceeding in a bankruptcy of the Issuer, including without limitation any proceeding relating to a Preference Amount and the posting of any surety or bond pending any such appeal.

                  (iii) With respect to a Preference Amount, the Indenture Trustee shall be responsible for procuring and delivering the items set forth in the MBIA Insurance Policy to the Note Insurer.

            (b) Unless a Note Insurer Default exists and is continuing, the Indenture Trustee shall cooperate at the Note Insurer's expense in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Noteholders as otherwise set forth herein and the Note Insurer shall reimburse the Indenture Trustee for all costs incurred by its cooperation with such request.

            (c) The Indenture Trustee shall surrender the MBIA Insurance Policy to the Note Insurer for cancellation upon the expiration of the term of the MBIA Insurance Policy as provided in the MBIA Insurance Policy.

            (d) With respect to any Payment Date on which an Insured Payment is required to be made, the Indenture Trustee shall deliver to the Note Insurer a Notice of Claim by no later than noon on the third Business Day prior to such Payment Date in the manner set forth in the MBIA Insurance Policy.

            (e) The Issuer hereby directs the Indenture Trustee to establish one or more accounts that shall collectively be the "Policy Payments Account", on or before the Closing Date. Upon receipt of an Insured Payment from the Note Insurer, the Indenture Trustee shall promptly deposit such Insured Payment in the Policy Payments Account. All amounts on deposit in the Policy Payments Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall (i) transfer an amount equal to the Insured Payment with respect to such Payment Date to the Note Account and (ii) return any money in the Policy Payments Account which does not constitute on Insured Payment to the Note Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Noteholders, the Insured Payment for such Payment Date from the Note Account in accordance with the priorities set forth in Section 8.02.

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            SECTION 8.06. GENERAL PROVISIONS REGARDING THE NOTE ACCOUNT AND
MORTGAGE LOANS.

            (a) Each Note Account shall relate solely to the related Class of Notes and to the related Group of Mortgage Loans, Permitted Investments and other property securing such Notes. Funds and other property in each Note Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Indenture Trustee may hold any funds or other property received or held by it as part of a Note Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Indenture Trustee and the Indenture Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Note Account.

            (b) If any amounts are needed for payment from the Note Account and sufficient uninvested funds are not available therein to make such payment, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Note Account.

            (c) The Indenture Trustee shall, at all times while any Notes are Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Indenture Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Note Account. The Indenture Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Note Account, against delivery of the amount receivable in connection with any sale.

            (d) The Indenture Trustee shall not invest any part of the Trust Estate in Permitted Investments that constitute uncertificated securities (as defined in Section 8-102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) or in any other book-entry securities unless it has received an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Estate. The cost of obtaining such Opinion of Counsel shall not be borne by the Indenture Trustee.

            SECTION 8.07. RELEASES OF DEFECTIVE MORTGAGE LOANS.

            (a) In the event a Responsible Officer of the Indenture Trustee has actual knowledge, or written notice is received by the Indenture Trustee at the Corporate Trust Office (and such notice references the Notes generally, the Issuer, the Trust Estate or this Indenture), of any materially defective document in, or that a document is missing from (and never constituted part of) a Mortgage File, or of the breach by Funding Co. of any representation, warranty or covenant under the Funding Co. Sale Agreement, the breach by the Depositor of any representation, warranty or covenant under the Depositor Sale Agreement, the breach by the Company of any representation, warranty or covenant under the Company Sale Agreement, or of the breach by RBMG of any representation, warranty or covenant under the Loan Contribution Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the


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Noteholders of the related Class of Notes or the Note Insurer, the Indenture
Trustee shall promptly notify RBMG, the Company, Funding Co., the Depositor, the Servicer, or the Indenture Trustee if there is no Custodian, and the Note Insurer and direct the party breaching such representation, warranty or covenant to either (i) within 30 days after Funding Co., the Company, the Depositor, or RBMG (each a "Transferor") receives actual knowledge of such incorrectness, eliminate or otherwise cure the circumstance or condition in respect of which such representation or warranty was incorrect as of the time made, (ii) withdraw such Defective Mortgage Loan from the lien of this Indenture following the expiration of such 30-day period by depositing to the related Note Account an amount equal to the Purchase Price, plus the amount of any related Realized Loss resulting from a Deficiency Valuation, for such Mortgage Loan or (iii) substitute a Qualified Replacement Mortgage Loan for such Defective Mortgage Loan and deposit any Purchase Price, plus the amount of any Realized Loss resulting from a Deficiency Valuation, required to be paid in connection with such substitution pursuant to Section 7 of the Funding Co. Sale Agreement,
Section 7 of the Depositor Sale Agreement, Section 7 of the Company Sale Agreement or Section 7 of the Loan Contribution Agreement. Upon any purchase of or substitution for a Defective Mortgage Loan by either Funding Co., the Depositor, the Company, or RBMG as set forth above, the Indenture Trustee shall deliver or cause the Custodian to deliver, the Mortgage File relating to such Defective Mortgage Loan to Funding Co., the Depositor, the Company or RBMG, as the case may be, and the Issuer and the Indenture Trustee shall execute such instruments of transfer as are necessary to convey title to such Defective Mortgage Loan to Funding Co., the Depositor, the Company, or RBMG, as the case may be, from the lien of this Indenture.

            (b) Upon substitution of a Qualified Replacement Mortgage Loan, the Indenture Trustee or a Custodian on its behalf, shall acknowledge receipt of such Qualified Replacement Mortgage Loan or Loans and, (i) within ten Business Days thereafter, review such documents as specified in Section 6.15(c) and deliver to the Issuer, RBMG, the Company, Funding Co., the Depositor, the Note Insurer and the Servicer a certification substantially in the form of the Initial Certification described in Section 6.15(a) with respect to such Qualified Replacement Mortgage Loan or Loans and, (ii) within 270 days after such substitution, review such documents as specified in Section 6.15(c) and deliver to the parties set forth in clause (i) a certification substantially in the form of the Final Certification described in Section 6.15(b) with respect to such Qualified Replacement Mortgage Loan or Loans.

            (c) Monthly Payments due with respect to Qualified Replacement Mortgage Loans in the month of substitution shall be retained by the Transferor. For the month of substitution, the Indenture Trustee on behalf of the Noteholders and the Note Insurer shall be entitled to receive the Monthly Payment due on such Deleted Mortgage Loan, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Replacement Mortgage Loan or Loans shall be subject in all respects to the terms of this Indenture, including, all applicable representations and warranties included herein in each case as of the date of substitution.

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            Section 8.08. REPORTS BY INDENTURE TRUSTEE TO NOTEHOLDERS; ACCESS TO
CERTAIN INFORMATION.

            On each Payment Date, the Indenture Trustee shall deliver the written report required by Section 2.08(d) to Noteholders of record as of the related Record Date (including the Clearing Agency, if any).

            The Indenture Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Noteholder or any person identified to the Indenture Trustee as a prospective Noteholder, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Payment Date Statements delivered to the Issuer since the Closing Date, (c) any Officers' Certificates delivered to the Indenture Trustee since the Closing Date as described in the Indenture, (d) any statements of compliance delivered to the Indenture Trustee since the Closing Date as required under the Servicing Agreement, (e) any Collection Account report statements delivered to the Indenture Trustee as required under the Servicing Agreement and (f) any Accountants' servicing reports delivered to the Indenture Trustee since the Closing Date as required under the Servicing Agreement. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies and shall not be required to provide such copies without reasonable assurances that such sum will be paid.

            SECTION 8.09. TRUST ESTATE MORTGAGE FILES.

            (a) The Indenture Trustee shall release, or cause the Custodian to release Mortgage Files or portions thereof to the Servicer on the terms specified in the Servicing Agreement.

            (b) The Indenture Trustee shall, at such time as there are no Notes outstanding, release all of the Trust Estate to the Issuer when all of the conditions of Section 4.01 have been satisfied.

            SECTION 8.10. AMENDMENT TO SERVICING AGREEMENT.

            The Indenture Trustee may, without the consent of any Holder, enter into or consent to any amendment or supplement to the Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Indenture Trustee or the Holders of the Notes. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment: (i) unless the Indenture Trustee receives an Opinion of Counsel that the position of the Holders would not be materially adversely affected or written confirmation from the Rating Agencies that the then-current implied ratings on the Notes (without taking into account the MBIA Insurance Policy) would not be adversely affected by such supplement or amendment or (ii) if its own rights, duties or immunities would be adversely affected.

            SECTION 8.11. DELIVERY OF THE MORTGAGE FILES PURSUANT TO SERVICING AGREEMENT.

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            As is appropriate for the servicing or foreclosure of any Mortgage
Loan, the Indenture Trustee shall deliver, or cause the Custodian to deliver, to the Servicer the Mortgage Files for such Mortgage Loan upon receipt by the Indenture Trustee on or prior to the date such release is to be made of:

            (a) such Officers' Certificates, if any, as are required by the Servicing Agreement; and

            (b) a "Request for Release" in the form prescribed by the Servicing Agreement, executed by the Servicer, providing that the Servicer will hold or retain the Mortgage Files in trust for the benefit of the Indenture Trustee, the Note Insurer and the Noteholders.

            SECTION 8.12. SERVICER AS AGENT.

            In order to facilitate the servicing of the Mortgage Loans by the Servicer, the Servicer has been appointed by the Issuer to retain, in accordance with the provisions of the Servicing Agreement and this Indenture, all Remittable Funds on such Mortgage Loans prior to their deposit into the Note Account on or prior to the related Servicer Remittance Date.

            SECTION 8.13. TERMINATION OF SERVICER.

            In accordance with the Servicing Agreement, in the event of an event of default specified in Section 5.01 of the Servicing Agreement, the Indenture Trustee may, with the consent of the Note Insurer, and shall, upon the direction of the Note Insurer, (or as otherwise provided in the Servicing Agreement) terminate the Servicer as provided in Section 5.01 and Section 5.02 of the Servicing Agreement. If the Indenture Trustee terminates the Servicer, the Indenture Trustee or the initial Sub-Servicer as applicable shall, pursuant to
Section 5.02 of the Servicing Agreement, assume the duties of the Servicer or appoint a successor servicer acceptable to the Issuer, the Note Insurer and the Rating Agencies and meeting the requirements set forth in the Servicing Agreement.

            SECTION 8.14. INVESTMENT OF FUNDS IN THE NOTE ACCOUNTS, THE PRE-FUNDING ACCOUNTS AND THE INTEREST COVERAGE ACCOUNTS.

            (a) So long as no Default or Event of Default shall have occurred and be continuing, the Issuer may direct any depository institution maintaining the Note Accounts, the Pre-Funding Accounts, and the Interest Coverage Accounts (each, for purposes of this Section 8.14, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture shall be entitled to sole possession (except with respect to investment direction of funds held in such Investment Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. If no investment direction is made as to any Investment Account, the Indenture Trustee shall invest all funds on deposit in


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Permitted Investments described in Paragraph (g) of the definition of "Permitted
Investments". In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, upon the request of the Note Insurer or the Holders of Notes evidencing more than 50% of the Outstanding Note Balance, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            SECTION 8.15. APPOINTMENT OF CUSTODIANS.

            (a) Notwithstanding anything to the contrary in this Indenture, the parties hereto and each Noteholder by its acceptance of its Note acknowledge that the functions of the Indenture Trustee with respect to the custody, acceptance, inspection, review and release of the Mortgage Files pursuant to this Indenture and the related Initial Certification and Final Certification shall be performed by LaSalle National Bank, as Custodian, pursuant to the Custodial Agreement and that the Indenture Trustee shall in no way be liable for any acts or omissions of the Custodian. The fees and expenses of the Custodian shall be paid by the Servicers.

            (b) The Servicer may, at the expense of the Servicer or the successor Servicer, with the consent of the Issuer, the Indenture Trustee and the Note Insurer (which consent shall not be unreasonably withheld), appoint a successor Custodian to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee. Each successor Custodian shall (i) be a financial institution supervised and regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or the FDIC; (ii) have combined capital and surplus of at least $10,000,000; (iii) be equipped with secure, fireproof storage facilities, and have adequate controls on access to assure the safety and security of the Mortgage Files; (iv) utilize in its custodial function employees who are knowledgeable in the handling of mortgage documents and of the functions of a mortgage document custodian; and (v) satisfy any other reasonable requirements that the Issuer may from time to time deem necessary to protect the interests of Noteholders and the Note Insurer in the Mortgage Files. Each successor Custodian shall be subject to the same obligations and standard of care as would be imposed on the Indenture Trustee hereunder assuming the Indenture Trustee retained the


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Mortgage Files directly. The appointment of one or more additional Custodians shall not relieve the Indenture Trustee from any of its obligations hereunder, and the Indenture Trustee shall remain responsible for all acts and omissions of any such Custodian. If the Servicer is appointed as Custodian in accordance with this Section 8.15, it shall fulfill its servicing and custodial duties and obligations through separate departments and, if it maintains a trust department, shall fulfill its custodial duties and obligations through such trust department. The appointment of a succesor Custodian shall be evidenced by a Custodial Agreement, substantially in the form of Exhibit E hereto.

            SECTION 8.16. RIGHTS OF THE NOTE INSURER TO EXERCISE RIGHTS OF NOTEHOLDERS.

            By accepting its Notes, each Noteholder agrees that unless a Note Insurer Default exists, the Note Insurer shall have the right to exercise all rights of the Noteholders under this Indenture without any further consent of the Noteholders, including, without limitation:

            (a) the right to require the Servicer to effect foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

            (b) the right to require RBMG to repurchase or substitute for Defective Mortgage Loans pursuant to Section 8.07;

            (c) the right to direct the actions of the Indenture Trustee during the continuance of an Event of Default; and

            (d) the right to vote on proposed amendments to this Indenture.

            In addition, each Noteholder agrees that, unless a Note Insurer Default exists, the rights specifically set forth above may be exercised by the Noteholders only with the prior written consent of the Note Insurer.

            Except as otherwise provided in Section 8.05 and notwithstanding any provision in this Indenture to the contrary, so long as a Note Insurer Default has occurred and is continuing, the Note Insurer shall have no rights to exercise any voting rights of the Noteholders (other than as the deemed assignee and subrogee of the Noteholders to the extent the Note Insurer has made Insured Payments for the benefit of the Noteholders) hereunder, nor shall the Indenture Trustee be required to obtain the consent of, or act at the direction of, the
Note Insurer.

            SECTION 8.17. TRUST ESTATE AND ACCOUNTS HELD FOR BENEFIT OF THE NOTE INSURER.

            The Indenture Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Noteholders and the Note Insurer and all references in this Indenture and in the Notes to the benefit of Holders of the Notes shall be deemed to include the Note Insurer (provided there does not exist a Note Insurer Default).

            All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Noteholders shall also be sent to the Note Insurer.

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            SECTION 8.18. RESERVE ACCOUNT

            (a) The Issuer hereby directs the Indenture Trustee to establish at the Corporate Trust Office one or more accounts with respect to both Classes of Notes that shall collectively be the "Reserve Account". On each Payment Date the Indenture Trustee shall deposit to the Reserve Account the amounts, if any, described in Section 8.02(c)(viii) hereof. The amount so deposited from Available Funds with respect to Class A-1 shall be the "CLASS A-2 CASH O/C Amount," and the amount so deposited from the Available Funds with respect to Class A-2 shall be the "CLASS A-1 CASH O/C AMOUNT."

            (b)(i) If, on any Payment Date, and after taking into account the application of the Class A-1 Available Funds plus any Crossover Amount available from Group II (but not the proceeds of any Insured Payment), the full amount of the Class A-1 Note Interest has not been paid, and/or a Class A-1 Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the Class A-1 Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account for the Class A-1 Notes an amount equal to the lesser of (x) the Class A-1 Cash O/C Amount then on deposit in the Reserve Account and (y) the amount of such shortfall in the amount of the Class A-1 Note Interest and the amount of such Class A-1 Overcollateralization Deficit.

            (ii) If, on any Payment Date, and after taking into account, the application of the Class A-2 Available Funds plus any Crossover Amount available from the Group I (but not the proceeds of any Insured Payment), the full amount of the Class A-2 Note Interest has not been paid, and/or a Class A-2 Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the Class A-2 Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account for the Class A-2 Notes an amount equal to the lesser of (x) the Class A-2 O/C Cash Amount then on deposit in the Reserve Account and (y) the amount of such shortfall in the amount of the Class A-2 Note Interest and the amount of such Class A-2 Overcollateralization Deficit.

            (iii) If, on any Payment Date, and after taking into account the application of the Class A-1 Available Funds plus any Crossover Amount available from Group II (but not the proceeds of any Insured Payment), the full amount of the Class A-1 Note Interest has not been paid, and/or a Class A-1 Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the remaining Class A-2 Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account for the Class A-1 Notes an amount equal to the lesser of (x) the remaining Class A-2 Cash O/C Amount then on deposit in the Reserve Account and (y) the amount of such shortfall in the amount of the Class A-1 Note Interest and the amount of such Class A-1 Overcollateralization Deficit.

            (iv) If, on any Payment Date, and after taking into account, the application of the Class A-2 Available Funds plus any Crossover Amount available from the Group I (but not the proceeds of any Insured Payment), the full amount of the Class A-2 Note Interest has not been paid, and/or a Class A-2 Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the remaining Class A-1 Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account for the Class A-2 Notes an amount equal to the lesser of (x) the remaining Class A-1 O/C Cash Amount then on deposit in the Reserve Account and


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(y) the amount of such shortfall in the amount of the Class A-2 Note Interest and the amount of such Class A-2 Overcollateralization Deficit.

            (c)(i) If, on any Payment Date, (A) the sum of (x) the Class A-1 Overcollateralization Amount, after taking into account all distributions on such Payment Date other than any distribution of any Class A-1 Overcollateralization Surplus, plus (y) the Class A-1 Cash O/C Amount on deposit in the Reserve Account, after taking into account any withdrawals therefrom pursuant to clause (b)(i) above, exceeds (B) the Class A-1 Required Overcollateralization Amount for such Payment Date (such excess being a "CLASS A-1 AGGREGATE O/C SURPLUS AMOUNT"), the lesser of (I) such Class A-1 Aggregate O/C Surplus Amount and (II) the Class A-1 Cash O/C Amount shall be released from the Reserve Account and distributed to the related Certificateholders as a distribution with respect to Group I.

            (ii) If, on any Payment Date, (A) the sum of (x) the Class A-2 Overcollateralization Amount, after taking into account all distributions on such Payment Date other than any distribution of any Class A-2 Overcollateralization Surplus plus (y) the Class A-2 Cash O/C Amount on deposit in the Reserve Account after taking into account any withdrawals therefrom pursuant to clause (b)(ii) above exceeds (B) the Class A-2 Required Overcollateralization Amount for such Payment Date (such excess being a "CLASS A-2 AGGREGATE O/C SURPLUS AMOUNT"), the lesser of (I) such Class A-2 Aggregate O/C Surplus Amount and (II) the Class A-2 Cash O/C Amount shall be released from the Reserve Account and distributed to the related Certificateholders as a distribution with respect to Group II.

            (d)(i) As of any Payment Date, the lesser of (A) the excess of (I) the Class A-1 Aggregate O/C Surplus Amount over (II) the amount of the Class A-1 Cash O/C Amount released from the Reserve Account pursuant to clause (c)(i) above and (B) the Class A-1 Monthly Principal Available for such Payment Date is the "CLASS A-1 OVERCOLLATERALIZATION SURPLUS" for such Payment Date.

(ii) As of any Payment Date, the lesser of (A) the excess of (I) the Class A-2 Aggregate O/C Surplus Amount over (II) the amount of the Class A-2 Cash O/C Amount released from the Reserve Account pursuant to clause (c)(ii) above and
(B) the Class A-2 Monthly Principal Available for such Payment Date is the "CLASS A-2 OVERCOLLATERALIZATION SURPLUS" for such Payment Date.

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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

            SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
NOTEHOLDERS.

            With the consent of the Note Insurer and without the consent of the Holders of any Notes, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (b) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Notes;

            (c) to evidence the succession of another Person to the Issuer to the extent permitted herein, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (d) to add to the covenants of the Issuer, for the benefit of the Holders of all Notes and the Note Insurer or to surrender any right or power herein conferred upon the Issuer; or

            (e) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Notes; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Holders of the Notes and the Note Insurer if the Person requesting the amendment obtains letters from the Rating Agencies that the amendment would not result in the downgrading or withdrawal of the implied ratings then assigned to the Notes (without taking into account the MBIA Insurance Policy).

            SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

            With the consent of the Note Insurer and with the consent of Holders of Notes representing not less than a majority of the Note Balance of all Outstanding Notes of both Classes by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

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            (a) change any Payment Date or the Final Maturity Date of the Notes
      or reduce the principal amount thereof, the Note Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Note on or after the Final Maturity Date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Final Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date);

            (b) reduce the percentage of the Note Balance of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

            (c) modify any of the provisions of this Section, Section 5.13 or
      Section 5.17(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

            (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (e) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Estate (except for encumbrances permitted under the Depositor Sale Agreement) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

            (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the Required Payment Amount for any Payment Date (including the calculation of any of the individual components of such Required Payment Amount) or to affect rights of the Holders of the Notes to the benefits of any provisions for the mandatory redemption of Notes contained herein; or

            (g) incur any indebtedness, other than the Notes, that would cause the Issuer or the Trust Estate to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

            The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

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            It shall not be necessary for any Act of Noteholders under this
Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise. The Issuer shall cause executed copies of any Supplemental Indentures to be delivered to the Rating Agencies.

            SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

            SECTION 9.05. [RESERVED].

            SECTION 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

            SECTION 9.07. AMENDMENTS TO GOVERNING DOCUMENTS.

            The Indenture Trustee shall, upon Issuer Request, consent to any proposed amendment to the Issuer's governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's governing documents, such consent to be given


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without the necessity of obtaining the consent of the Holders of any Notes upon receipt by the Indenture Trustee of:

            (a) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

            (b) written confirmation from the Rating Agencies that the implementation of the proposed amendment or waiver will not adversely affect their implied ratings of the Notes (without taking into account the MBIA Insurance Policy).

            Notwithstanding the foregoing, the Indenture Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

            Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver of any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

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                                   ARTICLE X

                               REDEMPTION OF NOTES

            SECTION 10.01. REDEMPTION.

            (a) Each Class of Notes may be redeemed in whole, but not in part, on the Redemption Date at the Redemption Price at the option of the Servicer or the Note Insurer (in that order of priority); PROVIDED, HOWEVER, that funds in an amount equal to the Redemption Price, plus any amounts owed to the Note Insurer under the Insurance Agreement, any unreimbursed Nonrecoverable Advances and any unreimbursed amounts due and owing to the Indenture Trustee hereunder, shall have been deposited with the Indenture Trustee prior to the Indenture Trustee's giving notice of such redemption pursuant to Section 10.02, or the Issuer shall have complied with the requirements for satisfaction and discharge of the Notes specified in Section 4.01. Notice of the election to redeem the Notes shall be furnished to the Indenture Trustee not later than thirty (30) days prior to the Payment Date selected for such redemption, whereupon all such Notes shall be due and payable on such Payment Date upon the furnishing of a notice pursuant to Section 10.02 to each Holder of such Notes and the Note Insurer. Any expenses associated with the compliance of the provisions hereof in connection with a redemption of the Notes shall be paid by the Servicer or the
Note Insurer or the Issuer, depending upon which party is electing to redeem the related Class of Notes.

            (b) Upon receipt of the notice from the Servicer or the Note Insurer of its election to redeem the Notes pursuant to Section 10.01(a), the Indenture Trustee shall prepare and deliver to such party, no later than the related Redemption Date, a Payment Date Statement stating therein that it has determined that the conditions to redemption at the option of such party have been satisfied and setting forth the amount, if any, to be withdrawn from the related Note Account and paid to the Servicer as reimbursement for Nonrecoverable Advances and such other information as may be required to accomplish such redemption.

            (c) Upon payment of the Redemption Price to the Noteholders of the related Class of Notes and all amounts owed under Section 10.01(a), the Indenture Trustee shall promptly release to the party redeeming such Notes the Mortgage Files for the remaining Mortgage Loans in the related Group, and the Indenture Trustee shall execute without recourse all assignments, endorsements and other instruments necessary to effectuate such transfer and as are necessary to convey title to the related Mortgage Loans and to evidence the release of the related Mortgage Loans from the lien of this Indenture. Any funds remaining in the related Note Account after all payments due hereunder have been made shall be remitted to the related Certificate Distribution Account established pursuant to the Trust Agreement for the benefit of the Issuer.

            SECTION 10.02. FORM OF REDEMPTION NOTICE.

            Notice of redemption shall be given by the Indenture Trustee in the name of and at the expense of the party electing to redeem the related Class of Notes by first class mail, postage prepaid, mailed not less than ten days prior to the Redemption Date to each Holder of Notes to be redeemed, such Holders being determined as of the Record Date for such Payment Date, and to the Note Insurer.

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            All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price at which the Notes will be redeemed,

            (c) the fact of payment in full on such Notes, the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Note for any period after the date fixed for redemption.

            Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

            SECTION 10.03. NOTES PAYABLE ON OPTIONAL REDEMPTION.

            Notice of redemption having been given as provided in Section 10.02, the related Class of Notes to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the party electing to redeem shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Redemption Date; provided, however, that if such Redemption Price is not paid on the Redemption Date, the related Note Balance shall, until paid, bear interest from the Redemption Date at the related Note Interest Rate.

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                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01.    COMPLIANCE CERTIFICATES AND OPINIONS.

            (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel, if requested by the Indenture Trustee, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            (b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request shall include the following:

            (i) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

            (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            (c) In furnishing any such certificate on behalf of the Issuer, opinion or letter, an Authorized Officer of the Owner Trustee may, without conducting any independent investigation, rely solely on a corresponding certificate, opinion or letter of the Servicer, the Depositor, Funding Co., or any Certificateholder.

            SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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            Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

            Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

            SECTION 11.03. ACTS OF NOTEHOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

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            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

            SECTION 11.04. NOTICES, ETC. TO INDENTURE TRUSTEE, THE NOTE INSURER AND Issuer.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office; or

            (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at RBMG Funding Co. Mortgage Loan Trust 1998-2, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer; or

            (c) the Note Insurer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless specifically provided otherwise herein) if in writing and mailed, first-class, postage prepaid, to MBIA Insurance Corporation addressed to it at 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-SF (IPM-SF) (RBMG Funding Co. Mortgage Loan Trust 1998-2), or at any other address previously furnished in writing to the Indenture Trustee by the
      Note Insurer; or

            (d) Funding Co. by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to RBMG Funding Co., 2820 West Charleston Boulevard, Las Vegas, Nevada 89102, Attention: Sheldon Stern or at any other address previously furnished in writing to the Indenture Trustee by Funding Co.; or

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            (e) the Company by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to RBMG Asset Management Company, Inc., 2820 West Charleston Boulevard, Las Vegas, Nevada 89102, Attention: Sheldon Stern, President or at any other address previously furnished in writing to the Indenture Trustee by the Company; or

            (f) the Underwriter by any party or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to Wheat First Securities, Inc., acting through First Union Capital Markets Corp., a division of Wheat First Securities, 301 South College Street, Charlotte, North Carolina 28288; or

            (g) the Depositor by any party or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to Residential Asset Funding Corporation c/o Wheat First Securities Inc., acting through First Union Capital Markets Corp., a division of Wheat First Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288.

            Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 26 Broadway (15th Floor), New York, New York, 10004, Attention: Asset-Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designed by written notice to the other parties.

            SECTION 11.05. NOTICES AND REPORTS TO NOTEHOLDERS; WAIVER OF
NOTICES.

            Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            SECTION 11.06. RULES BY INDENTURE TRUSTEE.

            The Indenture Trustee may make reasonable rules for any meeting of Noteholders.

            SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT.

            If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

            SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 11.09. SUCCESSORS AND ASSIGNS.

            All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

            SECTION 11.10. SEPARABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.11. BENEFITS OF INDENTURE.

            Other than as provided in Section 11.20 herein, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or Co-trustee appointed under Section 6.14 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 11.12. LEGAL HOLIDAYS.

            In any case where the date of any Payment Date, Redemption Date or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or other date for the payment of principal of or interest on any Note and no interest shall accrue for


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the period from and after any such nominal date (except in the case of payment of Note Interest on a Payment Date), provided such payment is made in full on such next succeeding Business Day.

            SECTION 11.13. GOVERNING LAW.

            IN VIEW OF THE FACT THAT NOTEHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

            SECTION 11.14. COUNTERPARTS.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.15. RECORDING OF INDENTURE.

            This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(c) or 3.06.

            SECTION 11.16. ISSUER OBLIGATION.

            No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

            SECTION 11.17. NO PETITION.

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            The Indenture Trustee, by entering into this Indenture, and each
Noteholder and Beneficial Owner, by accepting a Note, hereby covenant and agree that they will not at any time institute against RBMG, the Company, Funding Co., the Depositor, or the Issuer, or join in any institution against RBMG, the Company, Funding Co., the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents. In addition, the Indenture Trustee will on behalf of the holders of the Notes, (a) file a written objection to any motion or other proceeding seeking the substantive consolidation of the Issuer with RBMG, Funding Co., the Depositor, or the Company, (b) file an appropriate memorandum of points and authorities or other brief in support of such objection, or (c) endeavor to establish at the hearing on such objection that the substantive consolidation of such entity would be materially prejudicial to the Noteholders.

            This Section 11.17 will survive for one year AND ONE DAY following the termination of this Indenture.

            SECTION 11.18. INSPECTION.

            The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and the Note Insurer, during the Issuer's normal business hours, to examine all of books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee or the Note Insurer, as the case may be, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.18 shall be borne by the Issuer.

            SECTION 11.19. USURY.

            The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Holder of such Note, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Indenture Trustee, refund the amount of such excess or, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Holders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

            Section 11.20. THIRD-PARTY BENEFICIARY.

            The Note Insurer is intended as a third party beneficiary of this Indenture and the provisions of this Indenture shall be binding upon and inure to the benefit of the Note Insurer; PROVIDED that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the MBIA Insurance Policy, the Noteholders shall succeed to the Note Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Indenture that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the
Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Indenture.

            SECTION 11.21. LIMITATION ON LIABILITY OF OWNER TRUSTEE.

            This Indenture, and any Notes issued in connection herewith, have been or will be executed on behalf of the Issuer, a Delaware business trust, by Wilmington Trust Company solely in its capacity as trustee of such trust, and not in its individual capacity. In no case shall Wilmington Trust Company (or any entity acting as successor or additional trustee) be personally liable for or on account of any of the statements, representatives, warranties, covenants or obligations of the Issuer hereunder, any right to assert any such liabilities against Wilmington Trust Company (or any entity acting as successor or additional trustee) being hereby waived by the other parties hereto; provided, however, that such waiver shall not effect the liability of Wilmington Trust Company (or any entity acting as successor or additional trustee) to any Person under any other agreement to the extent expressly agreed to in its individual capacity thereunder.

            IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2


                                    By:  Wilmington Trust Company,
                                         not in its individual capacity,
                                         but solely as Owner Trustee


                                    By: /s/ Emmett R. Harmon
                                        _____________________________
                                        Authorized Signatory
                                        Name: Emmett R. Harmon
                                        Title: Vice President


                                    THE BANK OF NEW YORK
                                       as Indenture Trustee


                                    By: /s/ Franklin B. Austin
                                       _____________________________
                                       Name: Franklin B. Austin
                                       Title: Assistant Vice President

STATE OF DELAWARE       )
                        ) ss.:
COUNTY OF NEW CASTLE    )

            On the 2nd day of December, 1998 before me, a notary public in and for said State, personally appeared Emmett R. Harmon, known to me to be Vice President of Wilmington Trust Company, a corporation, not in its individual capacity, but solely as Owner Trustee, that executed the within instrument acting not in its individual capacity, but solely as trustee of RBMG Funding Co. Mortgage Loan Trust 1998-2, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument on behalf of said trust.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/ Kathleen A. Pedeleni
                                  ----------------------------------
                                  Notary Public



[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the 11th day of December, 1998 before me, a notary public in and for said State, personally appeared Franklin Austin, known to me to be an Assistant Vice President of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/ Kevin C. Bell
                                  ----------------------------------
                                  Notary Public


[Notarial Seal]

                   RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2,
                                     ISSUER

                                       AND


                              THE BANK OF NEW YORK,
                                INDENTURE TRUSTEE



                     ---------------------------------------

                                    INDENTURE
                          DATED AS OF DECEMBER 1, 1998


                     ---------------------------------------


                   RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2
                   ASSET-BACKED NOTES, CLASS A-1 AND CLASS A-2

                                  SERIES 1998-2

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS........................................................2

      SECTION 1.01. GENERAL DEFINITIONS......................................2
            "A Risk Mortgage Loans"..........................................2
            "A- Risk Mortgage Loans".........................................2
            "Accountant".....................................................2
            "Act"............................................................2
            "Addition Notice"................................................3
            "Additional Cut-off Date"........................................3
            "Additional Mortgage Loans"......................................3
            "Additional Transfer Date".......................................3
            "Additional Transfer Instrument".................................3
            "Adjustable-Rate Mortgage Loan"..................................3
            "Adjustment Date"................................................3
            "Administrative Fee Amount"......................................3
            "Affiliate"......................................................4
            "Agent"..........................................................4
            "Aggregate Scheduled Principal Balance"..........................4
            "Aggregate Stated Principal Balance".............................4
            "Assignment".....................................................4
            "Authenticating Agent"...........................................4
            "Authorized Officer".............................................4
            "Available Funds"................................................5
            "Available Funds Cap Rate".......................................6
            "Available Funds Cap Rate Carry Forward Amount"..................6
            "B Risk Mortgage Loans"..........................................6
            "B- Risk Mortgage Loans".........................................7
            "Bankruptcy Code"................................................7
            "Basic Documents"................................................7
            "Beneficial Owner"...............................................7
            "Best Efforts"...................................................7
            "Book-Entry Notes"...............................................7
            "Book-Entry Custodian"...........................................7
            "Book-Entry Termination".........................................7
            "Business Day"...................................................8
            "C Risk Mortgage Loans"..........................................8
            "Cash-Out Refinancing"...........................................8
            "Cedel"..........................................................8
            "Certificate"....................................................8
            "Certificate Distribution Account"...............................8
            "Certificateholders".............................................8
            "Class"..........................................................8
            "Class A-1 Noteholder"...........................................9

            "Class A-1 Notes"................................................9
            "Class A-2 Noteholder"...........................................9
            "Class A-2 Notes"...............................................10
            "Class A-2 Required Overcollateralization Amount"...............10
            "Clearing Agency"...............................................10
            "Clearing Agency Participants"..................................10
            "Closing Date"..................................................10
            "Code"..........................................................10
            "Collection Account"............................................10
            "Collection Period".............................................10
            "Commission"....................................................11
            "Company".......................................................11
            "Company Sale Agreement"........................................11
            "Compensating Interest Payments"................................11
            "Corporate Trust Office"........................................11
            "Coupon Rate"...................................................11
            "Cumulative Insured Payments"...................................12
            "Crossover Amount"..............................................12
            "Custodial Agreement"...........................................12
            "Custodian".....................................................12
            "Cut-off Date"..................................................12
            "Cut-off Date Mortgage Loan"....................................12
            "D Risk Mortgage Loans".........................................12
            "Default".......................................................13
            "Defective Mortgage Loan".......................................13
            "Deficiency Event"..............................................13
            "Deficient Valuation"...........................................13
            "Definitive Notes"..............................................13
            "Deleted Mortgage Loan".........................................13
            "Delinquency Amount"............................................13
            "Delinquency Loss Factor".......................................13
            "Delinquency Percentage"........................................13
            "Depositor".....................................................14
            "Depositor Sale Agreement"......................................14
            "Determination Date"............................................14
            "Due Date"......................................................14
            "Due Period"....................................................14
            "Eligible Account"..............................................14
            "Euroclear".....................................................15
            "Event of Default"..............................................15
            "Excess Cash"...................................................15
            "Excess Cash Payment"...........................................15
            "Expense Adjusted Coupon Rate"..................................15
            "FDIC"..........................................................15
            "FHLMC".........................................................16
            "Final Certification"...........................................16

            "Final Maturity Date"...........................................16
            "First Mortgage Loan"...........................................16
            "FNMA"..........................................................16
            "Full Prepayment"...............................................16
            "Funding Co. "..................................................16
            "Funding Co. Sale Agreement"....................................16
            "Funding Period"................................................16
            "Grant".........................................................17
            "Gross Margin"..................................................17
            "Group".........................................................17
            "Group I".......................................................17
            "Group I Initial Mortgage Loan".................................17
            "Group I Mortgage Loans"........................................17
            "Group II"......................................................17
            "Group II Initial Mortgage Loan"................................18
            "Group II Mortgage Loans".......................................18
            "Group I Original Pre-Funding Amount"...........................18
            "Group II Original Pre-Funding Amount"..........................18
            "Highest Lawful Rate"...........................................18
            "Indenture".....................................................18
            "Indenture Trustee".............................................18
            "Indenture Trustee's Fee".......................................18
            "Independent"...................................................18
            "Index".........................................................19
            "Individual Note"...............................................19
            "Initial Certification".........................................19
            "Initial Cut-off Date"..........................................19
            "Initial Mortgage Loans"........................................19
            "Indemnification Agreement".....................................20
            "Insurance Agreement"...........................................20
            "Insurance Policies"............................................20
            "Insurance Proceeds"............................................20
            "Insured Payments"..............................................20
            "Interest Coverage Account".....................................20
            "Interest Coverage Amount"......................................20
            "Interest Determination Date"...................................20
            "Interest Period"...............................................21
            "Interim Certification".........................................21
            "Issuer"........................................................21
            "Issuer Order" and "Issuer Request".............................21
            "Letter Agreement"..............................................21
            "Liquidated Mortgage Loan"......................................21
            "Liquidation Date"..............................................21
            "Liquidation Event".............................................21
            "Liquidation Proceeds"..........................................21
            "Loan Contribution Agreement"...................................21

            "Loan-To-Value Ratio"...........................................22
            "London Business Day"...........................................22
            "Majority Certificateholder"....................................22
            "Management Agreement"..........................................22
            "Manager".......................................................22
            "Maturity"......................................................22
            "Maximum Rate"..................................................22
            "MBIA Insurance Policy".........................................22
            "MBIA Payment Default"..........................................22
            "Minimum Rate"..................................................23
            "Minimum Spread"................................................23
            "Monthly Payment"...............................................23
            "Monthly Principal".............................................23
            "Monthly Principal Available"...................................23
            "Moody's".......................................................23
            "Mortgage"......................................................24
            "Mortgage File".................................................24
            "Mortgage Loan".................................................24
            "Mortgage Loan Schedule"........................................24
            "Mortgage Note".................................................26
            "Mortgaged Property"............................................26
            "Mortgagor".....................................................26
            "Net Liquidation Proceeds"......................................26
            "Nonrecoverable P&I Advance"....................................26
            "Note Account"..................................................26
            "Note Balance"..................................................27
            "Note Factor"...................................................27
            "Noteholder" or "Holder"........................................27
            "Note Formula Rate".............................................27
            "Note Insurer"..................................................27
            "Note Insurer Commitment Letter"................................28
            "Note Insurer Default"..........................................28
            "Note Insurer Premium"..........................................28
            "Note Insurer Premium Rate".....................................29
            "Note Interest".................................................29
            "Note Interest Rate"............................................29
            "Note Register".................................................29
            "Notes".........................................................29
            "Notice of Claim"...............................................29
            "Officers' Certificate".........................................30
            "One-Month Libor"...............................................30
            "Opinion Of Counsel"............................................30
            "Original Note Balance".........................................30
            "Original Pre-Funding Amount"...................................31
            "Outstanding"...................................................31
            "Outstanding Note Balance"......................................31

            "Outstanding Pre-Funding Amount"................................32
            "Overcollateralization Amount"..................................32
            "Overcollateralization Deficit".................................32
            "Overcollaterization Surplus"...................................32
            "Owner Trustee".................................................32
            "P&I Advance"...................................................32
            "Paying Agent"..................................................33
            "Payment Ahead".................................................33
            "Payment Date"..................................................33
            "Payment Date Statement"........................................33
            "Percentage Interest"...........................................35
            "Periodic Rate Cap".............................................35
            "Permitted Investments".........................................35
            "Person"........................................................37
            "Policy Payments Account".......................................37
            "Predecessor Notes".............................................37
            "Preference Amount".............................................37
            "Pre-Funding Account"...........................................37
            "Prepayment Interest Shortfall".................................37
            "Principal Prepayment"..........................................37
            "Proceeding"....................................................38
            "Prospectus Supplement".........................................38
            "Purchase Price"................................................38
            "Qualified Replacement Mortgage Loan"...........................38
            "Rate/Term Refinancing".........................................39
            "Rating Agencies"...............................................39
            "RBMG"..........................................................39
            "RBMG Guidelines"...............................................39
            "Realized Loss".................................................39
            "Record Date"...................................................40
            "Redemption Date"...............................................40
            "Redemption Price"..............................................40
            "Reference Banks"...............................................40
            "Refinanced Mortgage Loan"......................................40
            "Release Date"..................................................40
            "Relief Act Interest Shortfall".................................41
            "Remittable Funds"..............................................41
            "REO Imputed Interest"..........................................41
            "REO Principal Amortization"....................................41
            "REO Property"..................................................41
            "Required Overcollateralization Amount".........................41
            "Required Payment Amount".......................................42
            "Reserve Account"...............................................42
            "Reserve Interest Rate".........................................42
            "Residential Dwelling"..........................................42
            "Responsible Officer"...........................................42

            "Sale"..........................................................43
            "Scheduled Principal Balance"...................................43
            "Securities Act"................................................43
            "Servicer"......................................................44
            "Servicer Remittance Date"......................................44
            "Servicer Remittance Report"....................................44
            "Servicing Advance".............................................44
            "Servicing Agreement"...........................................44
            "Servicing Fee".................................................44
            "Servicing Fee Rate"............................................44
            "Standard & Poor's".............................................44
            "Stated Principal Balance"......................................44
            "Stayed Funds"..................................................45
            "Sub-Servicer"..................................................45
            "Sub-Servicing Agreement".......................................45
            "TIA"...........................................................45
            "Three Month Rolling Average Delinquency Percentage"............46
            "Total Available Funds".........................................46
            "Total Expected Losses".........................................46
            "Transferor"....................................................46
            "Trust Agreement"...............................................46
            "Trust Estate"..................................................46
            "Trust Paying Agent"............................................46
            "Twelve Month Loss Amount"......................................46
            "Underwriter"...................................................47
            "U.S. Bankruptcy Code"..........................................47
            "Value".........................................................47
            "Vice President"................................................47

ARTICLE II THE NOTES........................................................48

            Section 2.01.  Forms Generally..................................48
            Section 2.02.  Forms of Certificate of Authentication...........48
            Section 2.03.  General Provisions With Respect to Principal and
                             Interest Payments..............................48
            Section 2.04.  Denominations....................................49
            Section 2.05.  Execution, Authentication, Delivery and Dating...49
            Section 2.06.  Registration, Registration of Transfer and
                             Exchange.......................................50
            Section 2.07.  Mutilated, Destroyed, Lost or Stolen Notes.......51
            Section 2.08.  Payments of Principal and Interest...............52
            Section 2.09.  Persons Deemed Owners............................54
            Section 2.10.  Cancellation.....................................54
            Section 2.11.  Authentication and Delivery of Notes.............54

            Section 2.12.  Book-Entry Notes.................................56
            Section 2.13.  Termination of Book Entry System.................58
            Section 2.14.  Conveyance of Additional Mortgage Loans..........58
            Section 1.15.  Certain Available Information....................64

ARTICLE III COVENANTS.......................................................65

            Section 3.01.  Payment of Notes.................................65
            Section 3.02.  Maintenance of Office or Agency..................65
            Section 3.03.  Money for Note Payments to be Held in Trust......65
            Section 3.04.  Existence of Issuer..............................67
            Section 3.05.  Protection of Trust Estate.......................68
            Section 3.06.  Opinions as to Trust Estate......................68
            Section 3.07.  Performance of Obligations; Servicing Agreement..69
            Section 3.08.  Investment Company Act...........................69
            Section 3.09.  Negative Covenants...............................69
            Section 3.10.  Annual Statement as to Compliance................70
            Section 3.11.  Restricted Payments..............................71
            Section 3.12.  Treatment of Notes as Debt for Tax Purposes......71
            Section 3.13.  Notice of Events of Default......................71
            Section 3.14.  Further Instruments and Acts.....................71

ARTICLE IV SATISFACTION AND DISCHARGE.......................................72

            Section 4.01.  Satisfaction and Discharge of Indenture..........72
            Section 4.02.  Application of Trust Money.......................73

ARTICLE V DEFAULTS AND REMEDIES.............................................74

            Section 5.01.  Event of Default.................................74
            Section 5.02.  Acceleration of Maturity; Rescission and
                             Annulment......................................75
            Section 5.03.  Collection of Indebtedness and Suits for
                             Enforcement by Indenture Trustee...............76
            Section 5.04.  Remedies.........................................76
            Section 5.05.  Indenture Trustee May File Proofs of Claim.......77
            Section 5.06.  Indenture Trustee May Enforce Claims Without
                             Possession of Notes............................78
            Section 5.07.  Application of Money Collected...................78

            Section 5.08.  Limitation on Suits..............................79
            Section 5.09.  Unconditional Right of Noteholders to Receive
             Principal and Interest.........................................80
            Section 5.10.  Restoration of Rights and Remedies...............80
            Section 5.11.  Rights and Remedies Cumulative...................81
            Section 5.12.  Delay or Omission Not Waiver.....................81
            Section 5.13.  Control by Noteholders...........................81
            Section 5.14.  Waiver of Past Defaults..........................81
            Section 5.15.  Undertaking for Costs............................83
            Section 5.16.  Waiver of Stay or Extension Laws.................83
            Section 5.17.  Sale of Trust Estate.............................83
            Section 5.18.  Action on Notes..................................85
            Section 5.19.  No Recourse to Other Trust Estates or Other
             Assets of the Issuer...........................................85
            Section 5.20.  Application of the Trust Indenture Act...........85
ARTICLE VI THE INDENTURE TRUSTEE............................................86
            Section 6.01.  Duties of Indenture Trustee......................86
            Section 6.02.  Notice of Default................................87
            Section 6.03.  Rights of Indenture Trustee......................88
            Section 6.04.  Not Responsible for Recitals or
              Issuance of Notes.............................................88
            Section 6.05.  May Hold Notes...................................88
            Section 6.06.  Money Held in Trust..............................89
            Section 6.07.  Eligibility; Disqualification....................89
            Section 6.08.  Indenture Trustee's Capital and Surplus..........89
            Section 6.09.  Resignation and Removal; Appointment of
              Successor.....................................................89
            Section 6.10.  Acceptance of Appointment by Successor...........91
            Section 6.11.  Merger, Conversion, Consolidation or Succession
              to Business of Indenture Trustee..............................91
            Section 6.12.  Preferential Collection of Claims against
             Issuer.........................................................91
            Section 6.13.  Co-Indenture Trustees and Separate Indenture
             Trustees.......................................................92
            Section 6.14.  Authenticating Agents............................93
            Section 6.15.  Review of Mortgage Files.........................94
            Section 6.16.  Indenture Trustee Fees and Expenses..............96
            ARTICLE VII NOTEHOLDERS' LISTS..................................97

            Section 7.01.  Issuer to Furnish Indenture Trustee Names and
             Addresses of Noteholders.......................................97
            Section 7.02.  Preservation of Information; Communications
             to Noteholders.................................................97
            Section 7.03.  Reports by Indenture Trustee.....................97
            Section 7.04.  Reports by Issuer................................98
RTICLE VIII ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND
  RELEASES..................................................................99
            Section 8.01.  Collection of Moneys.............................99
            Section 8.02.  Establishment of Accounts;.......................99
            Section 8.03.  Pre-Funding Accounts............................102
            Section 8.04.  Interest Coverage Accounts......................103
            Section 8.05.  Claims Against the MBIA Insurance Policy........105
            Section 8.06.  General Provisions Regarding the Note Account
             and Mortgage Loans............................................107
            Section 8.07.  Releases of Defective Mortgage Loans............107
            Section 8.08.  Reports by Indenture Trustee to Noteholders;
             Access to Certain Information.................................109
            Section 8.09.  Trust Estate Mortgage Files.....................109
            Section 8.10.  Amendment to Servicing Agreement................109
            Section 8.11.  Delivery of the Mortgage Files Pursuant to
             Servicing Agreement...........................................109
            Section 8.12.  Servicer as Agent...............................110
            Section 8.13.  Termination of Servicer.........................110
            Section 8.14.  Investment of Funds in the Note Accounts,
             the Pre-Funding  Accounts and the Interest Coverage Accounts..110
            Section 8.15.  Appointment of Custodians.......................111
            Section 8.16.  Rights of the Note Insurer to Exercise Rights
             of Noteholders................................................112
            Section 8.17.  Trust Estate and Accounts Held for Benefit of
             the Note Insurer..............................................112
            Section 8.18.  Reserve Account.................................113
            ARTICLE IX SUPPLEMENTAL INDENTURES.............................115
            Section 9.01.  Supplemental Indentures without Consent of
             Noteholders...................................................115
            Section 9.02.  Supplemental Indentures with Consent of
             Noteholders...................................................115
            Section 9.03.  Execution of Supplemental Indentures............117
            Section 9.04.  Effect of Supplemental Indentures...............117

                                       IX

            Section 9.05.  [Reserved]......................................117
            Section 9.06.  Reference in Notes to Supplemental Indentures...117
            Section 9.07.  Amendments to Governing Documents...............117
ARTICLE X REDEMPTION OF NOTES..............................................119
            Section 10.01.  Redemption.....................................119
            Section 10.02.  Form of Redemption Notice......................119
            Section 10.03.  Notes Payable on Optional Redemption...........120
ARTICLE XI MISCELLANEOUS...................................................121
            Section 11.01.  Compliance Certificates and Opinions...........121
            Section 11.02.  Form of Documents Delivered to Indenture
             Trustee.......................................................121
            Section 11.03.  Acts of Noteholders............................122
            Section 11.04.  Notices, etc. to Indenture Trustee, the Note
             Insurer and Issuer............................................123
            Section 11.05.  Notices and Reports to Noteholders; Waiver of
             Notices.......................................................124
            Section 11.06.  Rules by Indenture Trustee.....................125
            Section 11.07.  Conflict With Trust Indenture Act..............125
            Section 11.08.  Effect of Headings and Table of Contents.......125
            Section 11.09.  Successors and Assigns.........................125
            Section 11.10.  Separability...................................125
            Section 11.11.  Benefits of Indenture..........................125
            Section 11.12.  Legal Holidays.................................125
            Section 11.13.  Governing Law..................................126
            Section 11.14.  Counterparts...................................126
            Section 11.15.  Recording of Indenture.........................126
            Section 11.16.  Issuer Obligation..............................126
            Section 11.17.  No Petition....................................126
            Section 11.18.  Inspection.....................................127
            Section 11.19.  Usury..........................................127
            Section 11.20.  Third-Party Beneficiary........................128
            Section 11.21.  Limitation on Liability of Owner Trustee.......128

                                       X

                             SCHEDULES AND EXHIBITS

Schedule I........Mortgage Loan Schedule
Exhibit A.........Form of Note
Exhibit B.........Form of Addition Notice
Exhibit C.........Form of Officer's Certificate
Exhibit D.........Form of Servicing Agreement
Exhibit E.........Form of Custodial Agreement

                              CROSS-REFERENCE TABLE

            Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.1

     TRUST INDENTURE ACT OF 1939                       INDENTURE SECTION
     ---------------------------                       -----------------

Section 310
      (a) (1).........................................       6.07
      (a) (2).........................................    6.07, 6.08
      (a) (3).........................................       6.13
      (a) (4).........................................  Not Applicable
      (a) (5).........................................       6.07
      (b).............................................    6.07, 6.09
      (c).............................................  Not Applicable
Section 311
      (a).............................................       6.12
      (b).............................................       6.12
      (c).............................................  Not Applicable
Section 312
      (a)............................................. 7.01(a), 7.02(a)
      (b).............................................      7.02(b)
      (c).............................................      7.02(c)
Section 313
      (a).............................................      7.03(a)
      (b).............................................      7.03(a)
      (c).............................................       11.05
      (d).............................................      7.03(b)
Section 314
      (a)(1)..........................................       7.04
      (a)(2)..........................................       7.04
      (a)(3)..........................................       7.04
      (a)(4)..........................................       7.04
      (b)(1)..........................................  2.11(c), 11.01
      (b)(2)..........................................       3.06
      (c)(1)..........................................  2.11(d), 4.01,
                                                        8.02(e), 11.01
      (c)(2)..........................................  2.11(c), 4.01,
                                                        8.02(e), 11.01
      (c)(3)..........................................      8.02(e)
      (d)(1)..........................................     11.01(a)
      (d)(2)..........................................     11.01(a)
      (d)(3)..........................................     11.01(a)
      (e).............................................     11.0 1(b)
Section 315
--------
            (1) This Cross-Reference Table is not part of the Indenture.

      (a).............................................6.01(b), 6.01(c)(i)
      (b).............................................    6.02, 11.05
      (c).............................................      6.01(a)
      (d)(1).......................................... 6.01(b), 6.01(c)
      (d)(2)..........................................    6.01(c)(ii)
      (d)(3)..........................................   6.01(c)(iii)
      (e).............................................       5.15
Section 316
      (a).............................................       5.20
      (b).............................................       5.09
      (c).............................................       5.20
Section 317
      (a)(1)..........................................       5.03
      (a)(2)..........................................       5.05
      (b).............................................       3.01
Section 318
      (a).............................................       11.07

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT A-1


                                  FORM OF NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN OCWEN FEDERAL BANK FSB, THE BANK OF NEW YORK, MBIA INSURANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS NOTE NOR ANY OF THE UNDERLYING MORTGAGE LOANS, WITH LIMITED EXCEPTIONS, IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Date of Indenture: As of December 1, 1998
First Payment Date: January 25, 1999
Denomination: $107,500,000

                                            Original Note Balance: $107,500,000

                                                           CUSIP No.: 74925XAA2

                                                                Note No.: A-1-1

                   RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2
                        ASSET-BACKED NOTES, SERIES 1998-2

RBMG Funding Co. Mortgage Loan Trust 1998-2, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED AND SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($107,500,000) payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $107,500,000 and the denominator of which is $107,500,000 (this Note's "Percentage Interest") by (ii) the aggregate amount, if any, payable from the related Note



                                     A-1-1

Account in respect of principal on the Class A-1 Notes pursuant to the Indenture dated as of December 1, 1998 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of (i) the Payment Date occurring in April, 2030 (the "Final Maturity Date"), (ii) the Redemption Date, if any, pursuant to Article X of the Indenture or (iii) the date on which an Event of Default shall have occurred and be continuing, if the related Class of Notes have been declared to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture.

      Pursuant to the terms of the Indenture, payments will be made on the 25th day of each month or, if such day is not a Business Day, on the Business Day immediately following such 25th day (the "Payment Date"), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Note and
(b) the sum of the amounts to be paid on the Class A-1 Notes with respect to such Payment Date, all as more specifically set forth in the Indenture.

      The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-1-2

                             STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York, as indenture trustee, New York, New York.

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Financial Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received from the Insurer by The Bank of New York or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

"Obligations" shall mean:

                  $170,000,000
                  RBMG Funding Co. Mortgage Loan Trust 1998-2
                  Asset-Backed Notes,  Series 1998-2,  Class A-1 and Class A-2

        Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

        Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

        As used herein, the following terms shall have the following meanings:

        "AGREEMENT" means the Indenture dated as of December 1, 1998 between RBMG Funding Co. Mortgage Loan Trust 1998-2, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto.

        "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which the Insurer is closed or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

        "DEFICIENCY AMOUNT" means, with respect to a Class of Notes and any Payment Date, the sum of (a) the related Note Interest for such Payment Date minus Total Available Funds for the related Group, and (b) the then existing Overcollateralization Deficit for the related Group, if any, after the application of Total Available Funds for the related Group to reduce the Note Balance on such Payment Date.

        "INSURED PAYMENT" means (i) as of any Payment Date, the Deficiency Amount and (ii) any Preference Amount.

        "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

        "OWNER" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, RBMG, the Issuer, Funding Co., the Company, the Depositor, the Servicer or the Sub-Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

        "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

        Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

        The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

        This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:  December 11, 1998

                                    RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2


                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Owner Trustee under the Trust Agreement


                                    By:_____________________________________
                                                Authorized Signatory


                                     A-1-4

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.

Date:  December 11, 1998


                                    THE BANK OF NEW YORK,
                                       as Authenticating Agent


                                    By:______________________________________
                                                Authorized Signatory



                                     A-1-5

                                [Reverse of Note]

      This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Asset-Backed Notes, Series 1998-2, Class A-1 (herein called the "Class A-1 Notes"), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. Also issued under the Indenture are the Asset-Backed Notes, Series 1998-2, Class A-2 (herein called the "Class A-2 Notes" and collectively with the Class A-1 Notes, the "Notes"). To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

      The Class A-1 Notes are and will be equally and ratably secured by the Mortgage Loans in Group I of the Trust Estate and the other collateral pledged as security therefor as provided in the Indenture.

      Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof.

      As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Article X of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-1 Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the indenture Trustee, at the direction or upon the prior written consent of MBIA Insurance Corporation (the "Note Insurer") in the absence of a Note Insurer Default, or the Holders of the Class A-1 Notes representing not less than 50% of the Note Balance of the Outstanding Notes of the related Class of Notes with the prior written consent of the Note Insurer in the absence of a Note Insurer Default have declared the related Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

      The Note Insurer has issued a MBIA Insurance Policy in the name of the Indenture Trustee for the benefit of the Noteholders, which policy guarantees payments on each Payment Date to the Indenture Trustee for the benefit of the Noteholders of the related Noteholders' Percentage Interest in the Required Payment Amount for such Payment Date. Unless a Note Insurer Default shall be continuing, subject to Section 8.16 of the Indenture, the Note Insurer shall be deemed to be the Holder of 100% of the Note Balance of the Outstanding Notes of the related Class of Notes for the purpose of exercising the rights, including voting rights, of the Noteholders of the related Class of Notes under the Indenture. In addition, on each Payment Date, after the Noteholders of the related Class of Notes have been paid all amounts to which they are entitled, the Note Insurer will be entitled to be reimbursed for any unreimbursed Insured Amounts and any other amounts owed under the MBIA Insurance Policy.

      Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made


                                     A-1-6
by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

      As provided in the Indenture, each Class of Notes may be redeemed in whole, but not in part, at the option of the Servicer or the Note Insurer on any Payment Date on and after the date on which the Note Balance of the related Class of Notes is less than 10% of the Outstanding Note Balance of such Class as of the Closing Date.

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

      Each Beneficial Owner, by acceptance of a beneficial interest in a Note, shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of such beneficial interest will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or


                                     A-1-7
the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Company, Funding Co., RBMG or the Issuer, or join in any institution against the Depositor, the Company, Funding Co., RBMG or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Depositor Sale Agreement, the Company Sale Agreement, the Funding Co. Sale Agreement, the Loan Contribution Agreement or the Servicing Agreement (the "Basic Documents").

      The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Beneficial Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer, the Note Insurer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Note Insurer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the related Class of Notes under the Indenture at any time by the Issuer with the consent of the Note Insurer and the Holders of the Notes of the related Class representing a majority of the Note Balance of all Outstanding Notes of such Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Note Balance of Outstanding Notes of the related Class of Notes, on behalf of the Holders of all the Notes of such Class, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon


                                     A-1-8
the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

      The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

      The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

      This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

      Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of the Issuer, the Company, Funding Co. or RBMG, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                     A-1-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

        -----------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

44056.3


                                     A-1-10

                                   EXHIBIT A-2


                                  FORM OF NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN OCWEN FEDERAL BANK FSB, THE BANK OF NEW YORK, MBIA INSURANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS NOTE NOR ANY OF THE UNDERLYING MORTGAGE LOANS, WITH LIMITED EXCEPTIONS, IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Date of Indenture: As of December 1, 1998
First Payment Date: January 25, 1999
Denomination: $62,500,000

                                            Original Note Balance: $62,500,000

                                                          CUSIP No.: 74925XAB0

                                                              Note No.: A-2- 1

                   RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2
                        ASSET-BACKED NOTES, SERIES 1998-2

RBMG Funding Co. Mortgage Loan Trust 1998-2, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of SIXTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($62,500,000) payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $62,500,000 and the denominator of which is $62,500,000 (this Note's "Percentage Interest") by (ii) the aggregate amount, if any, payable from the related Note Account in respect


                                     A-2-1
of principal on the Class A-2 Notes pursuant to the Indenture dated as of December 1, 1998 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of (i) the Payment Date occurring in April , 2030 (the "Final Maturity Date"), (ii) the Redemption Date, if any, pursuant to
Article X of the Indenture or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Notes have been declared to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture.

      Pursuant to the terms of the Indenture, payments will be made on the 25th day of each month or, if such day is not a Business Day, on the Business Day immediately following such 25th day (the "Payment Date"), commencing on the first Payment Date specified above, to the Person in whose name this Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Note and
(b) the sum of the amounts to be paid on the Class A-2 Notes with respect to such Payment Date, all as more specifically set forth in the Indenture.

      The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-2-2

                             STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York, as indenture trustee, New York, New York.

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Financial Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received from the Insurer by The Bank of New York or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

"Obligations" shall mean:

                  $170,000,000
                  RBMG Funding Co. Mortgage Loan Trust 1998-2
                  Asset-Backed Notes,  Series 1998-2,  Class A-1 and Class A-2

        Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

        Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

        As used herein, the following terms shall have the following meanings:

        "AGREEMENT" means the Indenture dated as of December 1, 1998 between RBMG Funding Co. Mortgage Loan Trust 1998-2, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto.

        "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which the Insurer is closed or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

        "DEFICIENCY AMOUNT" means, with respect to a Class of Notes and any Payment Date, the sum of (a) the related Note Interest for such Payment Date minus Total Available Funds for the related Group, and (b) the then existing Overcollateralization Deficit for the related Group, if any, after the application of Total Available Funds for the related Group to reduce the Note Balance on such Payment Date.

        "INSURED PAYMENT" means (i) as of any Payment Date, the Deficiency Amount and (ii) any Preference Amount.

        "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

        "OWNER" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, RBMG, the Issuer, Funding Co., the Company, the Depositor, the Servicer or the Sub-Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

        "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

        Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

        The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

        This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:  December 11, 1998

                                    RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2


                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Owner Trustee under the Trust Agreement


                                    By:_____________________________________
                                                Authorized Signatory


                                     A-2-4

                          CERTIFICATE OF AUTHENTICATION



            This is one of the Notes referred to in the within-mentioned Indenture.

Date:  December 11, 1998


                                    THE BANK OF NEW YORK,
                                       as Authenticating Agent


                                    By:______________________________________
                                                Authorized Signatory


                                     A-2-5

                                [Reverse of Note]

      This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Asset-Backed Notes, Series 1998-2, Class A-2 (herein called the "Class A-2 Notes"), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. Also issued under the Indenture are the Asset-Backed Notes, Series 1998-2, Class A-1 (herein called the "Class A-1 Notes" and collectively with the Class A-2 Notes, the "Notes"). To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

      The Class A-2 Notes are and will be equally and ratably secured by the Mortgage Loans in Group II of the Trust Estate and the other collateral pledged as security therefor as provided in the Indenture.

      Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof.

      As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Article X of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A-2 Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the indenture Trustee, at the direction or upon the prior written consent of MBIA Insurance Corporation (the "Note Insurer") in the absence of a Note Insurer Default, or the Holders of the Notes representing not less than 50% of the Note Balance of the Outstanding Notes of the related Class of Notes with the prior written consent of the Note Insurer in the absence of a
Note Insurer Default have declared the related Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

      The Note Insurer has issued a MBIA Insurance Policy in the name of the Indenture Trustee for the benefit of the Noteholders, which policy guarantees payments on each Payment Date to the Indenture Trustee for the benefit of the Noteholders of the related Noteholders' Percentage Interest in the Required Payment Amount for such Payment Date. Unless a Note Insurer Default shall be continuing, subject to Section 8.16 of the Indenture, the Note Insurer shall be deemed to be the Holder of 100% of the Note Balance of the Outstanding Notes of the related Class of Notes for the purpose of exercising the rights, including voting rights, of the Noteholders of the related Class of Notes under the Indenture. In addition, on each Payment Date, after the Noteholders of the related Class of Notes have been paid all amounts to which they are entitled, the Note Insurer will be entitled to be reimbursed for any unreimbursed Insured Amounts and any other amounts owed under the MBIA Insurance Policy.

      Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made


                                     A-2-6
by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

      As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer or the Note Insurer on any Payment Date on and after the date on which the related Note Balance is less than 10% of the Outstanding Note Balance of such Class as of the Closing Date.

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

      Each Beneficial Owner, by acceptance of a beneficial interest in a Note, shall be deemed to represent either (i) that it is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) that its acquisition and continued holding of such beneficial interest will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or


                                     A-2-7
the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Company, Funding Co., RBMG or the Issuer, or join in any institution against the Depositor, the Company, Funding Co., RBMG or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Depositor Sale Agreement, the Company Sale Agreement, the Funding Co. Sale Agreement, the Loan Contribution Agreement or the Servicing Agreement (the "Basic Documents").

      The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Beneficial Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer, the Note Insurer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Note Insurer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of the related Class of Notes under the Indenture at any time by the Issuer with the consent of the Note Insurer and the Holders of the related Class of Notes representing a majority of the Note Balance of all Outstanding Notes of such Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Note Balance of Outstanding Notes of the related Class of Notes, on behalf of the Holders of all the Notes of such Class, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon


                                     A-2-8
the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

      The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

      The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

      This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

      Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of the Issuer, the Company, Funding Co. or RBMG, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                     A-2-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

        -----------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:


                                     A-2-10

                                    EXHIBIT B

                             FORM OF ADDITION NOTICE

                                     [Date]

[Indenture Trustee]


            Re: Indenture, dated as of December 1, 1998, between RBMG Funding Co. Mortgage Loan Trust 1998-2 and The Bank of New York, as Indenture Trustee, relating to RBMG Funding Co. Mortgage Loan Trust 1998-2, Asset-Backed Notes, Series 1998-2, Class A-1 and Class A-2

Ladies and Gentlemen:

      Pursuant to Section 2.14 of the above-captioned Indenture, the Issuer has designated Additional Mortgage Loans to be Granted to the Indenture Trustee for inclusion in the Trust Estate on ________________, 199_, with an aggregate principal balance of $________________ with respect to those Mortgage Loans allocated to Group I, and an aggregate principal balance of $________________ with respect to those Mortgage Loans allocated to Group II. Capitalized terms not otherwise defined herein have the meaning set forth in the Indenture.

      Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                    Very truly yours,


                                    RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2


                                    By:   Wilmington Trust Company,
                                          not its individual capacity,
                                          but solely as Owner Trustee


                                          By:____________________________
                                             Name:
                                             Title:


ACKNOWLEDGED AND AGREED:

[Indenture Trustee]

By:____________________________
   Name:
   Title:

                                    EXHIBIT C

                              OFFICER'S CERTIFICATE

      RBMG Funding Co. Mortgage Loan Trust 1998-2 (the "Issuer"), hereby certifies, as follows:

            Each condition precedent specified in Section 2.14 of the Indenture, dated as of December 1, 1998 (the "Indenture") between RBMG Funding Co. Mortgage Loan Trust 1998-2 and The Bank of New York, as Indenture Trustee and each condition precedent specified in the Additional Transfer Instrument has been satisfied by the Issuer.

      Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

      IN WITNESS WHEREOF, I have hereunto signed my name.

                                    RBMG FUNDING CO. MORTGAGE LOAN TRUST 1998-2


                                    By:   Wilmington Trust Company,
                                          not its individual capacity,
                                          but solely as Owner Trustee


                                          By:____________________________
                                             Name:
                                             Title:


      Dated: December 11, 1998

                                    EXHIBIT D

                        FORM OF INVESTMENT LETTER (ERISA)

                                     [Date]

The Bank of New York
101 Barclay Street, 12th floor
New York, New York 10068

Attention:

            Re: Indenture, dated as of December 1, 1998, between RBMG Funding Co. Mortgage Loan Trust 1998-2 and The Bank of New York, as Indenture Trustee, relating to RBMG Funding Co. Mortgage Loan Trust 1998-2, Asset-Backed Notes, Series 1998-2.

Ladies and Gentlemen:

      __________________________ (the "Transferee") has today purchased in a private sale from $____________ of ___________ Asset Backed Notes, issued by RBMG Funding Co. Mortgage Loan Trust 1998-2 pursuant to an Indenture, dated as of December 1, 1998, between RBMG Funding Co. Mortgage Loan Trust 1998-2 and The Bank of New York, as Indenture Trustee, relating to RBMG Funding Co. Mortgage Loan Trust 1998-2, Asset-Backed Notes, Series 1998-2, (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. The undersigned hereby certifies and agrees on behalf of the Purchaser either:

      1. The transferee is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan; or

      2. The transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption.

                                    Very truly yours,


                                    NAME OF PURCHASER


                                          By:____________________________
                                             Name:
                                             Title:

                                      D-1